UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
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Soliciting Material Pursuant to Section 240.14a-12

CELGENE CORPORATION

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CELGENE CORPORATION 86 Morris Avenue Summit, New Jersey 07901
April 30, 2018
Dear Stockholders:
On behalf of the Board of Directors, you are cordially invited to attend the 2018 Annual Meeting of Stockholders of Celgene Corporation. The Annual Meeting will be held on Wednesday, June 13, 2018, at 1:00 p.m. Eastern Time at the offices of Celgene Corporation, 86 Morris Avenue, Summit, New Jersey 07901. The formal Notice of Annual Meeting is set forth in the enclosed material.
The matters expected to be acted upon at the Annual Meeting are described in the attached Proxy Statement. During the Annual Meeting, stockholders will have the opportunity to ask questions and comment on our business operations.
We are pleased to once again offer our proxy materials over the internet. We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of the Notice of Annual Meeting, proxy statement and proxy card. The Notice of Internet Availability contains instructions on how to access those documents over the Internet and how each of our stockholders can receive a paper copy of our proxy materials, if desired. By furnishing proxy materials over the Internet, we are lowering the costs and reducing the environmental impact of the Annual Meeting.
It is important that your views be represented. If you request a proxy card, please mark, sign and date the proxy card when received and return it promptly in the self-addressed, stamped envelope we will provide. No postage is required if this envelope is mailed in the United States. You also have the option of voting your proxy via the Internet at www.proxyvote.com or by calling toll free via a touch-tone phone at 1-800-690-6903. Proxies submitted by telephone or over the Internet must be received by 11:59 p.m. Eastern Time on June 12, 2018. Although we encourage you to complete and return a proxy prior to the Annual Meeting to ensure that your vote is counted, you can attend the Annual Meeting and cast your vote in person. If you vote by proxy and also attend the Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote.
We appreciate your investment in Celgene and urge you to cast your vote as soon as possible.
Sincerely,
Mark J. Alles
Chairman of the Board of Directors and
Chief Executive Officer
CELGENE CORPORATION | 2018 Proxy Statement

CELGENE CORPORATION 86 Morris Avenue Summit, New Jersey 07901
NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS
DATE AND TIME:	Wednesday, June 13, 2018 at 1:00 p.m. Eastern Time
LOCATION:	Celgene Corporation 86 Morris Avenue Summit, New Jersey 07901
PURPOSES:
1.
to elect twelve directors;

2.
to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

3.
to hold an advisory vote on our 2017 named executive officer compensation;

4.
to consider a stockholder proposal, if properly presented, described in more detail in the proxy statement;

5.
to consider a stockholder proposal, if properly presented, described in more detail in the proxy statement; and

6.
to transact such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

RECORD DATE:	April 19, 2018
HOW TO VOTE
YOUR VOTE IS IMPORTANT!
Please vote via one of the methods below as soon as possible to ensure that your vote is counted
BY INTERNET Visit www.proxyvote.com until June 12, 2018
BY PHONE Please call 1-800-690-6903 by June 12, 2018
BY MAIL Sign, date and return your proxy card in the stamped envelope provided
IN PERSON You can vote in person at the meeting
BY SMART DEVICE Scan the barcode to the left with any smart device and follow the instructions

DATE OF NOTICE:April 30, 2018	By order of the Board of Directors,
Mark J. Alles Chairman of the Board of Directors and Chief Executive Officer
CELGENE CORPORATION | 2018 Proxy Statement

CELGENE CORPORATION | 2018 Proxy Statement

CELGENE CORPORATION | 2018 Proxy Statement

CELGENE CORPORATION 86 Morris Avenue Summit, New Jersey 07901

PROXY STATEMENT

General Information
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Celgene Corporation, a Delaware corporation (the “Company,” “Celgene,” “we,” “our” or “us”), of proxies to be voted at our 2018 Annual Meeting of Stockholders (the “Annual Meeting” or the “Meeting”) and at any adjournment or postponement of the Meeting. The Annual Meeting will take place on June 13, 2018, beginning at 1:00 p.m., Eastern Time, at our offices, 86 Morris Avenue, Summit, New Jersey 07901. For directions, please contact Investor Relations at (908) 673-9000.
We are mailing to holders of our common stock, par value $0.01 per share (“Common Stock”), on or about April 30, 2018, a Notice of Internet Availability of Proxy Materials instead of a paper copy of the Notice of Annual Meeting, this Proxy Statement, our Annual Report on Form 10-K for fiscal 2017 and accompanying proxy card. The Notice of Internet Availability contains instructions on how to access those documents over the Internet and how each of our stockholders can receive a paper copy of our proxy materials, if desired. When we refer to our fiscal year, we mean the 12-month period ended December 31 of the stated year. Web links and addresses contained in this Proxy Statement are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement.
Frequently Asked Questions About the Annual Meeting and Voting
1.
I want to attend the Annual Meeting. What procedures must I follow?

Admission to the Annual Meeting is limited to persons who are stockholders as of the close of business on April 19, 2018 and one immediate family member; one individual designated as a stockholder’s authorized proxy holder; or one representative designated in writing to present a stockholder proposal properly brought before the Annual Meeting. In each case, the individual must have proof of ownership of Celgene Common Stock, as well as a valid government-issued photo identification, to be admitted to the Annual Meeting.
Proof of Ownership
If you plan to attend the Annual Meeting and you hold your shares in your name as a stockholder of record or your shares are held in the name of a broker, bank, or other holder of record, you will need proof of ownership of Celgene Common Stock to be admitted to the Annual Meeting. If your shares are held in the name of a broker, bank or other holder of record, your proof of ownership may be in the form of a bank or brokerage account statement.
A stockholder may appoint a representative to attend the Annual Meeting and/or vote on his/her behalf. Valid proof of appointment of a representative, such as a power of attorney or notarized letter, must be presented along with proof of ownership of Celgene Common Stock from the holder, in order for your representative to be admitted to the Annual Meeting. If you have questions, contact Investor Relations at (908) 673-9000.
Proponent of Stockholder Proposal
The proponents of the stockholder proposals included in this Proxy Statement should notify the Company in writing of any individual authorized to present the proposals at the Annual Meeting on the proponents’ behalf; this notice should be received at least two weeks before the Annual Meeting.
2.
Who is entitled to vote at the Annual Meeting?

Holders of Celgene Common Stock at the close of business on April 19, 2018 are entitled to receive the Notice of Annual Meeting and to vote their shares at the Meeting. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.
3.
How many shares of Celgene Common Stock are “outstanding”?

As of April 19, 2018, there were 726,331,264 shares of Celgene Common Stock outstanding and entitled to be voted at the Annual Meeting.

CELGENE CORPORATION | 2018 Proxy Statement

4.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered in your name with Celgene’s transfer agent, American Stock Transfer & Trust Company, LLC, you are the “stockholder of record” of those shares. This Notice of Annual Meeting and Proxy Statement and any accompanying materials have been provided directly to you by Celgene.
If your shares are held through a broker, bank or other holder of record, you hold your shares in “street name” and you are considered the “beneficial owner” of those shares. This Notice of Annual Meeting and Proxy Statement and any accompanying documents have been provided to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card they have provided you or by following their instructions for voting by telephone or on the Internet. Absent instructions from you, under applicable regulatory requirements, your broker may vote your shares on the ratification of the appointment of our independent registered public accounting firm for fiscal 2018, but may not vote your shares on the election of directors or any of the other proposals to be voted on at the Annual Meeting.
5.
How do I vote?

You may vote using any of the following methods:
By mail
Complete, sign and date the accompanying proxy or voting instruction card and return it in the prepaid envelope. If you are a stockholder of record and return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by the Board of Directors.
By telephone or on the Internet
Celgene has established telephone and Internet voting procedures for stockholders of record. These procedures are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded. Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day until 11:59 p.m., Eastern Time, on June 12, 2018.
The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. We therefore recommend that you follow their voting instructions.
If you vote by telephone or on the Internet, you do not have to return your proxy or voting instruction card.
Telephone.   You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card handy when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded.
Internet.   The website for Internet voting is www.proxyvote.com. Please have your proxy card handy when you go to the website. As with telephone voting, you can confirm that your voting instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.
You can also scan the QR Barcode below (or on your proxy card) with your smart device to access the website for Internet voting.
In person at the Annual Meeting
Stockholders who attend the Annual Meeting may vote in person at the Meeting. You may also be represented by another person at the Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspector of election with your ballot to be able to vote at the Annual Meeting.

CELGENE CORPORATION | 2018 Proxy Statement

Your vote is important. Please complete your proxy card promptly to ensure that your vote is received timely.
6.
What can I do if I change my mind after I vote?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:
•
giving written notice to the Corporate Secretary of the Company;

•
delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the Internet, in a timely manner; or

•
voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record. All shares for which proxies have been properly submitted and not revoked will be voted at the Annual Meeting.
7.
Why did I receive a “Notice of Internet Availability of Proxy Materials” but no proxy materials?

We distribute our proxy materials to certain stockholders via the Internet under the “Notice and Access” approach permitted by rules of the Securities and Exchange Commission (SEC). This approach conserves natural resources and reduces our cost of printing and distributing the proxy materials, while providing a convenient method of accessing the materials and voting. On or about April 30, 2018, we mailed a “Notice of Internet Availability of Proxy Materials” to our stockholders, containing instructions on how to access the proxy materials on the Internet.
You may also request paper or e-mail delivery of the proxy materials on or before the date provided in the Notice of Internet Availability by calling 1-800-579-1639. We will fill your request within three business days. You will also have the option to establish delivery preferences that will be applicable for all future mailings of proxy materials. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact and costs of our annual meetings. If you choose to receive future proxy materials by e-mail, you will receive an e-mail message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.
8.
Can I access the proxy materials and the fiscal 2017 Annual Report on the Internet?

This Notice of Annual Meeting and Proxy Statement and the fiscal 2017 Annual Report are available on our website at www.celgene.com. Instead of receiving future proxy statements and accompanying materials by mail, most stockholders can elect to receive an e-mail that will provide electronic links to them. Opting to access your proxy materials online will conserve natural resources, will save us the cost of reproducing documents and mailing them to you, and will give you an electronic link directly to the proxy voting site.
Stockholders of Record:   If you vote on the Internet at www.proxyvote.com, simply follow the prompts to enroll in the electronic proxy delivery service.
Beneficial Owners:   You also may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your broker, bank or other holder of record regarding the availability of this service.
9.
What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which the beneficial owner’s authorization is required under stock exchange rules.
If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE or Nasdaq rules to vote your shares on the ratification of KPMG, even if the broker does not receive voting instructions from you. However, without specific instructions from you, your broker does not have discretionary authority to vote on the election of directors, the advisory vote on 2017 executive compensation or on the stockholder proposals, in which case a broker non-vote will occur and your shares will not be voted on these matters.
10.
What is a quorum for the Annual Meeting?

The presence of the holders of Common Stock representing a majority of the voting power of all shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting, in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

CELGENE CORPORATION | 2018 Proxy Statement

11.
What are the voting requirements to elect the directors and to approve each of the proposals discussed in this Proxy Statement?

Proposals	Required Approval	Broker Discretionary Voting	Board Recommendation
Election of Directors	Majority of Votes Cast	No	FOR EACH NOMINEE
Ratification of KPMG (advisory)	Majority of Votes Cast	Yes	FOR
Approval of Executive Compensation (advisory)	Majority of Votes Cast	No	FOR
Stockholder Proposals (advisory)	Majority of Votes Cast	No	AGAINST
If you abstain from voting or there is a broker non-vote on a matter requiring a majority of the votes cast, your abstention or the broker non-vote will not affect the outcome of such vote, because abstentions and broker non-votes are not considered to be votes cast.
Election of Directors
Directors must be elected by a majority of the votes cast in uncontested elections, such as the election of directors at the Annual Meeting. This means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee. Abstentions and broker non-votes are not counted as votes “for” or “against” a director nominee. In a contested election, the required vote would be a plurality of votes cast.
Advisory Vote on Ratification of KPMG
The votes cast “for” must exceed the votes cast “against” to approve, on an advisory basis, the ratification of KPMG as our independent registered public accounting firm. Abstentions are not counted as votes “for” or “against” this proposal.
Advisory Vote on our 2017 Named Executive Officer Compensation
The votes cast “for” must exceed the votes cast “against” to approve, on an advisory basis, the compensation of our Named Executive Officers (NEOs). Abstentions and broker non-votes are not counted as votes “for” or “against” this proposal.
Advisory Vote on Stockholder Proposals
The votes cast “for” must exceed the votes cast “against” to approve, on an advisory basis, each of the stockholder proposals. Abstentions and broker non-votes are not counted as votes “for” or “against” the stockholder proposals.
12.
How will my shares be voted at the Annual Meeting?

At the Meeting, the Board of Directors (through the persons named in the proxy card or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you want your shares to be voted, your shares will be voted as the Board of Directors recommends, which is:
•
FOR the election of each of the director nominees named in this Proxy Statement;

•
FOR the ratification, on an advisory basis, of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2018;

•
FOR the approval, on an advisory basis, of the 2017 compensation of our Named Executive Officers; and

•
AGAINST each of the stockholder proposals.

13.
Could other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.
If you return your signed and completed proxy card or vote by telephone or on the Internet and other matters are properly presented at the Annual Meeting for consideration, the individuals named as proxies will have the discretion to vote on your behalf on those matters.

CELGENE CORPORATION | 2018 Proxy Statement

14.
Who will pay for the cost of the Annual Meeting and this proxy solicitation?

The Company will pay the costs associated with the Annual Meeting and solicitation of proxies, including the costs of mailing the proxy materials. In addition to solicitation by mail, our directors, officers and regular employees (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxies and proxy materials to their principals, and we will reimburse them for their expenses. We have retained Broadridge Financial Solutions to assist in the mailing, collection and administration of proxies. In addition, we have engaged each of Morrow Sodali Global LLC and Kekst and Company, Incorporated to assist with the solicitation of proxies (which may include solicitation by mail, electronically, facsimile, telephone and personal contact) for fees of approximately $150,000 and $100,000, respectively, plus expenses.

CELGENE CORPORATION | 2018 Proxy Statement

EXECUTIVE SUMMARY
Performance Highlights
2017 Highlights:
•
Net product sales: $12,973 million, an increase of 16%

•
Total revenue: $13,003 million, an increase of 16%

•
Net income: $2,940 million, an increase of 47%

•
Diluted EPS: $3.64, an increase of 46%

•
Adjusted net income*: $6,016 million, an increase of 26%

•
Adjusted diluted EPS*: $7.44, an increase of 25%

•
Share repurchases: $3,911 million

•
>525,000 patients treated with Celgene therapies

•
160 trials underway in 60 indications

•
14 pivotal trials across 7 assets and 13 indications

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25 new molecules entered preclinical or phase I development

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Invested $1,090 million in acquisitions and new collaborations

•
Presented ~400 scientific abstracts to global academic meetings

*
Adjusted net income and adjusted diluted EPS are non-GAAP financial measures. For the reconciliation of these measures to the most comparable GAAP financial measures, see Appendix A to this proxy statement. The Adjusted EPS chart above is adjusted to reflect the two-for-one common stock split effected in June 2014.

(1)
Growth Rate = Growth vs. Prior Year Period

CELGENE CORPORATION | 2018 Proxy Statement

2017 Governance Highlights
What We Do
✓	Pay for Performance	On average 88% of our NEOs’ compensation is tied to performance with clearly articulated financial, strategic and Relative Total Shareholder Return (R-TSR) objectives.
✓	Equitable Pay and Inclusive Workforce
We pay our employees equitably based on the work they do, the capabilities and experience they possess and the performance and behaviors they demonstrate. We promote a non-discriminatory and inclusive work environment that enables us to benefit from the diversity of thought that comes from a diverse and inclusive workforce.

✓	Compensation Recovery
In the event of an executive’s fraud or misconduct that results in a material negative restatement of our financial statements, we may recoup any or all of the incentive compensation paid to that executive in excess of the amounts that would have been paid based on the restated results.

✓	Risk Mitigation	Our executive compensation programs include controls that promote a responsible and balanced risk profile, such as diversification of annual and long-term objectives, multiple performance metrics, caps on payouts, stock ownership and holding requirements, and a pre-established grant schedule for equity awards.
✓	Minimum Vesting	Our annual equity awards provide for a minimum vesting period of one year.
✓	Proactive Shareholder Engagement	We maintain a robust investor outreach program that provides us ongoing feedback concerning our compensation programs and other governance matters.
✓	Share Ownership Requirements	We maintain rigorous stock ownership requirements for our Board members and NEOs.
✓	Holding Period	All vested, earned Performance Stock Units (PSUs) have a holding period of at least one year and one day after the applicable vesting date.
✓	Securities Trading Policy	We maintain a comprehensive securities trading policy which, among other matters, prohibits trading while in possession of material non-public information.
✓	Change in Control Double Trigger	In 2011, we amended our 2017 Stock Incentive Plan to eliminate the “single trigger” change in control vesting provision for equity awards granted on or after July 1, 2011 and to provide that, unless otherwise determined at grant, such equity awards vest upon an involuntary termination of employment without cause that occurs within two years following a change in control (i.e.“double trigger”).
✓	NEO Compensation Cost Analysis
The Compensation Committee ensures that our compensation programs remain aligned with the interests of our stockholders and reinforce a team-based approach to management. Among other matters, the Committee measures our NEOs’ collective compensation in relation to the collective compensation paid to officers of companies within our peer group.

✓	Independent Compensation Consultant	The independent compensation consultant, Radford, is retained directly by the Compensation Committee.
✓	Proxy Access	In 2016, our Board of Directors adopted a proxy access by-law provision permitting a stockholder or group of up to 20 stockholders owning three percent of more of our outstanding common stock to nominate and include in our proxy materials up to two (or 20% of the Board members if greater) director nominees if certain other requirements specified in our By-laws are satisfied.
✓	Special Meetings
In 2016, our Board of Directors adopted a by-law provision to provide that a special meeting of stockholders may be called by certain officers, the Board and persons beneficially owning at least 25% of our outstanding common stock.

✓	Majority Voting	Our By-laws provide that directors will be elected by a majority of the votes cast for each nominee.
✓	Lead Independent Director
The Board has designated an independent director as Lead Director who, among other things, provides guidance concerning, and approval of, the agenda for each Board meeting, presides over executive sessions of the independent directors, and acts as an intermediary between the independent directors and management.

✓	Corporate Responsibility	Since 2012, Celgene has published an annual corporate responsibility report in conformity with the guidelines and standards established by the Global Reporting Initiative. We also maintain a corporate responsibility website that can be found at the “Responsibility” link at our website.

CELGENE CORPORATION | 2018 Proxy Statement

What We Don’t Do
x	No Hedging or Pledging	Board members, executives, employees and their immediate family members are prohibited from hedging, pledging, or engaging in any derivatives trading with respect to Company securities, except with the prior approval of our CEO in extraordinary circumstances.
x	No Backdating, Below-Market Exercise Prices or Repricing of Options	Stock options are never backdated or issued with below-market exercise prices. Re-pricing of stock options without stockholder approval is expressly prohibited.
x	No Share Recycling or Evergreen Provisions Under 2017 Stock Incentive Plan	Our 2017 Stock Incentive Plan prohibits share recycling and does not contain evergreen renewal provisions.
x	No Golden Parachute Gross-up Payments	None of our NEOs has an agreement with the Company whereby we would be obligated to pay a gross-up amount for excise taxes in excess of parachute payments.
x	No Poison Pill	We do not have a “poison pill” in place that could be used as an anti-takeover measure.
x	No Dividends Payable on Options, SARs or Unvested Equity Under 2017 Stock Incentive Plan	Our 2017 Stock Incentive Plan provides that the holder of any stock option or stock appreciation right may not receive dividends with respect to the underlying shares and that the holder of any other equity award will not receive dividend payments unless the underlying shares have vested.

CELGENE CORPORATION | 2018 Proxy Statement

Stockholder Engagement Highlights
As part of our normal outreach, during 2017 we had conversations with a number of institutional and other stockholders representing approximately 20% of our outstanding shares. Additionally, our senior management team regularly engaged in meaningful dialogue with our stockholders through quarterly earnings calls, presentations and discussions at various investor conferences and other channels of communication.
In recent years, stockholder feedback has influenced elements of our compensation design and philosophy enhancements. Additionally, our engagement efforts and feedback received have also influenced our corporate governance approach, including the adoption of a proxy access by-law and a by-law amendment allowing for special meetings to be called by stockholders. Our stockholder engagement efforts during 2017 have also resulted in enhanced disclosures and presentations included in this proxy statement, including disclosures relating to our corporate responsibility and sustainability efforts and the skills and diversity of our board of directors.

CELGENE CORPORATION | 2018 Proxy Statement

Corporate Responsibility at Celgene
At Celgene, the pursuit of bold science that benefits patients is at the core of our values and our business. We strive to ensure that patients are at the heart of everything we do. In addition, we believe that we have a responsibility to the broader community and apply forward-looking best practices, strong ethical values, and exceptional integrity to every aspect of our efforts and operations.
Underlying our Company’s culture is a strong belief in corporate responsibility that is predicated on our purpose, values, and behaviors, which are the foundation of our approach to ethical and responsible business activities. This foundation reflects Celgene’s role within the global ecosystem of medical innovation in support of positive opportunities for patients, our partners, our employees, our shareholders and the environment.
We organize Celgene Corporate Responsibility around the following four pillars:
Patients First We deliver the value of innovative medicines to patients around the world with the ambitious goal of finding cures for patients with significant unmet medical needs.	Employees & Communities We nurture the commitment and passion of our people while contributing to and partnering with the communities where we work and live.

•
Recognized for industry-leading reinvestment in research and development

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Access Accelerated, a partnership of 23 biopharmaceutical companies, including Celgene, is developing innovative and sustainable solutions to improve access to treatment for noncommunicable diseases — including cancer — in low- and middle-income countries

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Celgene Cancer Care Links, a new grant program supporting cancer healthcare capacity building in resource-constrained countries around the world

•
Patients’ Partners/Celgene ChangeMakers, a commitment to shared goals amplifying the voices of patients and patient organizations around the world

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#1 biopharma partner for the Leukemia & Lymphoma Society Light the Night Walk. We support Light the Night, Pancreatic Cancer Action Network PurpleStride and Team NPF (National Psoriasis Foundation) Cycle, and match employee giving for these events

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Increased Human Rights Campaign Corporate Equality Index score to 75, reflecting diversity & inclusion-focused initiatives

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Provided charitable support to health and social service programs, science education, and local community support through sites and affiliates around the world

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Named a top employer by Science Magazine

Environment We manage our environmental footprint to promote a healthy planet.	Business with Integrity We foster a culture of excellence and integrity that governs all we do, from enabling new discoveries to ensuring that patients benefit from them.

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Advanced towards our public 2020 environmental goals, implementing initiatives to reduce carbon footprint, increased the purchasing of renewable electricity, reduced water withdrawal and reduced solid waste generation

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Achieved LEED® Gold certification for Summit East Building L, recognizing our commitment to building a healthy, sustainable future

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Ranked #7 among U.S. companies and the top health care company in the Newsweek Green Rankings for 2017

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Engaged with stakeholders on cost and value through a new film, This is Axiom, the Celgene pricing simulation and extensive engagement opportunities

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Received a score of 91.4% and was designated a “Trendsetter” for transparency and governance by the Center for Political Accountability

•
Developing a Supplier Code of Conduct, encompassing principles on ethics, labor, health and safety, and environment

•
Included on the FTSE4Good Index for high ratings across environmental, social and governance measures, and proven corporate responsibility track record

Learn more about Celgene’s approach to Corporate Responsibility in our 2017 Corporate Responsibility Report

CELGENE CORPORATION | 2018 Proxy Statement

MATTERS TO COME BEFORE THE ANNUAL MEETING
PROPOSAL ONE:   Election of Directors
Our Director Nominees
Name	Age(1)	Director Since	Nominee Committee Memberships(2)
			Audit	Nominating	Compensation	Executive
Mark J. Alles	59	2016
Richard W. Barker, D.Phil., OBE	69	2012	●
Hans E. Bishop	54	2018
Michael W. Bonney	59	2015		●		●
Michael D. Casey	72	2002			●	●
Carrie S. Cox	60	2009			●
Michael A. Friedman, M.D.	74	2011		●
Julia A. Haller, M.D.	63	2015	●
Patricia A. Hemingway Hall	65	2018	●
James J. Loughlin	75	2007			●
Ernest Mario, Ph.D.	80	2007		●		●
John H. Weiland	62	2018	●
(1)
As of June 13, 2018

(2)
As of April 19, 2018

= Denotes Chair

CELGENE CORPORATION | 2018 Proxy Statement

Summary of Director Nominee Core Competencies and Attributes
Our Board of Directors provides effective and strategic oversight to support the best interests of our Company and its stockholders. The following chart summarizes the core competencies and attributes represented by our Board nominees. More details on each director nominee’s competencies are included in the director profiles below.
Director Nominee Core Competencies
Name Current Position	Senior Leadership Abilities	Healthcare Industry Experience	Financial Expertise	Public Company Board Experience	Research/ Academia	Public Policy/ Regulatory Experience	Independent Director
Mark J. Alles Chairman and Chief Executive Officer of Celgene Corporation	●	●	●	●		●
Richard W. Barker, D.Phil., OBE Director of the Centre for Accelerating Medical Innovations	●	●		●	●	●	●
Hans E. Bishop Former CEO of Juno Therapeutics, Inc.	●	●	●	●		●
Michael W. Bonney CEO and Chairman of the Board of Kaleido Biosciences, Inc.	●	●	●	●			●
Michael D. Casey Independent Lead Director of Celgene Corporation and Director of Abaxis, Inc.	●	●	●	●			●
Carrie S. Cox Chairman of the Board and Chief Executive Officer of Humacyte, Inc.	●	●	●	●			●
Michael A. Friedman, M.D. Emeritus Chief Executive Officer of City of Hope	●	●		●	●	●	●
Julia A. Haller, M.D. Ophthalmologist-in-Chief of the Wills Eye Hospital	●	●			●	●	●
Patricia A. Hemingway Hall Former CEO of Health Care Service Corporation	●	●	●	●		●	●
James J. Loughlin Former National Director of the Pharmaceuticals Practice at KPMG LLP	●	●	●	●		●	●
Ernest Mario, Ph.D. Chairman of the Board of Soleno Therapeutics, Inc. and Chimerix, Inc.	●	●	●	●		●	●
John H. Weiland Former President and COO of C.R. Bard, Inc.	●	●	●	●			●

CELGENE CORPORATION | 2018 Proxy Statement

Directors and Nominees
At the Annual Meeting, twelve directors nominated by our Board of Directors and based on the recommendation of the Nominating, Governance and Compliance Committee of the Board of Directors (referred to as the Nominating Committee), are to be elected, each to hold office (subject to our By-laws) until the next annual meeting and until his or her successor has been elected and qualified. All nominees for director currently serve as directors and, except for John Weiland, Patricia Hemingway Hall and Hans Bishop, who were appointed to the Board in 2018, were elected by the stockholders at the 2017 Annual Meeting.
Each nominee has consented to being named as a nominee in this proxy statement and to serve if elected. If any nominee listed in the table above should become unavailable for any reason, which the Board of Directors does not anticipate, the proxy will be voted for any substitute nominee or nominees who may be selected by the Board of Directors prior to or at the Annual Meeting. Directors will be elected by an affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy. There are no family relationships between any of our directors and executive officers. The information concerning the nominees and their security holdings has been furnished by them to us.
As discussed elsewhere in this proxy statement, in evaluating director nominees, the Nominating Committee considers, among other things, integrity, business experience, financial acumen, leadership abilities, familiarity with our businesses and businesses similar or analogous to ours, and the extent to which a candidate’s knowledge, skills, background and experience are already represented by other members of our Board of Directors. Listed below are our directors and director nominees with their biographies. In addition, we have summarized for each director the reasons why such director has been chosen to serve on our Board of Directors.
Name	Age(1)	Position
Mark J. Alles	59	Chairman of the Board and Chief Executive Officer
Richard W. Barker, D.Phil., OBE	69	Director
Hans E. Bishop	54	Director
Michael W. Bonney	59	Director
Michael D. Casey	72	Director
Carrie S. Cox	60	Director
Michael A. Friedman, M.D.	74	Director
Julia A. Haller, M.D.	63	Director
Patricia A. Hemingway Hall	65	Director
Gilla Kaplan, Ph.D.(2)	71	Director
James J. Loughlin	75	Director
Ernest Mario, Ph.D.	80	Director
John H. Weiland	62	Director
(1)
As of June 13, 2018.

(2)
Dr. Kaplan will retire from the Board effective in June 2018 and will not stand for re-election.

Mark J. Alles — Chairman and Chief Executive Officer, Celgene Corporation
Mark J. Alles was appointed Chief Executive Officer as of March 1, 2016, was elected to our Board of Directors in February 2016 and was elevated to Chairman of the Board in February 2018. Mr. Alles was our President and Chief Operating Officer from August 2014 through February 2016. Prior to that, Mr. Alles served as Executive Vice President and Global Head of Hematology and Oncology from December 2012 until July 2014, and was also Celgene’s Chief Commercial Officer. Mr. Alles joined Celgene in April 2004 and was Vice President, Global Hematology Marketing until March 2009 when he was promoted to President of the Americas Region. Responsibility for commercial operations in Japan and the Asia Pacific Region was added in July 2011. Before joining Celgene, he was Vice President of the U.S. Oncology business unit at Aventis Pharmaceuticals and served in other senior commercial management roles at Aventis (Rhône-Poulenc Rorer) from 1993-2004. After earning his B.S. degree from Lock Haven University of Pennsylvania and serving as a Captain in the United States Marine Corps, Mr. Alles began his 30-year career in the pharmaceutical industry at Bayer and worked at Centocor before its acquisition by Johnson & Johnson. He is a member of the Board of Directors of the Pharmaceutical Manufacturers of America (PhRMA), the European Federation of the Pharmaceutical Industries and Associations (EFPIA), and serves on the Board of Gilda’s Club NYC, a non-profit organization dedicated to helping families of people living with cancer.

CELGENE CORPORATION | 2018 Proxy Statement

Specific Qualifications, Skills and Experience
• extensive knowledge of Celgene’s business gained from his operational, commercial, and senior management positions
• substantial prior business experiences at other leading biopharmaceutical companies
• involvement in setting our long-term growth strategy
• significant contributions to our superior operating performance
• leadership skills developed while serving as an officer in the United States military
Richard W. Barker, D.Phil., OBE — Director of the Centre for Accelerating Medical Innovations
Richard W. Barker has served as one of our Directors and a member of the Audit Committee of our Board of Directors since January 2012. Dr. Barker was formerly Director General of the Association of the British Pharmaceutical Industry (ABPI), a pharmaceutical industry trade association in the United Kingdom, from 2004 to 2011, and served on the Board and Executive Committee of the European Federation of Pharmaceutical Industries and Associations (EFPIA) and as a Council Member of the International Federation of Pharmaceutical Manufacturers & Associations (IFPMA). Dr. Barker is currently Director of the Centre for the Advancement of Medical Innovations (CASMI), Director of Precision Medicine PLC, a UK government research entity, Chairman of the Health Innovation Network of South London, UK, Chairman of International Health Partners, a UK charity providing donated medicines to crisis situations, and Chairman of Image Analysis Group, a company applying advanced algorithmic analysis to medical images.
Specific Qualifications, Skills and Experience
• experienced healthcare sector leader and strategist
• distinguished career with more than 20 years’ experience in the healthcare industry
• senior leadership roles in the United States, the United Kingdom and elsewhere internationally
• experience in the pharmaceutical, biotechnology and medical informatics sectors
• broad perspective on policies and issues facing both healthcare systems and the pharmaceutical industry
Hans E. Bishop — Former Chief Executive Officer of Juno Therapeutics, Inc.
Hans E. Bishop was elected to our Board of Directors in April 2018. Mr. Bishop was a co-founder and served as President and Chief Executive Officer of Juno Therapeutics, Inc. from 2013 until April 2018, and was a member of its Board of Directors from 2013 until Juno’s acquisition by the Company in March 2018. Mr. Bishop previously served as a member of the Board of Directors of Avanir Pharmaceutics, Inc., a publicly-traded biopharmaceutical company, from May 2012 to January 2015, when Avanir was sold to Otsuka Pharmaceuticals Co., Ltd. He worked with Warburg Pincus as an Executive in Residence from February 2012 until July 2013. Prior to this, Mr. Bishop served as Executive Vice President and Chief Operating Officer at Dendreon Corporation, a publicly-traded biopharmaceutical company, from January 2010 to September 2011. Mr. Bishop has also served as the President of the Specialty Medicine business at Bayer Healthcare Pharmaceuticals Inc. from December 2006 to January 2010, where he was responsible for a diverse portfolio of neurology, oncology and hematology products. Mr. Bishop was employed by Chiron Corporation, a global biotechnology company, from January 2004 to August 2006, with commercial responsibilities that included service as its Senior Vice President of Global Commercial Operations until its sale to Novartis Corporation. Mr. Bishop received a B.Sc. in Chemistry from Brunel University in London in 1987. Mr. Bishop serves on the Board of Directors of Agilent Technologies, Inc. and is a member of the Compensation and the Nominating/Corporate Governance committees.
Specific Qualifications, Skills and Experience
• over 30 years’ experience in the healthcare industry
• significant operational and executive leadership experience
• membership on public company boards
• experience in strategic, financial and operations management, risk oversight, regulatory and public policy matters, and business strategy affecting the healthcare industry.

CELGENE CORPORATION | 2018 Proxy Statement

Michael W. Bonney — CEO and Chairman of the Board of Kaleido Biosciences, Inc.
Michael W. Bonney was elected to our Board of Directors in April 2015. Mr. Bonney was a member of the Audit Committee from April 2015 to April 2018 and was appointed as a member of the Nominating Committee and the Executive Committee in April 2018. Mr. Bonney is currently the CEO and Chairman of the Board of Kaleido Biosciences, Inc. From January to July 2016, Mr. Bonney was a Partner of Third Rock Ventures, LLC, a leading healthcare venture firm. Prior thereto, Mr. Bonney served as Chief Executive Officer and a member of the Board of Directors of Cubist Pharmaceuticals Inc. (Cubist) (a subsidiary of Merck & Co., Inc. as of January 2015) from June 2003 until his retirement on December 31, 2014. From January 2002 to June 2003, Mr. Bonney served as Cubist’s President and Chief Operating Officer, and from 1995 to 2001, he held various positions of increasing responsibility at Biogen, Inc., a biopharmaceutical company, including Vice President, Sales and Marketing from 1999 to 2001. Prior to joining Biogen, Mr. Bonney held various positions of increasing responsibility in sales, marketing and strategic planning at Zeneca Pharmaceuticals, ending his eleven-year career there serving as National Business Director. Since 2014, Mr. Bonney has been a director of Alnylam Pharmaceuticals, Inc., a biopharmaceutical company, where he serves on the Audit Committee, and was elected Chairman of the Board in December 2015. In February 2016, he was elected to the Board of Directors of Global Blood Therapeutics, Inc., a clinical-stage biopharmaceutical company, and serves on the Compensation Committee and the Nominating and Corporate Governance Committee. He is also a Trustee of the Tekla complex of life sciences and healthcare dedicated funds, where he serves on the Valuation Committee and Chairs the Governance Committee and the Nominating Committee. Mr. Bonney was a Director of NPS Pharmaceuticals, Inc., a biopharmaceutical company from 2005 until its sale to Shire plc in February 2015, where he was a member of the Audit and Compensation Committees and Chaired the Governance Committee. Mr. Bonney received a B.A. in Economics from Bates College and now Chairs its Board of Trustees.
Specific Qualifications, Skills and Experience
• extensive operational, commercial, and senior management experience
• experience serving on the board of directors (and certain key standing committees) of other companies and trade organizations
• significant experience in senior leadership roles in the biopharmaceutical industry
• audit committee financial expert (as that term is defined in the regulations of the SEC)
Michael D. Casey — Independent Lead Director of Celgene Corporation; Director of Abaxis, Inc.
Michael D. Casey has served as one of our Directors since August 2002, and has been our independent Lead Director since June 2007, the Chairman of the Nominating Committee and a member of the Executive Committee since December 2006, and a member of the Management Compensation and Development Committee (referred to as the Compensation Committee) since April 2006. Mr. Casey was a member of the Audit Committee from August 2002 through December 2006. From September 1997 to February 2002, Mr. Casey served as the Chairman, President, Chief Executive Officer and a director of Matrix Pharmaceutical, Inc. From November 1995 to September 1997, Mr. Casey was Executive Vice President at Schein Pharmaceutical, Inc. In December 1996, he was appointed President of the retail and specialty products division of Schein Pharmaceutical, Inc. From June 1993 to November 1995, he served as President and Chief Operating Officer of Genetic Therapy, Inc. Mr. Casey was President of McNeil Pharmaceutical (a unit of Johnson & Johnson) from 1989 to June 1993 and Vice President, Sales and Marketing for Ortho Pharmaceutical Corp. (a subsidiary of Johnson & Johnson) from 1985 to 1989. Mr. Casey is also a Director of Abaxis Inc. (and a member of its Compensation Committee). Mr. Casey served as a Director of Allos Therapeutics, Inc. through January 2010, AVI BioPharma (now Sarepta Therapeutics, Inc.) through June 2010 and Durect Corporation through December 2013.
Specific Qualifications, Skills and Experience
• significant experience and leadership as President, Chief Executive Officer and senior officer of several pharmaceutical companies
• previous service as a director of several pharmaceutical/biotech companies
• long standing Board member with unique in-depth knowledge of and contributions to Celgene
• Lead Director of Celgene since 2007
Carrie S. Cox — Chairman of the Board and Chief Executive Officer of Humacyte, Inc.
Carrie S. Cox has served as one of our Directors since December 2009, and a member of the Audit Committee from March 2010 to April 2018. Ms. Cox was appointed as a member of the Compensation Committee in April 2018. Ms. Cox currently serves as the Chairman of the Board of Directors and Chief Executive Officer of Humacyte, Inc., a privately-held regenerative medicine company

CELGENE CORPORATION | 2018 Proxy Statement

primarily focused on developing novel human tissue-based investigational products for applications in regenerative medicine and vascular surgery. Ms. Cox served as Executive Vice President of Schering-Plough and President of Schering-Plough’s Global Pharmaceutical Business until November 3, 2009 when Schering-Plough merged with Merck & Co., Inc. Prior to joining Schering-Plough, Ms. Cox served as President of Pharmacia Corporation’s pharmaceutical business until its merger with Pfizer Inc. in 2003. Ms. Cox is a member of the Board of Directors of Texas Instruments and has served on their Audit and Compensation Committees, and is a member of the Board of Directors of Cardinal Health, Inc. and sits on its Compensation Committee. Ms. Cox is a graduate of the Massachusetts College of Pharmacy.
Specific Qualifications, Skills and Experience
• distinguished career in global healthcare
• significant experience and leadership serving in executive positions of some of the largest and most successful multi-national healthcare companies in the world
• responsibility for financial performance and significant capital and research and development investments
Michael A. Friedman, M.D. — Emeritus Chief Executive Officer of City of Hope
Michael A. Friedman, M.D. has served as one of our directors since February 2011 and a member of the Nominating Committee since April 2011. Dr. Friedman is the emeritus Chief Executive Officer of City of Hope, a leading cancer research, treatment and education institution, as well as Director of the organization’s Comprehensive Cancer Center and holder of the Irell & Manella Cancer Center Director’s Distinguished Chair. Before leading City of Hope, Dr. Friedman was Senior Vice President of Research and Development, Medical and Public Policy for Pharmacia Corporation and Chief Medical Officer for biomedical preparedness at PhRMA. Additionally, Dr. Friedman has served as Deputy Commissioner for the U.S. Food and Drug Administration (FDA), later serving as Acting Commissioner, and as Associate Director of the National Cancer Institute, National Institutes of Health. Since 2004, Dr. Friedman has served on the Independent Citizens’ Oversight Committee which governs the California Institute for Regenerative Medicine and oversees the implementation of California’s stem cell research effort. Dr. Friedman is a member of the Board of Directors of MannKind Corporation (and a member of its Compensation Committee), Smith & Nephew plc. and Intuitive Surgical, Inc. He is also a member of the Board of Trustees of Tulane University.
Specific Qualifications, Skills and Experience
• valuable scientific and operational expertise
• leadership skills from extensive background in cancer research and public health
• senior officer of a leading research institution
• deputy and acting commissioner of the FDA
• executive officer of a major pharmaceutical company
Julia A. Haller, M.D. — Ophthalmologist-in-Chief of the Wills Eye Hospital
Julia A. Haller, M.D. was elected to our Board of Directors in October 2015 and is a member of the Audit Committee. Dr. Haller is Ophthalmologist-in-Chief of the Wills Eye Hospital in Philadelphia, PA where she holds the William Tasman, M.D. Endowed Chair. She serves as Professor and Chair of the Department of Ophthalmology at Jefferson Medical College of Thomas Jefferson University and Thomas Jefferson University Hospitals, and is Co-Director of the Wills Vision Research Center at Jefferson. In 1986, Dr. Haller served as the first female Chief Resident at the Wilmer Eye Institute at Johns Hopkins and later joined the Johns Hopkins faculty. She was named the inaugural Katharine Graham Professor of Ophthalmology in 2002, and the inaugural Robert Bond Welch, M.D. Professor of Ophthalmology in 2006. In 2007, Dr. Haller assumed leadership of Wills Eye Hospital and serves as a member of the Compensation Committee. Dr. Haller, one of the world’s most renowned retina surgeons and clinician-scientists, has received numerous academic and professional honors and awards and has published over 300 scientific articles and book chapters. Dr. Haller, who has been closely involved in the early stage development of many new vision therapies and surgical procedures, received her A.B. from Princeton University magna cum laude and her M.D. from Harvard Medical School. She is a member of numerous international scientific advisory boards and data and safety monitoring committees, is a past member of the Board of Trustees of Princeton University and has served as a consultant to Walter Reed Army Medical Center and The Children’s Hospital of Philadelphia.
Specific Qualifications, Skills and Experience
• valuable scientific, clinical research, managerial and operational expertise

CELGENE CORPORATION | 2018 Proxy Statement

• leadership skills from her extensive background in research, development of innovative therapies and public health
• significant insight and guidance with regard to our long-term strategy and vision
Patricia A. Hemingway Hall — Former Chief Executive Officer of Health Care Service Corporation
Patricia A. Hemingway Hall was elected to our Board of Directors in April 2018 and is a member of the Audit Committee. Ms. Hemingway Hall served as President and Chief Executive Officer of Health Care Service Corporation (“HCSC”), a mutual health insurer, from 2008 until her retirement in 2015. Previously, she held several leadership positions at HCSC since 1993, including President and Chief Operating Officer from 2007 to 2008, Executive Vice President of Internal Operations from 2006 to 2007, President of BlueCross and BlueShield of Texas, a division of HCSC, from 2001 – 2005 and Senior Vice President from 1998 – 2001. Prior to joining HCSC, Ms. Hemingway Hall held senior positions with several healthcare and health insurance companies and started her career as a critical care nurse. Ms. Hemingway Hall serves as a member of the Board of Directors, and a member of the Audit Committee, of Cardinal Health, Inc. and ManpowerGroup Inc.
Specific Qualifications, Skills and Experience
• over 30 years’ experience in the healthcare and insurance industries
• significant operational and executive leadership experience, including leading the fourth health insurer in the U.S.
• membership on public company boards and civic organizations
• experience in strategic, financial and operations management, risk oversight, regulatory and public policy matters, and business strategy affecting the healthcare industry.
Gilla Kaplan, Ph.D. — Director of the Global Health Program, Tuberculosis, at the Bill and Melinda Gates Foundation
Gilla Kaplan, Ph.D. has served as one of our directors since April 1998, is a member of the Nominating Committee and, before April 2015, was a member of the Audit Committee. Dr. Kaplan was appointed Director of the Global Health Program, Tuberculosis, at the Bill and Melinda Gates Foundation in January 2014. She previously served as Senior Advisor to the Global Health Program, Tuberculosis and member of the International Scientific Advisory Committee for the Global Health Program of the Bill and Melinda Gates Foundation. Dr. Kaplan was head of the Laboratory of Mycobacterial Immunity and Pathogenesis at The Public Health Research Institute Center at the New Jersey Medical School, Newark, New Jersey, where she was appointed full Member in 2002 and Assistant Director in 2006. Dr. Kaplan also was previously appointed, in 2005, Professor of Medicine at the University of Medicine and Dentistry of New Jersey. Prior to that, Dr. Kaplan was an immunologist in the Laboratory at Cellular Physiology and Immunology at The Rockefeller University in New York where she was an Associate Professor. Dr. Kaplan will retire from the Board effective June 13, 2018 and will not stand for re-election.
Specific Qualifications, Skills and Experience
• valuable scientific expertise from her distinguished career in medical research
• leadership skills as evidenced by her current role as Director of the Global Health Program, Tuberculosis at the Bill and Melinda Gates Foundation
• significant expertise in the field of immunology
• long standing Board member with unique in-depth knowledge of and contributions to Celgene
James J. Loughlin — Former National Director of the Pharmaceuticals Practice at KPMG LLP
James J. Loughlin has served as one of our Directors since January 2007, as Chairman of the Audit Committee since June 2008 and a member of the Compensation Committee since June 2008. Mr. Loughlin served as the National Director of the Pharmaceuticals Practice at KPMG LLP (KPMG), and a five-year term as member of the Board of Directors of KPMG. Additionally, Mr. Loughlin served as Chairman of the Pension and Investment Committee of the KPMG Board from 1995 through 2001. He also served as Partner in charge of Human Resources, Chairman of the Personnel and Professional Development Committee, Secretary and Trustee of the Peat Marwick Foundation and a member of the Pension, Operating and Strategic Planning Committees. Mr. Loughlin serves as a member of the Board of Directors and Chairman of the Audit Committee of Edge Therapeutics, Inc., a publicly-traded biopharmaceutical company.

CELGENE CORPORATION | 2018 Proxy Statement

Specific Qualifications, Skills and Experience
• valuable experiences as National Director of the Pharmaceuticals Practice at KPMG
• five-year term as member of the Board of Directors of KPMG and Chairman of the Pension and Investment Committee of KPMG Board
• service on various committees and foundations
• extensive background in accounting and financial reporting
• audit committee financial expert (as that term is defined in the regulations of the SEC)
Ernest Mario, Ph.D. — Chairman of the Board of Soleno Therapeutics, Inc. and Chimerix, Inc.
Ernest Mario, Ph.D. has served as one of our Directors since August 2007, as a member of the Nominating Committee since August 2007, as a member of the Executive Committee since June 2008, and as Chairman of the Compensation Committee since August 2014. Dr. Mario is a former Deputy Chairman and Chief Executive of Glaxo Holdings plc and a former Chairman and Chief Executive Officer of ALZA Corporation. He also serves as Chairman of Soleno Therapeutics Inc. (formerly Capnia, Inc.) and Chimerix, Inc., and as a Director of Tonix Pharmaceuticals Holding Corp. (member of the Compensation Committee) and Eyenovia Inc. (member of the Audit Committee and the Compensation Committee). Dr. Mario previously served as a Director of Boston Scientific Corporation, Kindred Biosciences Inc., Maxygen Inc., VIVUS Inc. and XenoPort Inc. In 2007, Dr. Mario was awarded the Remington Medal by the American Pharmacists Association, pharmacy’s highest honor. Dr. Mario earned a B.S. in Pharmacy from Rutgers University and a M.S. and a Ph.D. in Physical Sciences from the University of Rhode Island.
Specific Qualifications, Skills and Experience
• extensive executive leadership experience
• in-depth industry knowledge leading several pharmaceutical companies
• membership on public company boards and foundations
• experience in financial and operations management, risk oversight, and quality and business strategy
John H. Weiland — Former President and COO of C.R. Bard, Inc.
John H. Weiland was elected to our Board of Directors in February 2018 and is a member of the Audit Committee. Mr. Weiland was President and Chief Operating Officer of C. R. Bard, Inc. from 2003 through 2017 when Bard was acquired by Becton Dickinson. He was also a director of Bard from 2005 through 2017 and most recently served as the Vice Chairman of the Board of Directors. Mr. Weiland joined Bard in 1996 and prior to becoming President and COO held the position of Group President, with global responsibility for Bard Medical Division, Bard Urological Division, Davol Inc., Bard Endoscopic Technologies Division and Bard’s Worldwide Manufacturing Operations. Mr. Weiland also had responsibility for Bard’s businesses in Latin America, Mexico, Canada, the Far East and Japan. Prior to Bard, he served as Senior Vice President North America Group for Dentsply International, with general management responsibility for the eleven operating divisions of that world’s leading dental products manufacturer. He is a director of West Pharmaceutical Services, Inc. since 2007 and the Horatio Alger Association. Mr. Weiland graduated from DeSales University with a B.S. degree and earned an M.B.A. degree from New York University.
Specific Qualifications, Skills and Experience
• over 40 years in healthcare industry
• significant operational and executive leadership experience
• in-depth industry knowledge leading a pre-eminent healthcare company
• membership on public company boards and foundations
• experience in financial and operations management, risk oversight, regulatory and legislative matters and business strategy affecting our industry.
RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE ELECTION OF EACH NOMINEE UNDER PROPOSAL ONE

CELGENE CORPORATION | 2018 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
The table below sets forth the beneficial ownership of Common Stock as of April 19, 2018 (except as otherwise noted) by (i) each director, (ii) each Named Executive Officer for fiscal 2017 (as defined below), (iii) all of our current directors and executive officers as a group and (iv) all persons known by the Board of Directors to be beneficial owners of more than five percent of the outstanding shares of Common Stock. Shares of Common Stock subject to options that are exercisable or that will become exercisable within 60 days after April 19, 2018 and restricted stock units (RSUs) that will vest within 60 days of April 19, 2018 are deemed outstanding and reflected in the amount of beneficial ownership column and for computing the ownership percentage of the stockholder holding such securities, but are not deemed outstanding for computing the ownership percentage of any other stockholder. Vested RSUs are included as Common Stock. Shares underlying Performance Stock Units (PSUs) are not deemed outstanding until earned and are not included in the table. As of April 19, 2018, there were 726,331,264 shares of Common Stock outstanding. Unless otherwise noted, the address of each stockholder listed in the table is c/o Celgene Corporation, 86 Morris Avenue, Summit, New Jersey 07901.
Name and Address of Beneficial Ownership	Amount and Nature of Beneficial Ownership	Percent of Class
Robert J. Hugin	3,699,014(1)	*
Mark J. Alles	695,352(2)	*
Peter N. Kellogg	360,006(3)	*
Scott A. Smith	452,156(4)	*
S. J. Rupert Vessey, MA, BM BCh, FRCP, D.Phil.	162,171(5)	*
Richard W. Barker, D.Phil., OBE	103,646(6)	*
Hans E. Bishop	33,088(7)	*
Michael Bonney	44,550(8)	*
Michael D. Casey	288,145(9)	*
Carrie S. Cox	150,580(10)	*
Michael A. Friedman, M.D.	74,488(11)	*
Julia A. Haller, M.D.	32,750(12)	*
Patricia A. Hemingway Hall	10,000(13)	*
Gilla Kaplan, Ph.D.	262,392(14)	*
James J. Loughlin	214,318(15)	*
Ernest Mario, Ph.D.	127,537(16)	*
John Weiland	10,000(17)	*
All directors and executive officers as a group (17 persons)	2,859,042(2)(3)(5)-(17)	*
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	55,502,167(18)	7.6%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	54,614,215(19)	7.5%
*
Less than one percent (1%)

(1)
Consists of 1,005,506 shares of Common Stock, 2,541,678 shares of Common Stock underlying stock options, 641 shares of Common Stock held in our 401(k) Plan for the benefit of Mr. Hugin, 141,589 shares of Common Stock held by a family foundation of which Mr. Hugin is a trustee, and 9,600 shares of Common Stock owned by Mr. Hugin’s children, as of Mr. Hugin’s retirement date on February 5, 2018.

(2)
Consists of 184,127 shares of Common Stock, 501,669 shares of Common Stock underlying stock options, 6,056 shares of Common Stock held in our 401(k) Plan and 3,500 shares of Common Stock underlying RSUs vesting within 60 days (subject to share withholding for taxes on the vesting date) for the benefit of Mr. Alles.

(3)
Consists of 47,331 shares of Common Stock, 308,695 shares of Common Stock underlying stock options, 480 shares of Common Stock held in our 401(k) Plan and 3,500 shares of Common Stock underlying RSUs vesting within 60 days (subject to share withholding for taxes on the vesting date) for the benefit of Mr. Kellogg.

(4)
Consists of 49,419 shares of Common Stock, 396,317 shares of Common Stock underlying stock options, 2,920 shares of Common Stock held in our 401(k) Plan and 3,500 shares of Common Stock underlying RSUs vesting within 60 days (subject to share withholding for taxes on the vesting date) for the benefit of Mr. Smith, as of Mr. Smith’s termination of employment on April 2, 2018.

CELGENE CORPORATION | 2018 Proxy Statement

(5)
Consists of 2,950 shares of Common Stock, 158,023 shares of Common Stock underlying stock options, 417 shares of Common Stock held in our 401(k) Plan and 781 shares of Common Stock underlying RSUs vesting within 60 days (subject to share withholding for taxes on the vesting date) for the benefit of Dr. Vessey.

(6)
Consists of 11,846 shares of Common Stock, 90,800 shares of Common Stock underlying stock options and 1,000 shares of Common Stock underlying RSUs vesting within 60 days (subject to share withholding for taxes on the vesting date).

(7)
Consists of 23,088 shares of Common Stock and 10,000 shares of Common Stock underlying stock options.

(8)
Consists of 41,500 shares of Common Stock underlying stock options, 2,375 shares of Common Stock held by a family trust of which Mr. Bonney is trustee and 675 shares of Common Stock underlying RSUs vesting within 60 days (subject to share withholding for taxes on the vesting date).

(9)
Consists of 102,054 shares of Common Stock held by a family trust of which Mr. Casey is a trustee, 185,082 shares of Common Stock underlying stock options and 1,009 shares of Common Stock underlying RSUs vesting within 60 days (subject to share withholding for taxes on the vesting date). Mr. Casey disclaims beneficial ownership over the shares of Common Stock held by the family trust.

(10)
Consists of 23,880 shares of Common Stock, 120,500 shares of Common Stock underlying stock options and 6,200 shares of Common Stock underlying RSUs vesting within 60 days (subject to share withholding for taxes on the vesting date).

(11)
Consists of 15,641 shares of Common Stock held by a family trust of which Dr. Friedman is a trustee, 55,800 shares of Common Stock underlying stock options and 3,047 shares of Common Stock underlying RSUs vesting within 60 days (subject to share withholding for taxes on the vesting date).

(12)
Consists of 575 shares of Common Stock, 31,500 shares of Common Stock underlying stock options and 675 shares of Common Stock underlying RSUs vesting within 60 days (subject to share withholding for taxes on the vesting date).

(13)
Consists of 10,000 shares of Common Stock underlying stock options.

(14)
Consists of 76,301 shares of Common Stock, 185,082 shares of Common Stock underlying stock options and 1,009 shares of Common Stock underlying RSUs vesting within 60 days (subject to share withholding for taxes on the vesting date).

(15)
Consists of 24,361 shares of Common Stock, 185,082 shares of Common Stock underlying stock options, 1,800 shares of Common Stock owned by family trusts of which Mr. Loughlin’s spouse is a trustee and 3,075 shares of Common Stock underlying RSUs vesting within 60 days (subject to share withholding for taxes on the vesting date).

(16)
Consists of 55,404 shares of Common Stock, 70,800 shares of Common Stock underlying stock options, 324 shares of Common Stock owned by Dr. Mario’s spouse and 1,009 shares of Common Stock underlying RSUs vesting within 60 days (subject to share withholding for taxes on the vesting date).

(17)
Consists of 10,000 shares of Common Stock underlying stock options.

(18)
Information regarding BlackRock, Inc., as of December 31, 2017, was obtained from an amendment to Schedule 13G filed by BlackRock, Inc. with the SEC on January 29, 2018.

(19)
Information regarding The Vanguard Group, Inc. as of December 31, 2017, was obtained from a Schedule 13G filed by The Vanguard Group, Inc. with the SEC on February 8, 2018.

CELGENE CORPORATION | 2018 Proxy Statement

CORPORATE GOVERNANCE
Board Independence
No director will be deemed to be independent unless the Board of Directors affirmatively determines that the director has no other material relationship with us, directly or as an officer, stockholder or partner of an organization that has such a relationship with us. The Board of Directors observes all criteria for independence established by Nasdaq under its applicable Listing Rules. The Board of Directors has determined that all but one of our non-employee directors, constituting all but two of our directors, may be classified as “independent” within the meaning of Rule 5605(a)(2) of the Nasdaq Listing Rules. Executive sessions of our independent directors are convened in conjunction with each regularly scheduled Board of Directors meeting.
Board Meetings; Committees and Membership
General
The Board of Directors held nine meetings during fiscal 2017, five of which meetings were held over a period of two consecutive days. During fiscal 2017, each of the directors then in office attended more than 75% of the aggregate of  (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of all committees of the Board on which such director served. Our policy is to encourage our Board members to attend all annual meetings and any special meetings of stockholders. All but one of our then directors attended the 2017 Annual Meeting.
We maintain the following standing committees of the Board of Directors: the Executive Committee, the Compensation Committee, the Nominating Committee and the Audit Committee. Except for the Executive Committee, each committee is comprised entirely of directors who are “independent” within the meaning of Rule 5605(a)(2) of the Nasdaq Listing Rules. Other than the Executive Committee, each committee acts pursuant to a separate written charter, and each such charter has been adopted and approved by the Board of Directors. A copy of the Charters of the Audit Committee, the Compensation Committee and the Nominating Committee, as well as our Corporate Governance Guidelines, are available on our website at www.celgene.com by choosing the “Investor Relations” link and clicking on the “Corporate Governance” section.
The Executive Committee
The Executive Committee held a number of informal meetings during fiscal 2017. The Executive Committee has and may exercise all of the powers and authority of our full Board of Directors, subject to certain exceptions.
The Management Compensation and Development Committee (the “Compensation Committee”)
The Compensation Committee held seven formal meetings and a number of informal meetings during fiscal 2017. The Compensation Committee annually reviews and approves the total compensation packages for all executive officers, considers modifications of existing compensation and benefit programs and the adoption of new compensation and benefit plans, administers the plans and reviews and makes recommendations to the Board of Directors regarding the compensation of non-employee members of the Board of Directors. Additionally, the Compensation Committee periodically reviews our leadership development plans and succession planning. The Compensation Committee has (i) the full power and authority to interpret the provisions and supervise the administration of our 1992 Long-Term Incentive Plan, our 2017 Stock Incentive Plan and our 2014 Equity Incentive Plan (formerly known as the Juno Therapeutics, Inc. 2014 Equity Incentive Plan), (ii) the full power and authority to administer and interpret the Celgene Corporation 2005 Deferred Compensation Plan (the “Nonqualified Plan”) and (iii) the authority to review all matters relating to our personnel.
Compensation Committee Consultant
The Compensation Committee has retained Radford, an Aon Hewitt Company, to which we refer as “Radford,” as its independent compensation consultant since 2004. Based on the six factors for assessing independence and identifying potential conflicts of interest that are set forth in SEC Rule 10C-1(b)(4) under the Securities Exchange Act of 1934, as amended (referred to herein as the Exchange Act), the Nasdaq Listing Rules and such other factors as were deemed relevant under the circumstances, our Compensation Committee has determined that Radford is independent and the work Radford performed on behalf of the Compensation Committee did not raise any conflict of interest. Radford regularly meets with the Compensation Committee and provides advice regarding the design and implementation of our executive compensation programs, as well as our director compensation programs. In particular, Radford:
•
reviews and makes recommendations regarding executive and non-employee director compensation (including amounts and forms of compensation);

CELGENE CORPORATION | 2018 Proxy Statement

•
provides market data and performs competitive market analyses; and

•
assists in the preparation of certain of our compensation-related disclosures included in this proxy statement.

In providing its services to the Compensation Committee, with the Compensation Committee’s knowledge, Radford may contact our management from time to time to obtain data and other information from us and to work together in the development of proposals and alternatives for the Compensation Committee to review and consider. In fiscal 2017, the cost of Radford’s executive compensation and director compensation consulting services was $172,098.
In addition, in fiscal 2017, with the knowledge and consent of the Compensation Committee, (i) Aon Consulting, an affiliate of Radford, was retained by us to provide global employee benefits and compensation consulting services, (ii) Aon Risk Services, an affiliate of Radford, was retained by us for various insurance-related consulting services, and (iii) Radford Surveys, an affiliate of Radford, was retained by us for various compensation surveys. In fiscal 2017, the aggregate cost of such other consulting services was $62,200.
The Compensation Committee regularly evaluates the nature and scope of the services provided by Radford. The Compensation Committee approved the fiscal 2017 executive and non-employee director compensation consulting services of Radford described above. Although the Compensation Committee was aware of the nature of the services performed by Aon Consulting, Aon Risk Services and Radford Surveys, the Compensation Committee did not review and approve such services as those services were reviewed and approved by management in the ordinary course of business.
In order to ensure that Radford is independent, Radford is engaged by, takes direction from, and reports to, only the Compensation Committee and, accordingly, only the Compensation Committee has the right to terminate or replace Radford at any time. Further, Radford maintains certain internal controls within Aon which include, among other things:
•
Radford is managed separately from Aon and performance is measured solely on the Radford business;

•
no commissions or cross revenue is provided to Aon in the event that Aon introduces Radford to an account, and no Aon staff member is paid commissions or incentives for Radford services;

•
Radford is not rewarded for selling Aon services nor is Radford required to cross-sell services;

•
Radford maintains its own account management structure, contact database and IT network and its survey data is on a separate IT platform from Aon; and

•
no member of Radford’s team is involved in, or sits on, any Aon committee for purposes of selling Aon services.

The Nominating, Governance and Compliance Committee
The Nominating Committee held five meetings in fiscal 2017. The Nominating Committee determines the criteria for nominating new directors, recommends to the Board of Directors candidates for nomination to the Board of Directors, oversees the evaluation of the Board of Directors, develops and recommends to the Board of Directors appropriate corporate governance guidelines, and oversees certain of the Company’s corporate compliance efforts (excluding financial compliance and reporting and overseeing compliance with the requirements of the U.S. Foreign Corrupt Practices Act, which are the responsibilities of the Audit Committee). The Nominating Committee’s process to identify and evaluate candidates for nomination to the Board of Directors includes consideration of candidates for nomination to the Board of Directors recommended by stockholders. Such stockholder recommendations must be delivered to our Corporate Secretary, together with the information required to be filed in a proxy statement with the SEC regarding director nominees, and each such nominee must consent to serve as a director if elected, no later than the deadline for submission of stockholder nominations as set forth in our By-laws and under the section of this proxy statement entitled “Stockholder Nominations — Advance Notice.” In considering and evaluating such stockholder recommendations that have been properly submitted, the Nominating Committee will apply substantially the same criteria that the Nominating Committee believes must be met by a Nominating Committee-recommended nominee as described below. To date, we have not received any recommendation from stockholders requesting that the Nominating Committee consider a candidate for inclusion among the Nominating Committee’s slate of nominees in our proxy statement.
In evaluating director nominees, the Nominating Committee currently considers the following factors:
•
our needs with respect to the particular competencies and experience of our directors;

•
familiarity with our business and businesses similar to ours;

•
financial acumen and corporate governance experience; and

CELGENE CORPORATION | 2018 Proxy Statement

•
our desire that our Board reflect diversity with respect to, among other matters, professional and operational experience, scientific and academic expertise, international background, gender, race and ethnicity.

The Nominating Committee identifies nominees first by evaluating the current members of the Board of Directors willing to continue in service. If any member of the Board does not wish to continue in service or if the Nominating Committee or the Board of Directors decides not to re-nominate a member for re-election, the Nominating Committee will identify the required skills, background and experience of a new nominee, in tandem with prevailing business conditions, and will source relevant candidates and present to the Board of Directors suggestions as to individuals who meet the required criteria. The Nominating Committee utilizes the services of an outside search firm to assist it in finding appropriate nominees for the Board of Directors.
The Audit Committee
The Audit Committee held ten meetings in fiscal 2017. Messrs. Loughlin and Bonney are “audit committee financial experts” within the meaning of the rules of the SEC and, as such, under Rule 5605(c)(2)(A) of the Nasdaq Listing Rules, they each are presumed to satisfy that rule’s requirement regarding financially sophisticated audit committee members. The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. In fulfilling its responsibility, the Audit Committee appoints, subject to advisory stockholder ratification, our independent registered public accounting firm. The Audit Committee also reviews our consolidated financial statements and the adequacy of our internal controls. The Audit Committee meets at least quarterly with our management and our independent registered public accounting firm to review and discuss the results of audits or reviews of our consolidated financial statements, the evaluation of the effectiveness of our internal control over financial reporting and disclosure controls and procedures, the overall quality of our financial reporting and appropriate application of our critical accounting policies and to approve any related person transactions (as defined below). The Audit Committee’s responsibility is to monitor and oversee these processes, including the activities of our internal audit function. The Audit Committee meets separately, at least quarterly, with the independent registered public accounting firm. In addition, the Audit Committee oversees our existing procedures for the receipt, retention and handling of complaints related to auditing, accounting and internal control issues, including the confidential, anonymous submission by employees, vendors, customers or others with concerns on accounting and auditing matters, as well as, other matters relating to the Company.
Related Person Transaction Policies and Procedures
At the beginning of each calendar year, each member of our Board of Directors and each executive officer is required to complete an extensive questionnaire that we utilize when preparing our annual proxy statement, as well as our Annual Report on Form 10-K. The purpose of the questionnaire is to obtain information from directors and executive officers to verify disclosures about them that are required to be made in these documents. Regarding related person transactions, the questionnaire serves two purposes: first, to remind each executive officer and director of their obligation to disclose any related person transactions in which they have or will have a direct or indirect material interest (or a transaction in which their family members or entities in which they hold an interest have a material interest) and in which we participate that in the aggregate exceed $120,000 (“related person transaction”) that might arise in the upcoming year; and second, to ensure disclosure of any related person transaction that is currently proposed or that occurred since the beginning of the preceding year. When completing the questionnaire, each director and executive officer is required to report any such transaction, as well as any payments (including any non-cash payment) by anyone other than the Company or its subsidiaries for services performed for the Company or its subsidiaries. If a reported or proposed related person transaction is identified, the Audit Committee will review the relevant facts and circumstances, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account our Code of Business Conduct, and either approve, ratify or disapprove the related person transaction. The Audit Committee will also review the material terms of any agreements or arrangements between a director and any third party relating to compensation for services performed for the Company or its subsidiaries and direct that such arrangements be disclosed in the Company’s annual proxy materials or other public reports as appropriate.
There have been no reportable related person transactions requiring the review, ratification or approval of the Audit Committee since the beginning of fiscal 2017.
As previously disclosed, on March 6, 2018, we completed the acquisition of Juno Therapeutics, Inc. (“Juno”). Hans Bishop, who was elected to our Board of Directors in April 2018, was the President and Chief Executive Officer of Juno until the termination of his employment in April 2018. In connection with the completion of the acquisition, based on publicly filed reports, Mr. Bishop held shares of Juno common stock for which he received an aggregate payment of approximately $197 million. In addition, Mr. Bishop held equity awards of Juno that were payable as a consequence of the acquisition having an aggregate value at the acquisition price per share of approximately $87 million (inclusive of excise tax reimbursement). Also, as a consequence of the acquisition and his termination of employment in April 2018, Mr. Bishop received or will receive an aggregate of approximately $2 million (inclusive of excise tax reimbursement) in respect of change in control related payments.

CELGENE CORPORATION | 2018 Proxy Statement

Compensation Committee Interlocks and Insider Participation
Each member of the Compensation Committee is an independent director within the meaning of the Nasdaq Listing Rules. There were no interlocks among any of the members of the Compensation Committee and any of our executive officers.
Financial Officer Code of Ethics
We have adopted a Financial Officer Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer and other financial professionals. This Financial Officer Code of Ethics is posted on our website at www.celgene.com and may be accessed by choosing the “Investor Relations” link and clicking on the “Corporate Governance” section. We intend to satisfy the disclosure requirements regarding any amendment to, or a waiver of, any provision of the Financial Officer Code of Ethics by posting such information on our website. We undertake to provide to any person a copy of this Financial Officer Code of Ethics upon request to our Corporate Secretary at our principal executive offices.
Stockholder Nominations — Advance Notice
Our By-laws provide that nominations for the election of directors may be made at an annual meeting: (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof); or (b) by any stockholder who (i) is a stockholder of record on the date of the giving of the notice and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) complies with the notice procedures set forth in the By-laws and summarized below.
In addition to any other applicable requirement for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to our Corporate Secretary. To be timely, a stockholder’s notice to the Corporate Secretary must be delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to the date of the annual meeting; provided that in the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder (in order to be timely) must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.
To be in proper written form, a stockholder’s notice to the Corporate Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director: (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class or series and number of shares of our capital stock which are owned beneficially or of record by the person; and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice: (i) the name and record address of such stockholder; (ii) the class or series and number of shares of our capital stock which are owned beneficially or of record by such stockholder; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in his or her notice; and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and serving as a director if elected.
Stockholder Engagement
We believe that good corporate governance should include year-round engagement with our stockholders. We believe that we have a robust stockholder outreach program led by a cross-functional team, which includes members of our Investor Relations, Legal, Global Corporate Communications and Finance departments.
Through this outreach, we solicit feedback on our executive compensation program, corporate governance and disclosure practices and respond to questions regarding our policies and strategic goals. We share feedback we receive with our Compensation Committee, Nominating Committee and Board of Directors.
As part of our normal outreach, during 2017 we had conversations with a number of our institutional and other stockholders representing approximately 20% of our outstanding shares. Additionally, our senior management team regularly engaged in meaningful dialogue with our stockholders through our quarterly earnings calls, presentations and discussions at various investor conferences and other channels of communication.

CELGENE CORPORATION | 2018 Proxy Statement

In recent years, stockholder feedback has influenced certain of our compensation design and philosophy enhancements. Additionally, our engagement efforts and feedback received have also influenced certain corporate governance actions, such as the adoption of a proxy access by-law and a by-law amendment allowing for special meetings to be called by stockholders. Our stockholder engagement efforts during 2017 have also resulted in enhanced disclosures and presentations included in this proxy statement, including disclosures relating to our corporate responsibility and sustainability efforts and the skills and diversity of our board of directors.
Communication With Our Board
Our Board of Directors remains committed to establishing a continuous dialogue with stockholders and has determined that, to facilitate communications with the Board of Directors, or any individual member or any Committee of the Board of Directors, stockholders should direct all communication in writing to our Corporate Secretary at our principal executive offices. Our Corporate Secretary will forward all such correspondence to the Board of Directors, individual members of the Board of Directors or applicable chairpersons of any Committee of the Board of Directors, as appropriate.
Board Leadership Structure
Our Corporate Governance Guidelines provide that the Board will determine “whether, at any given point in time, the roles of the Chief Executive Officer and Chair of the Board will be separate or combined.” The Board has been flexible in exercising its judgment on behalf of stockholders’ interests to choose the leadership structure that the Board believes will address the evolving needs and circumstances of the Company, taking into account the dynamic demands of our business, our senior executive succession planning and other factors.
Early in 2018, the Board approved organizational changes that it believes have positioned the Company for continued long-term growth. Among these changes were Mark Alles’ elevation to the role of Chairman of the Board of Directors in addition to his duties as Chief Executive Officer, a position he has held since 2016. Mr. Alles has served Celgene in other senior executive positions for fourteen years and possesses unique knowledge about the Company and its operations. The Board believes that this combination of responsibilities is optimal for Celgene at this time, as it will enhance our Board’s oversight by leveraging the knowledge of our Chief Executive Officer without diminishing his accountability to the full Board of Directors, eleven members of which are currently independent. Upon effectiveness of Dr. Kaplan’s retirement in June 2018, ten of our remaining twelve directors will be independent.
Additionally, Michael Casey continues to serve as our independent Lead Director, a Board leadership position he has held since 2007. In accordance with our Corporate Governance Guidelines, the independent Lead Director:
•
provides guidance concerning, and approval of, the agenda for each Board meeting;

•
presides over executive sessions of the independent directors that are held in connection with each regular meeting of the Board;

•
communicates with the Chair and the CEO after each executive session of the independent directors to provide feedback and to effectuate the decisions and recommendations of the independent directors;

•
serves as Chair of the Nominating Committee, and, in that capacity, leads the annual board evaluation;

•
plays a leading role in the annual performance evaluation of the CEO and in CEO succession planning;

•
serves on the Compensation Committee; and

•
acts as liaison between the independent directors and management on a regular basis and when communication out of the ordinary course is appropriate.

Mr. Casey is actively involved with the Company and devotes a significant amount of time and energy to fulfilling his responsibilities as Lead Director. In addition to the items listed above, he meets regularly, and works closely with, our Chairman and CEO, and other senior members of management, as well as with other management and non-management employees. He also speaks regularly with the independent chairs of our other Board committees and with each of our Non-Employee Directors, promoting the candid exchange of ideas among the Board members. Moreover, in his capacity as Lead Director and Chair of our Nominating Committee, Mr. Casey provides leadership in the areas of corporate governance, Board composition, succession planning and other governance-related matters.
The Board believes that our current leadership structure, together with our independent Lead Director, meets the Company’s current needs by, among other things:

CELGENE CORPORATION | 2018 Proxy Statement

•
enabling efficient communication between management and the Board;

•
delineating the independent Lead Director’s and other independent directors’ oversight roles from the Chairman and other management’s strategic and operational roles;

•
facilitating discussions by the Board of key and appropriate issues in a timely and constructive manner;

•
providing clarity for our key stakeholders on corporate leadership and accountability; and

•
augmenting the knowledge of the Chairman and CEO with respect to our strategy, operations and financial condition and, in turn, communicating that to the Board and external stakeholders.

Board of Directors Role in Risk Oversight
In connection with its oversight responsibilities, the Board of Directors, including through the Audit Committee, Nominating Committee and Compensation Committee, periodically assesses the significant risks that we face. These risks include financial, legal, technological, competitive, operational and compensation-related risks. The Board, together with the Chairman and Chief Executive Officer, the Chief Financial Officer, management representatives of the relevant functional areas (e.g. internal audit, legal, regulatory and compliance groups, operational management, human resources, etc.) and representatives of each of our primary operating subsidiaries, reviews and monitors the identification, assessment and mitigation of the material risks affecting our operations.
Section 16(a) Beneficial Ownership Reporting Compliance
Pursuant to Section 16(a) of the Exchange Act, each of our directors, executive officers and any person beneficially owning more than 10 percent of the outstanding shares of Common Stock is required to report his, her or its ownership of Common Stock and any change in that ownership, on a timely basis, to the SEC. Based solely upon a review of SEC Forms 3, 4 and 5 and amendments thereto furnished to us during or with respect to fiscal 2017, we believe that all applicable acquisitions and dispositions of Common Stock, including grants of options and awards under our 2017 Stock Incentive Plan, were filed on a timely basis for fiscal 2017.

CELGENE CORPORATION | 2018 Proxy Statement

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (CD&A) provides an overview of our overall compensation philosophy and practices for the following individuals whom we refer to as our Named Executive Officers (NEOs) for fiscal 2017.
Name	Title
Robert J. Hugin(1)	Former Executive Chairman
Mark J. Alles(1)	Chairman and Chief Executive Officer
Peter N. Kellogg	Executive Vice President and Chief Financial Officer
Scott A. Smith(2)	Former President and Chief Operating Officer
S. J. Rupert Vessey, MA, BM BCh, FRCP, D.Phil.	President, Research & Early Development
(1)
Effective February 5, 2018, Mr. Hugin retired from the Company and Mr. Alles was appointed Chairman of the Board of Directors.

(2)
Effective April 2, 2018, Mr. Smith’s employment with the Company terminated.

Celgene is building a global preeminent biopharmaceutical company focused on the discovery, development and commercialization of innovative therapies for patients with cancer, immune-inflammatory, and other unmet medical needs. Each of our currently employed NEOs is fully engaged in company-wide strategic planning and decision-making aimed at ensuring our long-term success through delivering on annual and long-term financial goals and through continuing to innovate, develop and commercialize life-changing drugs for our patients. The full biographies for Messrs. Alles and Kellogg and Dr. Vessey are provided elsewhere in this proxy statement under “Additional Information Regarding Executive Officers — Executive Officers.”
2017 Key Performance Highlights
In 2017, we continued to execute our strategy of delivering industry-leading growth, while continually expanding and advancing a diverse pipeline of future innovative therapies for patients with high-unmet medical needs. We advanced several priority programs while achieving $13 billion in revenue (which was consistent with the 2017 guidance) and exceeded the high-end of our adjusted EPS target range we set for 2017 performance. More than 525,000 patients were treated with a Celgene medicine in 2017, and we continue to significantly invest in research and development and strategic business development to increase our opportunities to bring forward transformative therapies to patients. During 2017, we licensed BGB-A317, strengthening our solid tumor portfolio and worked to lay the foundation for the acquisitions of Impact Biomedicines, Inc. and Juno Therapeutics, Inc., both announced in the first quarter of 2018.

CELGENE CORPORATION | 2018 Proxy Statement

Five-Year Cumulative Total Shareholder Return
Assessing five-year cumulative total shareholder return, a $100 investment in the Company’s Common Stock on December 31, 2012 would have grown 166% to approximately $266 on December 31, 2017, as depicted in the chart below. The total shareholder return on the Company’s Common Stock is compared to the same investment, over the same period, in the S&P 500, the NASDAQ Composite and the NASDAQ Biotechnology comparator groups.
	Cumulative Total Return*
	Dec. 2012	Dec. 2013	Dec. 2014	Dec. 2015	Dec. 2016	Dec. 2017
Celgene Corporation	$100	$215.33	$285.10	$305.24	$295.02	$265.99
S&P 500	$100	$132.04	$149.89	$151.94	$169.82	$206.49
NASDAQ Composite	$100	$139.89	$160.47	$171.83	$187.03	$242.34
NASDAQ Biotechnology	$100	$165.93	$222.94	$249.18	$196.00	$238.39
*
Value of  $100 invested on December 31, 2012 in stock or index, including reinvestment of dividends (if applicable), for each subsequent fiscal year ended December 31.

Compensation Philosophy
Our executive compensation programs are designed to reward progress in advancing our drug development pipeline and achievement of financial and operational results while aligning the annual and long-term interests of our executives with those of our stockholders. This approach enables us to structure a program that drives the creation of long-term value to patients and our stockholders while maintaining a balanced and appropriate risk profile. Our executive compensation philosophy focuses on four core principles as a framework for which the Compensation Committee approves objectives, measures performance and determines compensation actions for our NEOs:
Value Creation:
•
In setting target pay and making compensation decisions, the Compensation Committee balances the historical and sustained performance of each NEO with expected future contributions to his/her functional areas and to the broader management of the Company.

Pay for Performance:
•
Our practice of directly linking compensation to achievement of both annual and long-term financial and strategic goals drives strong performance, aligns the interest of our executives with the interests of our stockholders and results in increased

CELGENE CORPORATION | 2018 Proxy Statement

stockholder value. Our Compensation Committee believes in an appropriate mix of long-term versus annual objectives and has designed our annual and long-term programs to overlap financial metrics to highlight the importance of achieving both annual and long-term goals. We believe this approach reduces the risks that actions might be taken to sacrifice long-term growth to meet annual targets.
Team-Based:
•
The Compensation Committee reviews and approves objectives and makes compensation decisions based on the NEOs’ performance not only against the specific strategy and objectives of the function(s) for which he/she is responsible, but also against each NEOs’ engagement in broader, long-term enterprise-wide management. Aligning each NEOs’ variable pay to the Company’s overall strategic objectives reinforces a team-based management approach and encourages holistic results. As part of this team-based approach, we also strive to create and maintain internal fairness in our compensation arrangements.

Market Competitiveness:
•
We operate in a highly complex and competitive business environment that requires attracting, retaining and engaging executives capable of leading our business. For compensation purposes, the Compensation Committee does not target a specific percentile within our peer group; rather, benchmark data is used as a reference point when making compensation determinations. The Compensation Committee, with the input of Radford (its independent compensation consultant), periodically reviews and selects our peer group. The companies in our peer group have comparable revenue, market capitalization and reflect our primary competitors for executive talent. We also consider various surveys, including the Radford Global Life Sciences Survey, SIRS Executive Compensation Survey and Willis Towers Watson U.S. CDB Pharmaceutical Executive Database. Our peer group used for compensation decisions consists of:

Current Peer Group
Abbvie Inc.	Bristol-Meyers Squibb Company
Alexion Pharmaceuticals	Eli Lilly and Company
Allergan plc.	Gilead Sciences Inc.
Amgen Inc.	Merck & Company
Biogen Inc.	Regeneron Pharmaceuticals

CELGENE CORPORATION | 2018 Proxy Statement

Highlights of Our Compensation Practices
We maintain high governance standards pertaining to the oversight of our executive compensation programs. As in prior years, the following compensation policies and practices were in effect during 2017:
What We Do
✓	Pay for Performance	On average 88.0% of our NEOs’ compensation is tied to performance with clearly articulated financial, strategic and Relative Total Shareholder Return (R-TSR) objectives.
✓	Equitable Pay and Inclusive Workforce	We pay our employees equitably based on the work they do, the capabilities and experience they possess and the performance and behaviors they demonstrate. We promote a non-discriminatory and inclusive work environment that enables us to benefit from the diversity of thought that comes from a diverse and inclusive workforce.
✓	Compensation Recovery	In the event of an executive’s fraud or misconduct that results in a material negative restatement of our financial statements, we may recoup any or all of the incentive compensation paid to that executive in excess of the amounts that would have been paid based on the restated results. We may also cancel unvested equity compensation or require the executive to repay any gains realized in excess of the amount that would have been paid to that executive based on the restated results.
✓	Risk Mitigation
Our executive compensation programs include controls that promote a responsible and balanced risk profile:
•
Diversification of annual and long-term objectives for incentive plans;

•
Multiple metrics within each incentive plan that are balanced and weighted so as not to encourage focus on a single metric to the exclusion of others;

•
Caps on payouts under our annual and long-term incentive award programs;

•
Stock ownership and holding requirements; and

•
Pre-established grant schedule for NEOs’ equity awards as set by our Compensation Committee

✓	Minimum Vesting	Our annual equity awards provide for a minimum vesting period of one year.
✓	Proactive Shareholder Engagement	We maintain a robust investor outreach program that enables us to obtain ongoing feedback concerning our compensation programs and other governance matters.
✓	Share Ownership Requirements
We maintain rigorous stock ownership requirements for our Board Members and NEOs as described below:
•
During 2017, both our Executive Chairman and CEO had share ownership requirements equal to a value of six times annual base salary, and both exceeded this requirement.

•
Each of our other NEO’s share ownership requirement is equal to a value of three times annual base salary. With the exception of Dr. Vessey who was hired in 2015, all of our other NEOs meet or exceed this requirement.

•
Each Board member’s share ownership requirement is five times the current annual retainer. See “Director Compensation — Stock Ownership Requirements for Non-Employee Directors” for more information.

✓	Holding Period	In addition to share ownership requirements, there is a holding period on all shares issued on vested PSUs of at least one year and one day after the applicable vesting date. These holding periods further align compensation and value delivered to stock performance and long-term value to our stockholders.
✓	Securities Trading Policy	We maintain a comprehensive securities trading policy which provides, among other things, that our employees who possess material non-public information regarding Celgene may not disclose or trade while in possession of such information or buy or sell our securities during any designated blackout period. Individuals classified as “insiders” (which include our NEOs) and related persons (as defined in the policy) generally may not buy or sell our securities at any time without prior approval, except under approved Rule 10b5-1 trading plans.
✓	Change in Control Double Trigger	In 2011, we amended our 2017 Stock Incentive Plan to eliminate the “single trigger” change in control vesting provision for equity awards granted on or after July 1, 2011 and to provide that, unless otherwise determined at grant, such equity awards vest upon an involuntary termination of employment without cause that occurs within two years following a change in control (i.e. “double trigger”).

CELGENE CORPORATION | 2018 Proxy Statement

What We Do
✓	NEO Compensation Cost Analysis	To ensure that our compensation programs remain aligned with the interests of our stockholders and to further reinforce a team-based approach to management, the Compensation Committee considers the stockholder advisory vote on executive compensation and measures our NEOs’ collective compensation in relation to the collective compensation paid to named executive officers of companies within our peer group.
✓	Independent Compensation Consultant	The independent compensation consultant, Radford, is retained directly by the Compensation Committee.
What We Don’t Do
x	No Hedging or Pledging
Board members, executives, employees and their related persons (as defined in our Securities Trading Policy) are prohibited from hedging, pledging, or engaging in any derivatives trading with respect to Company stock, without the prior approval of the CEO in extraordinary circumstances.

x	No Backdating or Repricing	Stock options are never backdated or issued with below-market exercise prices. Re-pricing of stock options without stockholder approval is expressly prohibited.
x	No Share Recycling or Evergreen Provisions	Our 2017 Stock Incentive Plan prohibits share recycling and does not contain an evergreen renewal provision.
x	No Golden Parachute Gross-up Payments Under 2017 Stock Incentive Plan
None of our NEOs currently have an agreement with the Company whereby we would be obligated to pay a gross-up for excise taxes in excess of parachute payments as defined in Internal Revenue Code (IRC) Section 280G.

x	No Dividends Payable on Options, SARs or Unvested Equity Under 2017 Stock Incentive Plan	Our 2017 Stock Incentive Plan provides that the holder of any stock option or stock appreciation right may not receive dividends with respect to the underlying shares and that the holder of any other equity award will not receive dividend payments unless the underlying shares have vested.
Say on Pay – Advisory Vote on Executive Compensation – 95%

At the 2017 Annual Meeting of Stockholders, we conducted our seventh annual non-binding advisory vote on executive compensation paid to our NEOs. Approximately 95% of the votes cast were in favor of our NEO compensation as described in the 2017 proxy statement. The Compensation Committee reviewed these final vote results, which reinforced our pay for performance philosophy, and the Compensation Committee also determined that the structure of our executive compensation policies continues to be appropriately aligned to the achievement of Company goals and objectives and stockholder best interests.

2017 Pay for Performance Alignment
A significant percentage of compensation awards to our NEOs is variable, performance-based compensation which is “at risk.” Each NEO’s compensation is designed to reward the achievement of financial objectives, progress in advancing our drug development pipeline and achievement of other operational goals, while aligning the annual and long-term interests of our executives with those of our stockholders.

CELGENE CORPORATION | 2018 Proxy Statement

Our NEOs’ total target compensation consists of three elements: base salary, annual incentives and long-term incentives. The Compensation Committee also believes in minimal use of perquisites as they do not reinforce our pay-for-performance philosophy. For our NEOs, the mix of compensation is weighted toward long-term, performance-based pay, as reflected in the 2017 charts below:
Approximately 87% of our Former Executive Chairman’s target compensation is performance-based.
Approximately 90% of our CEO’s target compensation is performance-based.
Approximately 87% of our Other NEOs’ target compensation is performance-based.

Compensation Element		Description	Performance Measurements/Considerations
Base Salary		• Fixed cash-based compensation that is reflective of each NEO’s contributions, experience, responsibilities and potential to contribute to our future success	• Reviewed annually and adjusted as appropriate
Performance-Based	Annual Incentives: Management Incentive Plan (MIP)	• Variable cash-based compensation • Focuses executives on achieving annual financial and strategic results and builds the foundation for long-term value creation	• 56% Financial objectives • 28% Total Revenue • 28% Adjusted EPS(1) • 44% Strategic corporate objectives
Long-Term Incentives (LTI) - Equity
•
Designed to motivate and reward for sustained, evidenced, high-value contributions that drive on-going success and provide direct alignment to stockholders

•
LTI granted in the form of equity via:

•
50% Stock Options

•
30% Performance Stock Units (PSUs)

•
20% Restricted Stock Units (RSUs)

•
PSUs reward three-year financial and R-TSR results

•
Opportunity for additional grants based on achievement of performance objectives and value creation. Employee Board members are not eligible for grants for director service.

•
Stock Options

•
Performance-based and should remain a significant portion of each NEO’s long term incentives, providing value only if there is future stock price appreciation

•
PSUs

•
37.5% - Three-year Total Revenue

•
37.5% - Three-year Adjusted EPS(1)

•
25% - Three-year R-TSR

•
RSUs

•
Promotes retention and stock ownership, and focuses NEOs on enhancing stockholder value

Long-Term Incentives (LTI) - Cash
•
Changed to PSUs in fiscal 2015, except for Dr. Vessey who received an award under our 2015–2017 and 2016–2018 LTIP cycles

•
Payable in cash or restricted shares, at discretion of Compensation Committee

• 37.5% - Three-year Total Revenue • 37.5% - Three-year Adjusted EPS(1) • 25% - Three-year R-TSR
Other		• Health and Welfare Benefits • 401(k) Match • Reimbursement for tax and financial services up to $15,000 annually
(1)
In addition to financial information prepared in accordance with U.S. GAAP, this document also contains adjusted financial measures based on management’s view of performance. Further information relevant to the interpretation of adjusted financial measures may be found on Appendix A to this proxy statement and our website at www.Celgene.com in the “Investor Relations” section.

CELGENE CORPORATION | 2018 Proxy Statement

Roles and Responsibilities
Role of the Compensation Committee
The Compensation Committee oversees and administers our executive compensation and benefit programs, establishing base salary, incentive compensation, including equity awards, and any other compensation for our NEOs, including reviewing and approving the CEO’s recommendations for the compensation of NEOs and other officers of the Company (other than the CEO) who are determined to be subject to the reporting requirements of Section 16 of the Exchange Act. In addition, the Compensation Committee, in conjunction with the Board of Directors, reviews and approves the CEO’s performance and compensation levels. The detailed roles and responsibilities of the Compensation Committee are set forth in its written charter adopted by our Board of Directors, which can be found on our website, www.celgene.com, under the “Corporate Governance” section of the site. The Compensation Committee also ensures that the total compensation paid to our NEOs is reasonable, competitive and achieves the goal of delivering results and enhancing the long-term value to our stockholders.
Role of the Chairman and CEO
As Chairman, Mr. Alles leads the Company’s Board of Directors, and in his role as CEO makes recommendations to the Compensation Committee regarding the setting of performance objectives for the Company. After the Company’s objectives are established, the CEO works with each NEO to determine how his respective function(s) will contribute to the overall annual and long-term goals of the Company. To this end, at the beginning of each fiscal year, the CEO establishes goals and objectives with each NEO that are designed to advance his functional areas, while promoting achievement of overall corporate performance goals. At the conclusion of each fiscal year, the CEO evaluates the actual performance of each NEO via our performance management process and recommends appropriate salary adjustments and incentive awards to the Compensation Committee via our compensation review process. The final salary adjustments and incentive awards to NEOs are approved solely by the Compensation Committee.
Role of the Compensation Consultant
The Compensation Committee has retained Radford as its independent compensation consultant to assist in the continual development and evaluation of compensation plans and programs and the Compensation Committee’s determinations of compensation awards. The Compensation Committee’s consultant attends Compensation Committee meetings, at the request of the Compensation Committee, and provides third-party and benchmarking data, independent analyses, advice and industry expertise on plan design, best practices and compensation regulations. The Compensation Committee’s consultant also proposes executive compensation levels within our plans.
At the request of the Compensation Committee, Radford reviews briefing materials prepared by management and outside advisors to management and advises the Compensation Committee on matters covered in the materials, ensuring the consistency of proposals with the Compensation Committee’s compensation philosophy and comparisons to programs at peer companies. Also at the request of the Compensation Committee, Radford prepares its own analyses and reports, including positioning of plans and programs within the context of competitive market analyses designed to ensure that our plans and programs reinforce the principles within our compensation philosophy.
The Compensation Committee has assessed the independence of Radford pursuant to SEC rules and concluded that no conflict of interest exists that would prevent it from serving as an independent consultant to the Compensation Committee. For more information about the Compensation Committee’s engagement of Radford, please see “Board Meetings; Committees and Membership — Compensation Committee Consultant.”

CELGENE CORPORATION | 2018 Proxy Statement

Elements of Our Compensation Programs for NEOs & 2017 Compensation Actions
Base Salary
Base salaries provide fixed cash compensation to each of our NEOs. As a reflection of our performance culture, base salary adjustments are reviewed annually by the Compensation Committee. In its capacity as consultant, each year, at the request of the Compensation Committee, Radford provides an analysis of the competitive landscape within our industry and our peer group as additional context in which the Compensation Committee makes base salary decisions. The Compensation Committee considers the following factors when determining base salaries:
•
scope of responsibilities and experience

•
annual and sustained performance

•
expected future contribution and ability to deliver value to stockholders

•
analysis of internal pay alignment, external market conditions and competitive positioning

Base Salary for Fiscal 2017
The 2017 base salary increases for each of our NEOs are as follows:
NEO	2016 Salary	2017 Salary	Effective Date of Salary Adjustment	% Increase	Reason
Robert J. Hugin	$1,500,000	$1,500,000	n/a	0%	No increase, current salary at the time of transition from CEO to Executive Chairman was determined by our Compensation Committee to be appropriate for the new role.
Mark J. Alles	$1,100,000	$1,300,000	3/1/2017	18%	Reflects merit increase, performance increase and continued movement toward a more competitive level of base salary.
Peter N. Kellogg	$850,000	$875,500	3/1/2017	3%	Merit and performance increase
Scott A. Smith(1)	$700,000	$875,000	3/1/2017	25%	Increase due to promotion to COO role
S. J. Rupert Vessey, MA, BM BCh, FRCP, D.Phil.	$675,000	$695,300	3/1/2017	3%	Merit and performance increase
Annual Bonus
Annual incentives are determined under our Corporate Management Incentive Program (MIP). The MIP is a variable pay plan designed to focus NEOs on annual goals and objectives that are established to drive the annual and long-term success of our business. The Compensation Committee reviews and approves each plan year’s targets and performance metrics under the MIP to ensure that they are challenging and commensurate with our annual and long-term business plan. The target annual incentive award opportunity for each of our NEOs represents a percentage of base salary earned in the fiscal year. Each year, Radford, in its capacity as consultant, at the request of the Compensation Committee provides an analysis of the competitive landscape within our industry and our peer group as additional context in which the Compensation Committee makes individual bonus target decisions. In 2017, the bonus target range for NEOs was 80% – 150% of base salary earned in the fiscal year. For all of our NEOs, actual payments made under the MIP are calculated based 100% on our corporate performance objectives as approved by the Compensation Committee. The maximum potential bonus payout was 200% of their annual bonus target. The minimum payout for all NEOs was zero. Awards generally are payable at the end of February following the year to which the performance goals relate.

CELGENE CORPORATION | 2018 Proxy Statement

Setting Fiscal 2017 Corporate MIP Targets
In December 2016, the Compensation Committee determined that Adjusted EPS(1), total revenue and certain non-financial measures continued to be appropriate measures for use in connection with the fiscal 2017 MIP. In January 2017, the Compensation Committee finalized and approved these targets for the fiscal 2017 MIP. The Compensation Committee believes that these measures, balanced with our long-term objective of maintaining a significant research and development reinvestment rate, fuel our long-term growth, best serve our patients and reflect true operating performance. The corporate performance measures for fiscal 2017 were based on the following components and associated weights with a max of 200% of achievement:
56% Financial Objectives
•
28% on total revenue — Target range of  $13.00 – $13.4 billion

•
28% on Adjusted EPS(1) — Target range of  $7.10 – $7.25 per share

44% Non-Financial Objectives (Selected Strategic Corporate Objectives)
•
advancement of our hematology clinical and regulatory pipeline: REVLIMID® in newly diagnosed multiple myeloma transplant eligible maintenance and non-Hodgkin’s lymphoma; POMALYST®/IMNOVID® in relapsed refractory multiple myeloma; and our late-stage pipeline assets in myeloid diseases;

•
advancement of our oncology clinical and regulatory pipeline: ABRAXANE® in breast cancer, as adjuvant therapy in surgically resected pancreatic cancer, and in immune oncology combination therapies;

•
advancement of our inflammation and immunology clinical and regulatory pipeline: OTEZLA® in ulcerative colitis, Behçet’s disease and pediatric psoriasis; GED-0301 in Crohn’s disease and ulcerative colitis and Ozanimod in relapsing multiple sclerosis and ulcerative colitis;

•
achieve reimbursement for our commercial products in key geographies and markets; and

•
clinical advancement of early stage product candidates, both internally and through external collaborations.

(1)
In addition to financial information prepared in accordance with U.S. GAAP, this document also contains adjusted financial measures based on management’s view of performance. Further information relevant to the interpretation of adjusted financial measures may be found on Appendix A to this proxy statement and our website at www.Celgene.com in the “Investor Relations” section.

Under the MIP, the Compensation Committee may provide for the adjustment, modification or amendment of the performance measures and targets in the plan to reflect certain events that affect such performance measures and targets, including (i) restructurings, discontinued operations, items or events, corporate transactions (including dispositions or acquisitions) and other unusual or non-recurring items, and (ii) changes in tax law or accounting standards required.
The MIP serves as just one component of an employees’ bonus, thus further linking executives’ incentives with that of employees in the Company. In addition to including a portion of the MIP score, employees’ bonuses also reflect their individual performance against individual goals set with their managers and for some employees a portion is based on functional performance. Both individual and functional scores for 2017 varied significantly, reflecting performance against key metrics.
Fiscal 2017 MIP Payouts
Based on our full year results, the Compensation Committee determined that the MIP score for fiscal 2017 was 116.0% of target, which includes both financial and non-financial performance. Our fiscal 2017 financial achievements include Adjusted EPS(1) of   $7.44 and total revenue of   $13.0 billion. Among the achievements in the clinical area were the approval of REVLIMID® maintenance in post autologous stem cell transplant setting in the US and Europe and the approval of IDHIFA®, our fifth hematology product, for the treatment of patients with relapsed or refractory AML with an IDH-2 mutation, and the deepening of our pipeline through strategic external collaborations and acquisitions, such as our licensing deal with BeiGene to add a late-stage PD-1 antibody to our oncology portfolio. We have not disclosed the specific non-financial performance targets under the MIP because these targets represent confidential business information that could place us at a competitive disadvantage by providing insight into our long-term performance and financial goals. For the reconciliation of the adjusted (non-GAAP) financial measures to the most comparable GAAP financial measures, see Appendix A to this proxy statement.

CELGENE CORPORATION | 2018 Proxy Statement

NEO	Bonus Target from 1/1/2017 to 2/28/2017 as % of Earned Salary	Bonus Target from 3/1/2017 to 12/31/2017 as % of Earned Salary(1)	Corporate Weighting X Corporate Score	Bonus Paid(2) 2/28/2018
Robert J. Hugin	125%	125%	100% x 116.0%	$2,175,000
Mark J. Alles	125%	150%	100% x 116.0%	$2,144,623
Peter N. Kellogg	75%	80%	100% x 116.0%	$800,352
Scott A. Smith	80%	90%	100% x 116.0%	$845,495
S. J. Rupert Vessey, MA, BM BCh, FRCP, D.Phil.	70%	80%	100% x 116.0%	$629,125
(1)
Bonus target changes reflect continued movement towards more competitive target incentive levels.

(2)
Bonus paid is based on salary earned multiplied by each bonus target over the relevant time period in fiscal 2017.

Long-Term Incentives — Equity Grants
Our equity awards are intended to align the interests of our NEOs with those of our stockholders through rewarding exceptional corporate performance and stockholder returns and by ensuring that decisions made in the short-term solidify a strong future for our Company. Awards granted pursuant to the 2017 Stock Incentive Plan are an essential component of our total compensation strategy. The equity pool of awards available to grant to all employees (including our NEOs) in any given year is approved at the end of the prior year by the Compensation Committee, subject to the overall maximum number of shares of our stock available under the 2017 Stock Incentive Plan.
As part of the ongoing review of our compensation strategy and practices, the Compensation Committee approves equity awards based in part on recommendations from Radford. The Compensation Committee approves targets and actual award amounts based upon relative contribution to our Company performance, individual performance, demonstrated leadership, and expected future contributions to the achievement of Company goals and objectives.
The Compensation Committee determined that, beginning in fiscal 2015, PSUs would be added to the annual equity program for our NEOs, as they are a common equity type among our peers and reflect the Compensation Committee’s intent to provide significant at-risk pay via long-term incentives. This philosophy further aligns our compensation programs to financial performance and the long-term performance of our Company. Awards granted to NEOs in fiscal 2017 were a mix of 50% stock options, 30% PSUs and 20% RSUs.
The Compensation Committee has weighted 80% of NEO equity awards to be based on performance with an emphasis on stock options, as these awards realize value only when the market price of our Common Stock is above the exercise price, and PSUs, thereby aligning executive compensation with future stockholder value and focusing our NEOs on the overall long-term financial success of the Company. The current mix of equity maintains a balance between each NEO’s ability to drive attainment of key financial metrics (e.g., Total Revenue and Adjusted EPS) and delivery of value to our stockholders (as measured primarily through Relative Total Shareholder Return (R-TSR)). Shares issued on vested PSUs are subject to a holding period of one year and one day from the vesting date of the applicable performance grant cycle. For the reconciliation of the adjusted (non-GAAP) financial measures to the most comparable GAAP financial measures, see Appendix A to this proxy statement.
The Compensation Committee chose to benchmark R-TSR relative to the combined constituents of the S&P 500 Biotechnology Index and the S&P 500 Pharmaceutical Index due to the strong correlation over time with Celgene stock price performance and represents the indices many of our institutional investors use for comparison. The R-TSR achievement under the 2015–2017, 2016–2018 and 2017–2019 performance cycles will be measured relative to the top 36 public U.S. biotechnology and pharmaceutical companies with a sustained market cap above $700M for the last 3 years as measured in August prior to the commencement of each plan cycle.
Active PSU Performance Cycle	Measurements	Weight	Threshold, Target & Maximum of Financial Measures
2015–2017	Total Revenue	37.5%	90%–100%–110%
2016–2018	Adjusted EPS(1)	37.5%	90%–100%–110%
2017–2019	R-TSR	25%	35th–50th–80th
			(percentiles)
(1)
In addition to financial information prepared in accordance with U.S. GAAP, this document also contains adjusted financial measures based on management’s view of performance. Further information relevant to the interpretation of adjusted financial measures may be found on Appendix A to this proxy statement and our website at www.Celgene.com in the “Investor Relations” section.

CELGENE CORPORATION | 2018 Proxy Statement

The Compensation Committee may adjust the mix of award types or approve different award types as part of the overall long-term incentive award strategy. Awards made in connection with a new, extended or expanded employment relationship may involve a different mix of equity awards, depending on the Compensation Committee’s assessment of the total compensation package being offered.
The table below provides an overview of our equity award types and selected terms granted to our NEOs:
Type	General Terms
Stock Options
•
Granted upon hire, then annually on a quarterly pre-set schedule determined by the Compensation Committee

•
Service-based vesting over four years (25% per year)

•
Ten-year term

•
Subject to recovery

PSUs
•
Granted annually on a pre-set schedule determined by the Compensation Committee

•
Three-year vesting and measurement period, subject to attainment of defined, weighted metrics approved by the Compensation Committee prior to the grant as follows:

•
37.5% Total Revenue

•
37.5% Adjusted EPS(1)

•
25% R-TSR

•
Shares issued on vested PSUs must be held for one year and one day from the vesting date of the applicable performance grant cycle

•
Subject to recovery

RSUs
•
Granted upon hire, then annually on pre-set schedule determined by the Compensation Committee

•
Service-based cliff vesting (generally, 100% vested on third anniversary of grant date)

•
Subject to recovery

General Provisions for Death, Disability, Termination as a result of Change in Control and Retirement for Stock Options, RSUs and PSUs
•
In the event of  (i) death, (ii) permanent disability or (iii) termination within two years as a result of a change in control (i.e. a double-trigger) (a “CiC Termination”), the vesting of stock options, RSUs and PSUs will accelerate, except that shares issued on vested PSUs will be based on actual plan performance as of the last day of the calendar quarter preceding the date of death, disability or CiC Termination (but shares issued on vested PSUs in case of a CiC Termination will not be less than the target payout amount, pro-rated based on service during performance period)

•
If the NEO attains retirement as defined in the 2017 Stock Incentive Plan and has given at least six months’ notice of the intent to retire, as of the date of retirement:

•
RSUs will vest on retirement, but will be payable on the earliest of death, disability or the originally scheduled vesting date

•
PSUs will continue to vest and a pro rata portion (based on number of completed months of employment during the performance period) will be payable at the end of the performance period based on actual results

•
Stock options will continue to vest and will remain exercisable until the earlier of three years after retirement or the original expiration date

(1)
In addition to financial information prepared in accordance with U.S. GAAP, this document also contains adjusted financial measures based on management’s view of performance. Further information relevant to the interpretation of adjusted financial measures may be found on Appendix A to this proxy statement and our website at www.Celgene.com in the “Investor Relations” section.

CELGENE CORPORATION | 2018 Proxy Statement

Equity Grants for Fiscal 2017
During fiscal 2017, Radford recommended, and the Compensation Committee approved, the following equity awards for our NEOs:
Name	Stock Options	RSUs	PSUs for the 2017–2019 Performance Cycle
			Threshold	Target	Max
Robert J. Hugin	111,999	13,876	10,407	20,814	41,628
Mark J. Alles	131,311	17,131	12,848	25,696	51,392
Peter N. Kellogg	70,644	10,429	5,073	10,145	20,290
Scott A. Smith	73,741	10,989	5,345	10,690	21,380
S. J. Rupert Vessey, MA, BM BCh, FRCP, D.Phil	61,982	8,876	4,317	8,634	17,268
PSU Awards for Fiscal 2017
The first PSU cycle for the 2015 – 2017 PSU awards was completed on December 31, 2017. The Compensation Committee approved the performance achievement of 117.46% of target in relation to the pre-established measures, consisting of three performance objectives: (1) Total Revenue (weighting of 37.5%), (2) Adjusted EPS(1) (weighting of 37.5%), and (3) R-TSR (weighting of 25%). The 2015-2017 PSU awards vested on March 1, 2018 and the threshold, target, maximum and final payouts are as follows:
	Threshold	Target	Maximum	2015–2017
Name	50%	100%	200%	Payout
Robert J. Hugin	14,700	29,400	58,800	34,533
Mark J. Alles	3,100	6,200	12,400	7,283
Peter N. Kellogg	3,100	6,200	12,400	7,283
Scott A. Smith	3,100	6,200	12,400	7,283
Long-Term Incentives — Cash
Dr. Vessey is the only NEO that currently participates in the Long Term Incentive Plan (LTIP) cash plan. The other NEOs receive long-term equity awards as noted in the section above which are granted as a combination of stock options, RSU and PSU awards. However, Dr. Vessey was not a NEO at the commencement of the 2015-2017 and 2016-2018 equity plan cycles so he remains a participant in the cash LTIP for these two cycles. The targets for Dr. Vessey under the cash LTIP are expressed as a percentage of his annual base salary at the time of his participation as approved by the Compensation Committee.
The LTIP is a three-year plan designed to focus executives on achievement of longer-term objectives that are intended to ensure our long-term success financially, commercially and in our research and development programs. Prior to the commencement of each three-year plan (a “performance cycle”), the Compensation Committee establishes three key corporate-wide metrics against which performance will be measured. These objectives are weighted and awards earned under the LTIP are calculated based on actual performance in relation to these weighted objectives. The threshold, target and maximum cash payout levels under the current LTIP performance cycle ending in December of each plan cycle are calculated as a percentage of each NEO’s base salary at the time the LTIP was approved by the Compensation Committee.
The LTIP measurements for each performance cycle are listed below:
Active LTIP Performance Cycle	Measurements	Weight	Threshold, Target & Maximum of Financial Measures
2015–2017	Total Revenue	37.5%	90%–100%–110%
2016–2018	Adjusted EPS(1)	37.5%	90%–100%–110%
2017–2019	R-TSR	25%	35th–50th–80th
			(percentiles)
(1)
In addition to financial information prepared in accordance with U.S. GAAP, this document also contains adjusted financial measures based on management’s view of performance. Further information relevant to the interpretation of adjusted financial measures may be found on Appendix A of this proxy statement and our website at www.Celgene.com in the “Investor Relations” section.

CELGENE CORPORATION | 2018 Proxy Statement

LTIP Awards for Fiscal 2017
For the 2015–2017 LTIP cycle, the Compensation Committee approved the performance achievement of 117.46% of target in relation to the pre-established measures, consisting of three financial performance objectives: (1) Total Revenue (weighting of 37.5%), (2) Adjusted EPS (weighting of 37.5%), and (3) R-TSR (weighting of 25%). We have not disclosed the specific performance targets under the LTIP because these targets represent confidential business information that could place us at a competitive disadvantage by providing insight into our long-term performance and financial goals. For the 2015–2017 LTIP plan cycle, Dr. Vessey was the only NEO to receive a cash payment in this plan. Dr. Vessey’s cash payout under this plan was $328,317.
Other Elements of Compensation
Retirement Benefits
We do not offer pension benefits to our U.S.-based employees, including our NEOs. Instead, we provide the opportunity to accumulate retirement income through:
•
Nonqualified Deferred Compensation Plan (Nonqualified Plan):   An unfunded plan to which certain U.S.-based management-level employees and each of our NEOs may elect to defer up to 90% of their base salary and up to 100% of their MIP and LTIP payments. For further discussion of the Nonqualified Plan, see “Employer Contributions to the Nonqualified Deferred Compensation Plan” and “Additional Information Regarding Executive Officers — Nonqualified Deferred Compensation Table” elsewhere in this proxy statement. For fiscal 2017, we made semi-monthly cash matching contributions to the Nonqualified Plan on behalf of Mr. Hugin in the amount of 15% of gross base salary earnings for an aggregate annual contribution of  $225,000. Our other NEOs were not eligible to receive matching contributions under the Nonqualified Plan. For further discussion of the Nonqualified Plan, see “Additional Information Regarding Executive Officers — Nonqualified Deferred Compensation Table” elsewhere in this proxy statement.

•
401(k) Plan:   Our 401(k) Plan is a tax-qualified retirement savings plan available to all of our eligible employees, including our NEOs. We make matching contributions under our 401(k) Plan in the form of shares of our Common Stock to the Plan accounts of all eligible employees (up to 6% of their eligible earnings or the maximum permitted by law) who participate in the 401(k) Plan and are active employees on the final day of the Plan calendar year or terminated under our qualified retirement requirements during the plan year, including our NEOs. Matching contributions for all employees, including our NEOs, vest 20% per year for the first five years of employment, after which all current and future contributions are 100% vested. For fiscal 2017, we made matching contributions to our NEOs (deposited in the first quarter of 2018) under the 401(k) Plan as follows:

Name	Matching Contributions under the 401(k) Plan(1)
Robert J. Hugin	132.13344 shares of Common Stock (fair value of $13,789.45)
Mark J. Alles	132.13344 shares of Common Stock (fair value of $13,789.45)
Peter N. Kellogg	132.13344 shares of Common Stock (fair value of $13,789.45)
Scott A. Smith	132.13344 shares of Common Stock (fair value of $13,789.45)
S. J. Rupert Vessey, MA, BM BCh, FRCP, D.Phil.	132.13344 shares of Common Stock (fair value of $13,789.45)
(1)	The matching 401(k) Plan amounts reflect the fair value of the shares issued as of December 31, 2017 and are included in the Summary Compensation Table, column (i), which is included elsewhere in this proxy statement.
Other Benefits
•
Health & Welfare Benefits:   We provide our NEOs health and welfare benefits that are consistent with the plans, programs and eligibility provided to other employees. In addition, we provide an excess liability insurance policy to certain senior-level eligible employees. The premiums for such policies are reported as income for our employees, including our NEOs. For fiscal 2017, we made premium payments of  $2,983 on behalf of Messrs. Hugin, Alles, Kellogg and Smith, and $1,611 on behalf of Dr. Vessey. Mr. Hugin also received Company contributions to a health savings account in fiscal 2017 equal to $3,550, the same rate as other employees who enroll in this plan. Attributed amounts of the perquisites and other personal benefits described above for our NEOs for fiscal 2015, fiscal 2016 and fiscal 2017 are included in column (i) of the Summary Compensation Table included elsewhere in this proxy statement.

CELGENE CORPORATION | 2018 Proxy Statement

•
Professional Tax and Financial counseling:   Each of our NEOs is eligible for reimbursement of reasonable expenses incurred in obtaining professional tax and financial counseling, up to a maximum of $15,000 annually. Attributed amounts of the perquisites and other personal benefits described above for our NEOs for fiscal 2015, fiscal 2016 and fiscal 2017 are included in column (i) of the Summary Compensation Table included elsewhere in this proxy statement.

Policy with respect to Compensation Deductibility
Internal Revenue Code Section 162(m) limits the deductibility of executive compensation paid by publicly held companies to certain of their executive officers to $1,000,000 per year, but has historically contained an exception for performance-based compensation. Our policy with respect to the deductibility limit of Section 162(m) of the Code generally has been to preserve the federal income tax deductibility of compensation paid when appropriate and in our best interest to do so. However, we have always reserved the right to authorize the payment of non-deductible compensation if we deemed it appropriate to do so under the circumstances. As part of the Tax Cuts and Job Act enacted in December 2017, the exemption from Code Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of  $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. The Tax Cuts and Job Act also expands the definition of covered employees to include the CFO, in addition to the CEO and the three other highest paid officers, and the $1 million deduction limitation will apply to any person who was a covered employee in any tax year after 2016, not solely to individuals who were covered employees in the year compensation is paid.
Despite our efforts to structure certain performance-based awards for executives in a manner generally intended to be exempt from Code Section 162(m) and therefore not subject to its deduction limits, because of ambiguities and uncertainties as to the application and interpretation of Code Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the Tax Cuts and Jobs Act repealing Code Section 162(m)’s exemption from the deduction limit, no assurance can be given that compensation intended to satisfy the requirements for exemption from Code Section 162(m) in fact will, and, as with most tax matters, it is possible that our deductions may be challenged or disallowed. Further, we reserve the right to modify compensation that was initially intended to be exempt from Code Section 162(m) if we determine that such modifications are consistent with our business needs.

CELGENE CORPORATION | 2018 Proxy Statement

COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS
The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
April 18, 2018
Respectfully submitted,

THE COMPENSATION COMMITTEE
Ernest Mario, Ph.D., Chairman
Michael D. Casey
James J. Loughlin

CELGENE CORPORATION | 2018 Proxy Statement

ADDITIONAL INFORMATION REGARDING EXECUTIVE OFFICERS
Executive Officers
Our current executive officers are listed in the table below along with their ages and positions. Each executive officer holds the offices set forth opposite his or her name until his or her successor is chosen and qualified at the regular meeting of the Board of Directors to be held on the date of the Annual Meeting.
Name	Age (1)	Position
Mark J. Alles	59	Chairman of the Board and Chief Executive Officer
Peter N. Kellogg	62	Executive Vice President and Chief Financial Officer
Terrie Curran	49	President, Global Inflammation and Immunology
Gerald F. Masoudi	50	Executive Vice President, General Counsel and Corporate Secretary
S. J. Rupert Vessey, MA, BM BCh, FRCP, D.Phil.	53	President, Research and Early Development
(1)
As of June 13, 2018

Mark J. Alles is our Chairman and Chief Executive Officer. See “Proposal One: Election of Directors — Nominees” for a discussion of Mr. Alles’ business experience.
Peter N. Kellogg was named Executive Vice President, Chief Financial Officer and Chief Accounting Officer in August 2014 overseeing Financial Planning, Accounting, Tax/Treasury and Investor Relations. Mr. Kellogg joined Celgene as Executive Vice President in July 2014. Before joining the Company, he was Chief Financial Officer and Executive Vice President of Merck & Co. Inc. from 2007 to 2014. From 2000 to 2007, Mr. Kellogg served as Chief Financial Officer and Executive Vice President of Finance (since 2003) at Biogen, Inc. Earlier in his career, Mr. Kellogg was a member of PepsiCo’s management for 13 years. He was the Senior Vice President, PepsiCo E-Commerce in 2000 and Senior Vice President and Chief Financial Officer, Frito-Lay International, from 1998 to 2000. Before that, Mr. Kellogg held various General Manager and Chief Financial Officer roles at Frito-Lay and Pepsi Cola in the US, Europe, Asia, and Latin America. Prior to joining PepsiCo, Mr. Kellogg was a senior consultant with Booz Allen & Hamilton and Arthur Andersen & Co. Since 2007, Mr. Kellogg has served on the Board of Directors of Yield10 (formerly Metabolix, Inc.), a public bioscience company focused on developing step change improvements to crop yields to enhance global food security. Mr. Kellogg received his BSE from Princeton University in 1978 and MBA from The Wharton School in 1982.
Terrie Curran was promoted to President, Global Inflammation and Immunology Franchise, effective April 1, 2017. Previously, she was Head of Worldwide Markets for the I&I Franchise. Ms. Curran joined Celgene in 2013 as the U.S. Commercial Head of the I&I Franchise and built the capabilities and recruited the teams that executed the successful U.S. launch of OTEZLA. Ms. Curran has over 22 years of industry experience. Before Celgene, she was at Merck where she served as Senior Vice President and General Manager — Global Women’s Health business. At Merck she was responsible for all commercial activities within the global business and led a number of successful global product launches. Prior to Merck, Ms. Curran was a General Manager at Schering-Plough where she successfully launched Remicade in Switzerland and Australia. She is a Director of Myovant Sciences Ltd, a research stage company focused on women’s health and endocrine disease and a Director of H. Lundbeck A/S, a global pharmaceutical company focused on psychiatric and neurological disorders. Ms. Curran holds a Graduate Diploma of Marketing and a Bachelor of Applied Science (BAS) from the University of Technology, Sydney.
Gerald F. Masoudi joined Celgene in May 2015 and was named Executive Vice President, General Counsel and Corporate Secretary on June 1, 2015. He joined Celgene from Covington & Burling LLP, a leading international law firm, where he was a partner and served as co-chair of the Food and Drug practice group. At Covington, he advised multinational companies and trade associations on significant litigation, enforcement, regulatory and public policy matters. Before joining Covington, Mr. Masoudi served as Principal Deputy/Acting Chief Counsel (2004–2005) and as Chief Counsel (2007–2009) of the U.S. Food and Drug Administration (FDA), where he advised the FDA Commissioner and HHS leadership on regulatory, litigation and enforcement matters under the Food Drug and Cosmetic Act and related statutes. Before joining the FDA as Chief Counsel, Mr. Masoudi served as Deputy Assistant Attorney General for international, policy and appellate matters in the Antitrust Division of the U.S. Department of Justice (2005–2007). Before his government service, Mr. Masoudi was a trial and litigation partner with the law firm Kirkland & Ellis LLP. Mr. Masoudi received his J.D. from The University of Chicago Law School, graduating in 1993 with high honors. He received his B.A. in economics in 1990 from Amherst College.

CELGENE CORPORATION | 2018 Proxy Statement

Dr. S. J. Rupert Vessey, MA, BM BCh, FRCP, D.Phil. was named President, Research and Early Development in January 2016. He joined Celgene in January 2015 as Senior Vice President, Translational Development. Before joining Celgene, Dr. Vessey was Senior Vice President of Early Development and Discovery Sciences at Merck. During his ten years with Merck, Dr. Vessey was responsible for numerous drug development programs and also served as Senior Vice President, Respiratory and Immunology Franchise and Vice President, Drug Discovery and Informatics. Prior to Merck, he spent five years at GlaxoSmithKline in drug discovery, experimental medicine and early clinical development of therapeutics for respiratory and immune diseases. Dr. Vessey graduated from Oxford University with degrees in Physiological Sciences (MA), Clinical Medicine (BM, BCh) and a D.Phil. (PhD) in Molecular Immunology. He is an elected Fellow of the Royal College of Physicians.

CELGENE CORPORATION | 2018 Proxy Statement

SUMMARY COMPENSATION TABLE
The following table sets forth information regarding compensation earned by our NEOs for the fiscal years ended December 31, 2017, 2016, and 2015.
Name and Principal Position (as of 12/31/2017)	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Robert J. Hugin(6) Executive Chairman	2017	$1,500,000	—	$4,416,517	$3,617,898	$2,175,000	—	$245,322	$11,954,737
	2016	$1,500,000	—	$4,257,765	$4,227,020	$6,294,053	—	$247,399	$16,526,237
	2015	$1,483,333	—	$5,431,237	$7,944,888	$7,370,103	—	$243,351	$22,472,912
Mark J. Alles(6) Chief Executive Officer	2017	$1,266,667	—	$5,452,454	$4,235,469	$2,144,623	—	$16,772	$13,115,985
	2016	$1,062,583	—	$4,257,765	$3,164,081	$3,689,654	—	$18,334	$12,192,417
	2015	$871,250	—	$2,176,127	$1,405,470	$3,442,215	—	$17,109	$7,912,171
Peter N. Kellogg Executive Vice President and CFO	2017	$871,250	—	$2,522,768	$2,212,952	$800,352	—	$28,196	$6,435,518
	2016	$845,667	—	$2,435,987	$2,118,031	$2,707,912	—	$29,677	$8,137,274
	2015	$820,000	—	$2,072,789	$1,405,470	$1,383,257	—	$24,120	$5,705,636
Scott A. Smith President and Chief Operating Officer	2017	$833,000	—	$2,658,278	$2,308,654	$845,495	—	$16,772	$6,662,199
	2016	$691,667	—	$2,386,838	$2,068,924	$1,296,827	—	$19,541	$6,463,797
	2015	$641,667	—	$2,072,789	$1,189,715	$860,433	—	$18,641	$4,783,245
S. J. Rupert Vessey, MA, BM BCh, FRCP, D.Phil. Executive Vice President, Research & Early Development	2017	$691,917	—	$2,147,079	$1,945,100	$957,442	—	$25,359	$5,766,897
	2016	$673,141	—	$1,255,157	$1,904,017	$1,063,826	—	$23,850	$4,919,991
(1)
No bonuses are reportable under column (d) but rather are included as non-equity incentive plan compensation under column (g).

(2)
The value of RSU awards in column (e) and stock options in column (f) equals the fair value at date of grant, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The value of PSUs in column (e) equals the fair value at date of grant determined based on the probable outcome of the award, excluding the effect of estimated forfeitures. These values are calculated in accordance with FASB ASC 718. The assumptions used in determining the grant date fair values of these RSU, PSU and option awards for their respective years are set forth in Note 14 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2017 filed with the SEC. For each of the applicable fiscal years, the value of the PSUs on the grant date assuming the maximum award is shown below.

NEO	2015 PSU	2016 PSU	2017 PSU
Robert J. Hugin	$6,839,616	$4,916,520	$5,390,121
Mark J. Alles	$1,442,368	$4,916,520	$6,654,365
Peter N. Kellogg	$1,442,368	$2,151,030	$2,627,188
Scott A. Smith	$1,442,368	$2,151,030	$2,768,359
S. J. Rupert Vessey, MA, BM BCh, FRCP, D.Phil.	$1,442,368	$2,151,030	$2,235,927
(3)
The amounts in column (g) reflect the aggregate cash awards to the NEOs under the fiscal 2017, fiscal 2016 and fiscal 2015 MIP and the 2013–2015, 2014–2016 and 2015–2017 performance cycles under the LTIP. The 2015–2017 performance cycle under the LTIP was paid in Performance Share Units and the value is included in column (e) except for Dr. Vessey who received a cash payout under the 2015–2017 LTIP which is included in column (g). The payouts under the fiscal 2017 MIP were approved by the Compensation Committee on January 29, 2018 and the 2015–2017 LTIP performance cycle were approved by the Compensation Committee on February 13, 2018 and in each case paid shortly after approval. The MIP and the 2015–2017 LTIP (for Dr. Vessey only) are discussed in further detail under the heading “Elements of Our Compensation Programs for NEOs & 2017 Compensation Actions” and which, for purposes of this Summary Compensation Table, have been characterized as “Non-Equity Incentive Plan Compensation” under this column (g) rather than “Bonus” under column (d). The amounts in column (g) represent the 2017 MIP bonus for all NEOs with respect to 2017 and for Dr. Vessey, includes both his 2017 MIP bonus of  $629,125 and the value of his 2015–2017 LTIP cash payout of  $328,317.

(4)
We do not have a pension plan for our NEOs. Under our Nonqualified Plan, there are no above-market or preferential earnings.

CELGENE CORPORATION | 2018 Proxy Statement

(5)
The amounts in column (i) reflect the following:

Name	Year	Value of Employer Contributions to the Nonqualified Plan*	Value of Matching Contributions To the 401(k) Plan in Shares of Common Stock**	Professional Tax and Financial Counseling	Excess Liability Insurance Premiums	Contributions to Health Savings Account	Other	Total
Robert J. Hugin	2017	$225,000	$13,789	—	$2,983	$3,550	—	$245,322
	2016	$225,000	$17,382	—	$2,704	$2,313	—	$247,399
	2015	$222,500	$16,186	—	$2,455	$2,210	—	$243,351
Mark J. Alles	2017	—	$13,789	—	$2,983	—	—	$16,772
	2016	—	$17,382	—	$952	—	—	$18,334
	2015	—	$16,186	—	$923	—	—	$17,109
Peter N. Kellogg	2017	—	$13,789	$11,424	$2,983	—	—	$28,196
	2016	—	$17,382	$9,591	$2,704	—	—	$29,677
	2015	—	$16,186	$5,479	$2,455	—	—	$24,120
Scott A. Smith	2017	—	$13,789	—	$2,983	—	—	$16,772
	2016	—	$17,382	—	$2,159	—	—	$19,541
	2015	—	$16,186	—	$2,455	—	—	$18,641
S. J. Rupert Vessey, MA, BM BCh, FRCP, D.Phil.	2017	—	$13,789	$9,959	$1,611	—	—	$25,359
	2016	—	$17,382	$5,938	$530	—	—	$23,850
*
Reflects company matching contributions for Mr. Hugin.

**
The value of the matching contributions to the 401(k) Plan is based on the number of shares of Common Stock multiplied by the closing price of our Common Stock on December 31 of the respective year.

(6)
During 2017, Messrs. Hugin and Alles served as members of the Board of Directors, but did not receive any compensation in such capacity.

CEO Pay Ratio
For fiscal 2017, the annual total compensation of our Chief Executive Officer, Mark J. Alles, as calculated in accordance with the Summary Compensation Table requirements, was $13,115,985, and the annual total compensation of our median employee (excluding our CEO) was $213,089, resulting in a pay ratio of approximately 62:1.
We identified the median employee as of October 9, 2017 by (i) aggregating for each employee (A) annual base salary for salaried employees (or hourly rate multiplied by expected annual work schedule, for hourly employees), (B) the target bonus for each such employee for fiscal 2017, (C) the estimated value of any equity awards granted during fiscal 2017, and (ii) ranking this compensation measure for our employees from lowest to highest. This calculation was performed for all employees of Celgene as of October 9, 2017, excluding Mr. Alles.
The above pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of the SEC’s Regulation S-K. However, the SEC’s pay ratio disclosure rule affords significant flexibility to companies in determining appropriate methodologies to identify the median employee and calculating the median employee’s annual total compensation. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations, business models and compensation practices and may utilize different methodologies to identify the median employee and calculate the median employee’s annual total compensation.
Agreements With Our Named Executive Officers
Retirement of Mr. Hugin
As previously disclosed, Mr. Hugin retired effective February 5, 2018. In accordance with the terms of his employment and equity award agreements, he was entitled to (A) acceleration of vesting of his outstanding unvested stock options, (B) continued vesting of RSUs in accordance with the regular vesting schedule, (C) continued eligibility to receive a payout under outstanding PSUs following completion of applicable performance period based on actual achievement of performance goals. Mr. Hugin was also entitled to receive a pro-rata 2018 MIP bonus and benefits continuation coverage under COBRA at active employee rates through the end of 2018. Mr. Hugin is subject to a non-competition provision which applies until the first anniversary after his retirement date.

CELGENE CORPORATION | 2018 Proxy Statement

Letter Agreement with Mr. Alles
Under the terms of our amended employment letter agreement with Mr. Alles, if his employment is terminated by us for any reason other than for cause, he would be entitled to receive a lump sum payment equal to 12 months’ base salary, less applicable taxes, and per the terms of the MIP, if his employment is terminated by us for reasons other than cause, he would be entitled to a pro-rata MIP bonus at target. We do not have any separate change in control agreements or arrangements with Mr. Alles. Mr. Alles was promoted to Chief Executive Officer effective March 1, 2016 with an annual base salary of   $1.1 million and a target incentive under the MIP equal to 125%. In addition, Mr. Alles was elected to serve as a member of our Board of Directors in February 2016 and Chairman of the Board in February 2018. Effective March 1, 2017, Mr. Alles’ annual base salary is $1.3 million and his target incentive under the MIP is equal to 150%.
Letter Agreement with Mr. Kellogg
Mr. Kellogg’s employment letter agreement, effective July 1, 2014, provides for an initial base salary of  $800,000 and a target incentive under the MIP equal to 70% of eligible base salary earnings (as defined in the MIP) up to a maximum of 200% based on achievement of corporate performance objectives. Mr. Kellogg received a one-time grant of stock options to purchase 100,000 shares of Common Stock and 60,000 RSUs (in each case, adjusted to reflect the two-for-one stock split in June 2014). The stock options are subject to service-based vesting over four years and the RSUs are subject to a three-year service-based cliff vesting schedule. Mr. Kellogg is entitled to participate in our Nonqualified Plan and is eligible for reimbursement for reasonable expenses incurred in obtaining professional tax and financial counseling up to a maximum of $15,000 annually. Mr. Kellogg is entitled to participate in our U.S. health and welfare benefit programs. If Mr. Kellogg’s employment is terminated by us for any reason other than for cause, he would be entitled to receive a lump sum payment equal to 12 months’ base salary and bonus at target, plus continuation of health benefits, less applicable taxes. Further, in the event of a change in control, Mr. Kellogg would be entitled to receive a lump sum payment equal to 18 months’ base salary and bonus plus continuation of benefits, less applicable taxes, and his unvested stock options and RSUs would become fully vested if his employment is terminated within two years of a change in control. If Mr. Kellogg becomes entitled to any amounts subject to the excise tax under Code Section 280G relating to golden parachute payments, such amounts will be reduced to the extent necessary to avoid such excise tax if such reduction would result in a greater payment amount to Mr. Kellogg. Effective March 1, 2017, Mr. Kellogg’s annual base salary is $875,500 and his target incentive under the MIP is equal to 80%.
Letter Agreement with Mr. Smith
Under the terms of Mr. Smith’s employment letter agreement with us, effective April 2015, if his employment is terminated as a result of a change of control or by us for any reason other than for cause, he would be entitled to receive a lump sum payment equal to 12 months’ base salary and 12 months’ bonus at target plus continuation of benefits, less applicable taxes. Additionally, in the event of a change of control, if Mr. Smith becomes entitled to any amounts subject to the excise tax under Code Section 280G relating to golden parachute payments, such amounts will be reduced to the extent necessary to avoid such excise tax if such reduction would result in a greater payment amount to Mr. Smith. We do not have any separate change in control agreements or arrangements with Mr. Smith. Mr. Smith’s employment with the Company terminated effective April 2, 2018.
Letter Agreement with Dr. Vessey
Effective January 1, 2016, Dr. Vessey was elevated to the role of President, Research and Early Development. Commensurate with that promotion, we amended the terms of an earlier employment letter agreement with Dr. Vessey. Under the amended terms, Dr. Vessey was entitled to a base salary of   $675,000 and a target incentive under the MIP equal to 70% of eligible base salary earnings (as defined in the MIP) up to a maximum of 200% of target. In the event Dr. Vessey’s employment is terminated as a result of a change of control or by us for any reason other than for cause, he would be entitled to receive a lump sum payment equal to 12 months’ base salary and 12 months’ bonus at target plus 12 months’ continuation of benefits under COBRA at active employee rates, less applicable taxes. Additionally, in the event of a change of control, if Dr. Vessey becomes entitled to any amounts subject to the excise tax under Code Section 280G relating to golden parachute payments, such amounts will be reduced to the extent necessary to avoid such excise tax if such reduction would result in a greater payment amount to Dr. Vessey. We do not have any separate change in control agreements or arrangements with Dr. Vessey. Effective March 1, 2017, Dr. Vessey’s annual base salary is $695,300 and his target incentive under the MIP is equal to 80%.

CELGENE CORPORATION | 2018 Proxy Statement

GRANTS OF PLAN-BASED AWARDS TABLE
The following table provides information about equity and non-equity plan-based awards granted to NEOs eligible to participate in fiscal 2017: (a) the name; (b) the grant date; (c), (d) and (e) the target and maximum potential MIP payouts that could have been earned in fiscal 2017; (f), (g) and (h) the estimated future potential share payouts for PSU awards granted during 2017 at the threshold target and maximum levels; (i) all stock awards, which consist of RSUs awarded to NEOs in 2017; (j) all stock option awards, which consist of the number of shares underlying stock options awarded to NEOs in 2017; (k) the exercise price of the stock option awards, which reflects the closing price of the shares of our Common Stock on the date of grant; and (l) the grant date fair value of each equity award, computed in accordance with FASB ASC 718.
Name	Grant Date	Comm Action(1)	Estimated Potential/Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Potential/Future Payouts Under Equity Incentive Plan Awards (#)(3)			Stock Awards Number of Shares of Stock or Units (#)(4)	Awards Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Stock and Options ($/Sh)(5)	Grant Date Fair Value of PSUs Stock and Options(6)
			Threshold	Target	Maximum	Threshold	Target	Maximum
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Robert J. Hugin	1/30/2017	2/9/2016								29,669	$113.18	$985,115
	3/1/2017	2/21/2017		$1,875,000	$3,750,000	10,407	20,814	41,628		—	$—	$2,695,060
	5/1/2017	2/21/2017								27,443	$124.06	$916,223
	5/1/2017	2/21/2017							13,876	—	$—	$1,721,457
	7/31/2017	2/21/2017								27,443	$135.41	$936,037
	10/30/2017	2/21/2017								27,444	$100.97	$780,524
Mark J. Alles	1/30/2017	2/9/2016								29,669	$113.18	$985,115
	3/1/2017	2/21/2017		$1,950,000	$3,900,000	12,848	25,696	51,392		—	$—	$3,327,182
	5/1/2017	2/21/2017								33,880	$124.06	$1,131,131
	5/1/2017	2/21/2017							17,131	0	$—	$2,125,272
	7/31/2017	2/21/2017								33,881	$135.41	$1,155,627
	10/30/2017	2/21/2017								33,881	$100.97	$963,596
Peter N. Kellogg	1/30/2017	2/9/2016								12,981	$113.18	$431,015
	3/1/2017	2/21/2017		$700,400	$1,400,800	5,073	10,145	20,290		—	$—	$1,313,594
	5/1/2017	2/21/2017								13,376	$124.06	$446,576
	5/1/2017	2/21/2017							6,763	—	$—	$839,018
	7/31/2017	2/21/2017								13,376	$135.41	$456,234
	10/30/2017	2/21/2017								30,911	$100.97	$879,127
	10/30/2017	2/21/2017							3,666	—	$—	$370,156
Scott A. Smith	1/30/2017	2/9/2016								12,098	$113.18	$431,015
	3/1/2017	2/21/2017		$787,500	$1,575,000	5,345	10,690	21,380		—	$—	$1,384,179
	5/1/2017	2/21/2017								14,094	$124.06	$470,548
	5/1/2017	2/21/2017							7,126	—	$—	$884,052
	7/31/2017	2/21/2017								14,094	$135.41	$480,724
	10/30/2017	2/21/2017								32,572	$100.97	$926,367
	10/30/2017	2/21/2017							3,863	—	$—	$390,047
Rupert J. Vessey, MA, BM BCh, FRCP, D.Phil.	1/30/2017	2/9/2016								12,906	$113.18	$428,524
	3/1/2017	2/21/2017		$556,240	$1,112,480	4,317	8,634	17,268			$—	$1,117,963
	5/1/2017	2/21/2017								11,384	$124.06	$380,071
	5/1/2017	2/21/2017							5,756		$—	$714,089
	7/31/2017	2/21/2017								11,384	$135.41	$388,290
	10/30/2017	2/21/2017								26,308	$100.97	$748,215
	10/30/2017	2/21/2017							3,120	—	$—	$315,026
(1)
“Comm Action” refers to the date the Compensation Committee voted to approve the fiscal 2017 stock option, RSU and PSU grants listed in column (b), with respect to stock options, RSUs and PSUs granted under the 2017 Stock Incentive Plan.

(2)
The amounts reflected in columns (d) and (e) include the potential target and maximum payouts of the awards granted in fiscal 2017 to each NEO under the MIP, which were established by the Compensation Committee on February 21, 2017. See “Elements of Our Compensation Programs for NEOs & Compensation Actions — Annual Bonus” under the heading “Compensation Discussion and Analysis” for more information regarding the 2017 bonus targets under the MIP and the actual amounts that were approved by the Compensation Committee on January 29, 2018, which amounts were paid to the NEOs shortly thereafter under the MIP. For all of our NEOs the maximum potential bonus payout was 200% of their annual bonus target.

(3)
The amounts reflected in columns (f), (g) and (h) represent the threshold, target and maximum number of shares of Celgene Common Stock that can be delivered at the end of the three-year PSU measurement period. The number of shares to be delivered under the PSU grants depends on the level of achievement compared to established threshold, target and maximum levels for total revenue, adjusted EPS and R-TSR, with linear interpolation used to determine the payout percentage if performance levels fall between threshold, target and maximum levels. If performance goals do not reach the threshold level then no shares will be delivered. For more information about PSUs, see “Compensation Discussion and Analysis — Long-Term Incentives — Equity Grants” elsewhere in this proxy statement.

CELGENE CORPORATION | 2018 Proxy Statement

(4)
All stock options and RSUs granted in fiscal 2017 were granted pursuant to our 2017 Stock Incentive Plan. All options were granted at the fair market value of Common Stock on the effective date of grant and vest in four equal annual installments beginning on the first anniversary of the grant date. All RSUs vest in full on the third anniversary of the grant date.

(5)
This column reflects the closing price of the shares of our Common Stock on the date of the grant, which equals the exercise price for the stock options granted and the grant date fair value per share of RSUs granted.

(6)
This column reflects the full grant date fair value of stock options and RSUs computed in accordance with FASB ASC 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions, granted to the NEO in fiscal 2017. This column also reflects the grant date fair value of PSUs computed in accordance with FASB ASC 718 determined based on the probable outcome of the award (i.e., achievement at target performance), excluding the effect of estimated forfeitures. The actual value, if any, that a NEO may realize upon exercise of stock options will depend on the excess of the stock price over the exercise price on the date of exercise, so there is no assurance that the value realized by a NEO will be at or near the value computed in accordance with FASB ASC 718. The assumptions used in determining the grant date fair values of these awards are set forth in Note 14 to our Consolidated Financial Statements, which are included in our Annual Report on Form 10-K for fiscal 2017 filed with the SEC.

CELGENE CORPORATION | 2018 Proxy Statement

OUTSTANDING EQUITY AWARDS VALUE AT FISCAL YEAR-END TABLE
The following tables provide information on holdings of stock options and stock awards as of December 31, 2017, by our Named Executive Officers. Each equity grant is shown separately for each NEO. For additional information about the option awards, see “Compensation Discussion and Analysis — Long-Term Incentives — Equity Grants” elsewhere in this proxy statement.
Robert J. Hugin
Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Robert J. Hugin						16,300	$1,701,068
						15,608	$1,628,851
						13,876	$1,448,099
								51,450	$5,369,322
								23,412	$2,443,276
								10,407	$1,086,075
	—	27,443		$135.41	7/31/2027
	20,350	20,350		$132.56	7/27/2025
	—	27,443		$124.06	5/1/2027
	—	843		$118.57	2/2/2025
	39,750	38,907		$118.57	2/2/2025
	7,417	22,252		$114.69	8/1/2026
	20,350	20,350		$114.08	11/9/2025
	—	883		$113.18	1/30/2027
	—	28,786		$113.18	1/30/2027
	20,350	20,350		$109.90	5/4/2025
	7,417	22,252		$104.97	5/2/2026
	—	1		$103.10	10/27/2024
	59,625	19,874		$103.10	10/27/2024
	7,417	22,252		$102.18	10/31/2026
	—	27,444		$100.97	10/30/2027
	—	992		$100.80	2/1/2026
	10,175	29,533		$100.80	2/1/2026
	119,250	39,750		$87.64	7/28/2024
	117,500	—		$78.12	10/28/2023
	—	1,344		$74.30	2/3/2024
	88,124	28,032		$74.30	2/3/2024
	117,500	—		$71.33	7/29/2023
	117,500	—		$59.24	4/29/2023
	94,980	—		$49.48	1/28/2023
	97,000	—		$36.68	10/31/2022
	97,000	—		$36.47	4/30/2022
	87,250	—		$36.36	1/30/2022
	45,000	—		$35.91	7/8/2018
	15,000	—		$35.91	7/8/2018
	97,000	—		$34.70	7/30/2022
	90,000	—		$32.42	10/31/2021
	50,000	—		$30.74	4/13/2020
	90,000	—		$29.89	5/2/2021
	90,000	—		$29.24	8/1/2021
	76,000	—		$28.94	10/12/2020
	45,000	—		$28.90	10/14/2018
	15,000	—		$28.90	10/14/2018
	46,492	—		$28.50	1/12/2020
	50,000	—		$27.28	10/13/2019
	76,000	—		$26.17	7/13/2020
	72,120	—		$25.77	1/31/2021
	56,030	—		$25.18	1/13/2019
	50,000	—		$23.01	7/14/2019
	37,500	—		$19.51	4/14/2019
	12,500	—		$19.51	4/14/2019

CELGENE CORPORATION | 2018 Proxy Statement

Mark J. Alles
Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Mark J. Alles						17,131	$1,787,791
						15,608	$1,628,851
						8,929	$931,830
						3,500	$365,260
								23,412	$2,443,276
								12,848	$1,340,817
								10,850	$1,132,306
	—	33,881		$135.41	7/31/2027
	—	2,157		$132.56	7/27/2025
	4,312	2,156		$132.56	7/27/2025
	—	33,880		$124.06	5/1/2027
	—	843		$118.57	2/2/2025
	—	1,701		$118.57	2/2/2025
	5,087	2,544		$118.57	2/2/2025
	11,752	—		$117.18	12/19/2024
	—	3,918		$117.18	12/19/2024
	—	7,418		$114.69	8/1/2026
	7,417	14,834		$114.69	8/1/2026
	—	2,157		$114.08	11/9/2025
	4,312	2,156		$114.08	11/9/2025
	—	883		$113.18	1/30/2027
	—	6,535		$113.18	1/30/2027
	—	22,251		$113.18	1/30/2027
	—	2,157		$109.90	5/4/2025
	4,312	2,156		$109.90	5/4/2025
	—	7,418		$104.97	5/2/2026
	7,417	14,834		$104.97	5/2/2026
	—	1		$103.10	10/27/2024
	—	2,543		$103.10	10/27/2024
	7,631	—		$103.10	10/27/2024
	—	7,418		$102.18	10/31/2026
	7,417	14,834		$102.18	10/31/2026
	—	8,470		$100.97	10/30/2027
	—	25,411		$100.97	10/30/2027
	—	992		$100.80	2/1/2026
	—	1,165		$100.80	2/1/2026
	2,156	4,312		$100.80	2/1/2026
	15,262	—		$87.64	7/28/2024
	—	5,088		$87.64	7/28/2024
	13,124	—		$81.56	12/2/2023
	6,564	—		$81.56	12/2/2023
	11,824	—		$78.12	10/28/2023
	5,914	—		$78.12	10/28/2023
	11,824	—		$74.30	2/3/2024
	—	1,344		$74.30	2/3/2024
	—	4,570		$74.30	2/3/2024
	11,824	—		$71.33	7/29/2023
	5,914	—		$71.33	7/29/2023
	17,738	—		$59.24	4/29/2023
	2,020	—		$49.48	1/28/2023
	10,468	—		$49.48	1/28/2023
	17,500	—		$40.22	12/17/2022
	2,704	—		$36.96	3/1/2022
	8,290	—		$36.96	3/1/2022
	8,326	—		$36.68	10/31/2022
	8,326	—		$36.47	4/30/2022
	8,326	—		$34.70	7/30/2022

CELGENE CORPORATION | 2018 Proxy Statement

Peter N. Kellogg
Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Peter N. Kellogg						8,036	$838,637
						6,829	$712,674
						6,763	$705,787
						5,609	$585,355
						3,666	$382,584
						3,500	$365,260
								10,850	$1,132,306
								10,243	$1,068,959
								5,073	$529,366
	—	13,376		$135.41	7/31/2027
	4,312	4,313		$132.56	7/27/2025
	—	13,376		$124.06	5/1/2027
	—	843		$118.57	2/2/2025
	5,087	4,245		$118.57	2/2/2025
	8,820	2,940		$117.18	12/19/2024
	3,245	9,735		$114.69	8/1/2026
	4,312	4,313		$114.08	11/9/2025
	—	883		$113.18	1/30/2027
	—	2,363		$113.18	1/30/2027
	—	9,735		$113.18	1/30/2027
	4,312	4,313		$109.90	5/4/2025
	3,245	9,735		$104.97	5/2/2026
	7,631	2,544		$103.10	10/27/2024
	8,026	24,078		$102.18	10/31/2026
	—	7,728		$100.97	10/30/2027
	—	23,183		$100.97	10/30/2027
	—	992		$100.80	2/1/2026
	2,156	5,477		$100.80	2/1/2026
	3,462	1,154		$86.65	8/1/2024
	71,538	23,846		$86.65	8/1/2024

CELGENE CORPORATION | 2018 Proxy Statement

Scott A. Smith
Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Scott A. Smith						8,036	$838,637
						7,126	$743,669
						6,829	$712,674
						5,128	$535,158
						3,863	$403,143
						3,500	$365,260
								10,850	$1,132,306
								10,243	$1,068,959
								5,345	$557,804
	—	14,094		$135.41	7/31/2027
	4,312	4,313		$132.56	7/27/2025
	—	14,094		$124.06	5/1/2027
	—	843		$118.57	2/2/2025
	2,500	1,657		$118.57	2/2/2025
	8,820	2,940		$117.18	12/19/2024
	—	3,245		$114.69	8/1/2026
	3,245	6,490		$114.69	8/1/2026
	4,312	4,313		$114.08	11/9/2025
	—	883		$113.18	1/30/2027
	—	2,363		$113.18	1/30/2027
	—	9,735		$113.18	1/30/2027
	4,312	4,313		$109.90	5/4/2025
	—	3,245		$104.97	5/2/2026
	3,245	6,490		$104.97	5/2/2026
	—	1		$103.10	10/27/2024
	3,750	1,249		$103.10	10/27/2024
	—	7,616		$102.18	10/31/2026
	7,616	15,233		$102.18	10/31/2026
	—	8,143		$100.97	10/30/2027
	—	24,429		$100.97	10/30/2027
	—	992		$100.80	2/1/2026
	2,156	5,477		$100.80	2/1/2026
	7,500	2,500		$87.64	7/28/2024
	15,000	—		$81.56	12/2/2023
	10,000	—		$78.12	10/28/2023
	—	1,344		$74.30	2/3/2024
	7,500	1,156		$74.30	2/3/2024
	10,000	—		$71.33	7/29/2023
	644	—		$59.24	4/29/2023
	9,356	—		$59.24	4/29/2023
	1,250	—		$49.48	1/28/2023
	3,750	—		$49.48	1/28/2023
	15,000	—		$40.22	12/17/2022
	5,000	—		$36.68	10/31/2022
	1,250	—		$36.47	4/30/2022
	3,750	—		$36.47	4/30/2022
	1,250	—		$36.36	1/30/2022
	3,750	—		$36.36	1/30/2022
	258	—		$34.70	7/30/2022
	4,742	—		$34.70	7/30/2022
	5,000	—		$32.42	10/31/2021
	20,000	—		$31.54	11/30/2021
	702	—		$30.74	4/13/2020
	11,398	—		$30.74	4/13/2020
	736	—		$29.89	5/2/2021
	4,264	—		$29.89	5/2/2021
	5,000	—		$29.24	8/1/2021
	2	—		$28.94	10/12/2020
	12,098	—		$28.94	10/12/2020
	2,750	—		$28.50	1/12/2020
	12,100	—		$26.17	7/13/2020
	3,026	—		$25.77	1/31/2021
	9,074	—		$25.77	1/31/2021
	1,250	—		$25.18	1/13/2019
	646	—		$23.01	7/14/2019
	2,750	—		$19.51	4/14/2019

CELGENE CORPORATION | 2018 Proxy Statement

S. J. Rupert Vessey
Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
S. J. Rupert Vessey, MA, BM BCh, FRCP, D.Phil.						6,731	$702,447
						5,756	$600,696
						5,623	$586,816
						5,369	$560,309
						5,350	$558,326
						3,120	$325,603
						781	$81,505
								4,317	$450,522
								2,344	$244,620
	—	11,384		$135.41	7/31/2027
	1,562	1,563		$132.56	7/27/2025
	—	11,384		$124.06	5/1/2027
	1,686	1,686		$118.57	2/2/2025
	7,884	7,886		$118.57	2/2/2025
	3,226	9,680		$114.69	8/1/2026
	1,562	1,563		$114.08	11/9/2025
	—	883		$113.18	1/30/2027
	—	12,023		$113.18	1/30/2027
	1,562	1,563		$109.90	5/4/2025
	—	201		$104.97	5/2/2026
	—	9,479		$104.97	5/2/2026
	7,802	23,408		$102.18	10/31/2026
	—	26,308		$100.97	10/30/2027
	—	782		$100.80	2/1/2026
	—	1,562		$100.80	2/1/2026
(1)
Represents vested options under the 2017 Stock Incentive Plan.

(2)
Pursuant to the 2017 Stock Incentive Plan, options granted to employees (including the NEOs) are immediately exercisable. However, the shares of Common Stock acquired upon exercise would be subject to the same vesting schedule as the underlying options (i.e., in four equal annual installments beginning on the first anniversary of the grant date).

(3)
Pursuant to the 2017 Stock Incentive Plan, RSUs granted to the NEOs vest in full on the third anniversary of the grant date.

(4)
Represents the number of unvested RSUs or PSUs multiplied by the closing price of Celgene Common Stock on December 29, 2017.

(5)
Represents the number of PSUs granted in 2015, 2016 and 2017 for the 2015–2017, 2016–2018 and 2017–2019 performance periods that were considered outstanding at December 31, 2017 based on 2017 performance compared to total revenue, adjusted EPS and R-TSR performance goals established for the PSUs granted in 2015, 2016 and 2017. The portions of the grants that are measured on total revenue and adjusted EPS are included at threshold level and the portion of the grants that are measured on R-TSR are included at target level. Dr. Vessey’s PSUs granted in 2015 are based on the Research & Early Development Plan performance goals, of which he was a participant in that year.

CELGENE CORPORATION | 2018 Proxy Statement

OPTION EXERCISES AND STOCK VESTED TABLE
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2)
(a)	(b)	(c)	(d)	(e)
Robert J. Hugin	323,448	$30,557,439	44,632	$5,981,239
Mark J. Alles	—	$—	8,882	$1,064,132
Peter N. Kellogg	—	$—	65,642	$8,695,821
Scott A. Smith	—	$—	8,542	$1,049,364
Rupert J. Vessey, MA, BM BCh, FRCP, D.Phil.	4,007	$64,194	5,755	$663,471
(1)
Stock options granted under the 2017 Stock Incentive Plan vest in four equal annual installments beginning on the first anniversary of the grant date. The value realized when the stock options were exercised represents the excess of the fair market value of the shares at the time of exercise over the exercise price of the stock options.

(2)
Value realized on vesting represents (i) the number of RSUs that vested during fiscal 2017 multiplied by the market price of our Common Stock on the respective vesting dates plus (ii) the number of shares acquired on vesting with respect to the Company’s matching contribution to the 401(k) Plan multiplied by the closing price of our Common Stock on December 29, 2017.

NONQUALIFIED DEFERRED COMPENSATION TABLE
Name	Executive Contributions in Last Fiscal Year(1)	Company Contributions in Last Fiscal Year(2)	Aggregate Earnings In Last Fiscal Year(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End(4)
(a)	(b)	(c)	(d)	(e)	(f)
Robert J. Hugin	$3,525,033	$225,000	$(388,163)	$—	$20,474,012
Mark J. Alles	$—	$—	$—	$—	$—
Peter N. Kellogg	$435,625	$—	$231,736	$—	$1,789,163
Scott A. Smith	$324,207	$—	$84,730	$—	$951,673
S. J. Rupert Vessey, MA, BM BCh, FRCP, D.Phil.	$—	$—	$—	$—	$—
(1)
The amounts reported in column (b) reflect deferrals under the Nonqualified Plan of base salary and/or MIP earned by and paid to the applicable NEO in fiscal 2017. A portion of the amounts reported as salary, MIP and/or long term incentives in the Summary Compensation Table, column (c) and/or (g), respectively, were deferred by Mr. Hugin, Mr. Kellogg and Mr. Smith in fiscal 2017 as follows: with respect to Mr. Hugin $225,000 of salary and $3,300,033 of his 2014–2016 LTIP payment; with respect to Mr. Kellogg $435,625 of salary; and with respect to Mr. Smith, $215,984 of MIP and $108,223 of LTIP.

(2)
The amounts reported in column (c) for the applicable NEOs are also reported and included within “all other compensation” in the “Summary Compensation Table,” column (i).

(3)
None of the amounts reported in column (d) for the applicable NEOs is reported as compensation in the “Summary Compensation Table.”

(4)
The amounts reported in column (f) for the applicable NEOs include previously earned, but deferred, salary and MIP and the value of Company matching contributions that were reported in our Summary Compensation Table in previous years as follows: (i) $225,000 of base salary and $4,994,335 of his 2013–2015 LTIP payment in fiscal 2016 and $222,500 of base salary in fiscal 2015 with respect to Mr. Hugin; and (ii) $422,833 of base salary in fiscal 2016 and $410,000 of base salary in fiscal 2015 with respect to Mr. Kellogg. The total in this column reflects the cumulative value of each NEO’s deferrals, Company matching contributions and investment experience. The amounts reported in column (f) above are also disclosed as “Nonqualified Plan” payments in the tables included in the section entitled, “Potential Payments Upon Termination or Change in Control” for each applicable NEO.

The Nonqualified Plan is an unfunded nonqualified deferred compensation plan to which our U.S.-based NEOs may elect to defer up to 90% of their base salary and up to 100% of other types of compensation (i.e., LTIP awards and MIP awards). Generally, a deferral election must be made no later than December 31 of the previous year, and is irrevocable. Deferrals with respect to salary are deducted from the participant’s salary in equal installments for the period of January 1 to December 31 of each year. These deferral elections are for the salary earned by the participant for the particular salary pay period during that year, which would otherwise be payable to the participant in such pay period. The election to defer salary under the Nonqualified Plan is in addition to any deferral election made by the participant under our 401(k) Plan. Deferrals for performance-based annual bonuses are for those MIP bonuses earned during the year in question, which are payable the following year. The MIP deferral elections may be modified or revoked before June 30 of the year in question.

CELGENE CORPORATION | 2018 Proxy Statement

The Nonqualified Plan authorizes us to make matching contributions at our sole discretion. The Nonqualified Plan provided for matching contributions up to a maximum of 15% of gross base salary earnings of Mr. Hugin through the date of his retirement on February 5, 2018. The participant is 100% vested at all times in his or her deferred cash account, and matching contributions vest in accordance with the vesting schedule specified by the Compensation Committee at the time the contribution is made.
The Nonqualified Plan credits gains and losses to deferral amounts based upon “deemed” investments in mutual funds investing in equity instruments or debt securities chosen by each participant (which the participant may change at any time) from a “menu” of fund options provided by us. The investment returns credited to participants’ accounts in the Nonqualified Plan correspond to actual returns of the chosen funds. The performance of the mutual funds fluctuates with the conditions of the capital markets and the economy generally, and is affected by prevailing interest rates and credit risks. The investment options under the Nonqualified Plan include:
Fund	2017 Rate of Return
Celgene 30 Year Treasury + 100 bpts	3.86%
Celgene Prime	4.00%
T. Rowe Price Retirement 2010	11.66%
T. Rowe Price Retirement 2020	15.74%
T. Rowe Price Retirement 2030	19.45%
T. Rowe Price Retirement 2040	22.02%
Fidelity Retirement Money Market SPAXX	0.51%
Federated Capital Preservation	1.13%
BlackRock Intermediate Bond Portfolio	3.15%
BlackRock High Yield Bond Portfolio	8.20%
American Funds Balanced	15.77%
American Century Equity Income	13.68%
MFS Value	17.76%
Federated Max-Cap Index	21.32%
Janus Advisor Forty	29.60%
Invesco Mid Cap Core Equity	15.04%
Fidelity Advisor Mid Cap	20.55%
American Century Small Cap Value	10.39%
Royce Premier	23.85%
Invesco Small Cap Growth	24.91%
American Funds EuroPacific Growth	31.09%
The Nonqualified Plan provides for payment of deferred compensation and earnings thereon. A distribution is made upon a participant’s separation from service with us, his or her retirement, a date specified by the participant in his or her compensation deferral agreement, the death of a participant (in such a case, to the designated beneficiary) or a “change in control.” Distributions upon a separation from service may be made in a lump sum or in annual installments of two to 15 years, as elected by the participant. A participant may elect to receive up to three “in-service” distribution dates in a lump sum or two to five annual installments. Payments made on a participant’s separation from service will begin on the first day of the seventh month following the date of separation from service. If a participant dies before installment payments have commenced, a lump sum will be distributed to the participant’s beneficiary as soon as administratively feasible thereafter, to the extent no adverse tax consequences are triggered under Section 409A of the Code. If a participant dies after the date distributions have commenced, then installment payments shall continue to be distributed to such participant’s beneficiary in accordance with the participant’s election. Loans are not permitted under the Nonqualified Plan, although distributions are permitted in the case of certain emergencies.
The Nonqualified Plan is intended to provide participants with a tax deferral opportunity for compensation paid by us. The deferred amounts are not subject to income tax or income tax withholding when earned and deferred, but are fully taxable (and withheld appropriately) when distributed.

CELGENE CORPORATION | 2018 Proxy Statement

Potential Payments Upon Termination or Change in Control
The following tables summarize the value of the termination payments and benefits that Messrs. Hugin, Alles, Kellogg and Smith and Dr. Vessey would have received if they had terminated employment or if a change in control of the Company occurred on December 31, 2017 under the circumstances shown. For further description of the employment agreements governing these payments, see “Additional Information Regarding Executive Officers — Agreements with our Named Executive Officers.” The tables exclude (i) amounts accrued through December 31, 2017 that would be paid in the normal course of continued employment, such as accrued but unpaid salary, (ii) vested account balances under our 401(k) Plan that is generally available to all of our employees and (iii) any post-employment benefit that is available to all of our salaried employees and does not discriminate in favor of the NEOs.
Robert J. Hugin
Benefit	Retirement	Death	Disability	Termination by Company without cause	Termination in Connection with a Change in Control
(a)	(b)	(c)	(d)	(e)	(f)
Cash Severance	$—	$3,375,000(1)	$3,375,000(1)	$3,375,000(1)	$13,373,439(2)(3)
Acceleration of Stock Options and RSUs	$6,660,937(4)	$6,660,937(4)	$6,660,937(4)	—	$6,660,937(4)
PSU Grants (2015, 2016 and 2017)	$8,219,356(5)	$7,407,657(5)	$7,407,657(5)	—	$7,407,657(5)
MIP Payment	$2,175,000(6)	$2,175,000(6)	$2,175,000(6)	$2,175,000(6)	$2,175,000(6)
Nonqualified Plan	$20,474,012(7)	$20,474,012(7)	$20,474,012(7)	$20,474,012(7)	$20,474,012(7)
Health & Welfare Benefits	$—	$—	$—	$—	$407,108(8)
TOTAL	$37,529,305	$40,092,606	$40,092,606	$26,024,012	$50,498,153
(1)
Executive is entitled to receive a lump sum payment equal to the executive’s then annual base salary and a pro rata share of the executive’s annual MIP target bonus (based on the assumption that all performance or other criteria had been met) which equals the total MIP award, assuming the executive’s termination of employment on December 31, 2017.

(2)
Executive is entitled to receive the payments and benefits set forth in this section if his employment is terminated: (i) by us without cause, by the executive for good reason or due to the executive’s disability within two years following a change in control or (ii) by us without cause or by the executive for good reason within 90 days prior to a change in control.

(3)
Executive is entitled to receive a lump sum payment equal to three times the executive’s then annual base salary plus three times the executive’s highest annual MIP bonus paid within the three years prior to the change in control.

(4)
Reflects the excess of the fair market value of the underlying shares over the exercise price of all unvested options and the fair market value of the shares underlying unvested RSUs as of December 31, 2017. In connection with a change in control, stock options and RSUs will become fully vested without regard to whether there is a termination of employment. For this purpose, “retirement” generally means the executive’s voluntary resignation on or after the executive’s attainment of age 55 and the completion of five years of service, except that for awards granted after April 17, 2013, “retirement” also includes the executive’s attainment of an age plus completed years of service that equals 65, with the completion of a minimum of two years of service. As of December 31, 2017, Mr. Hugin satisfies the “retirement” conditions.

(5)
Represents the value of PSU units granted in 2015, 2016 and 2017 for the 2015–2017, 2016–2018 and 2017–19 performance periods, respectively, that would vest after the occurrence of one of the triggering events represented in columns (b) through (f) based on the closing price of Celgene Common Stock on December 29, 2017. In the event of retirement as defined under the 2017 Stock Incentive Plan, a pro-rata portion of PSUs will vest under the 2015 award and the full 2016 and 2017 awards will vest and be payable, in each case, based on actual performance at the end of the performance period. The amount included in the table above for retirement is the full amount for the 2015–2017, 2016–2018 and 2017–19 awards and represents actual achievement for the 2015–17 plan and assumes achievement at the target performance level at the end of the respective performance periods for the 2016–18 and 2017–19 plans.

In the event of death, permanent disability or involuntary termination without cause during the two-year period commencing on a change in control, the vesting of PSUs will accelerate and shares will be payable based on plan performance as of the last day of the calendar quarter preceding the date of death, disability or termination without cause during the two-year period commencing on a change in control. The amounts included in the table above for death, permanent disability or involuntary termination without cause during the two-year period commencing on a change in control is based on actual results achieved through September 30, 2017 compared to performance goals for total revenue, Adjusted EPS and R-TSR established for the PSUs granted in 2015, 2016 and 2017. The portions of the grants that are measured on total revenue and Adjusted EPS are not attributed any value due to total revenue and Adjusted EPS at September 30, 2017 not meeting the threshold level of performance established for the PSUs. The portion of the grants that are measured on R-TSR are included at 170, 173 and 157 percent of target based on comparisons of R-TSR at September 30, 2017 compared to the R-TSR performance levels for 2017, 2018 and 2019, respectively, established for the PSUs.
(6)
The MIP provides for a pro rata award payable on the executive’s retirement, death, permanent disability, termination by Company without cause, or change in control. The MIP payment in the table reflects the total MIP award, assuming the executive’s termination of employment on December 31, 2017. The MIP payment is an annual incentive award paid to all eligible employees.

(7)
The Nonqualified Plan provides for payment of deferred compensation (based upon contributions made by Mr. Hugin in the form of payroll deductions and matching company contributions) and earnings thereon. Amounts payable under the Nonqualified Plan are described and quantified in the “Nonqualified Deferred Compensation Table” (column f) included elsewhere in this proxy statement.

(8)
Executive is entitled to payment of health and welfare premiums on a tax grossed-up basis for the executive and his eligible dependents for three years where the first 18 months are continuation of coverage under COBRA.

CELGENE CORPORATION | 2018 Proxy Statement

Mark J. Alles
Benefit	Retirement	Death	Disability	Termination by Company without cause	Termination in Connection with a Change in Control
(a)	(b)	(c)	(d)	(e)	(f)
Cash Severance	$—	$—	$—	$3,279,007(1)	$3,279,007(1)
Acceleration of Stock Options and RSUs	$—	$5,166,180(2)	$5,166,180(2)	—	$5,166,180(2)
PSU Grants (2015, 2016 and 2017)	$3,282,742(3)	$4,158,000(3)	$4,158,000(3)	—	$4,158,000(3)
MIP Payment	$2,144,623(4)	$2,144,623(4)	$2,144,623(4)	$2,144,623(4)	$2,144,623(4)
TOTAL	$5,427,365	$11,468,803	$11,468,803	$5,423,630	$14,747,810
(1)
Executive is entitled to receive (i) a lump sum payment equal to the executive’s then annual base salary, (ii) the executive’s annual MIP target bonus (based on the assumption that all performance or other criteria had been met) and (iii) 12 months of continued benefits under COBRA at active employee rates.

(2)
Reflects the excess of the fair market value of the underlying shares over the exercise price of all unvested options and the fair market value of the shares underlying unvested RSUs as of December 31, 2017. Mr. Alles’ stock options and RSUs will become fully vested if his employment is terminated in connection with a change in control within two years of the change in control. Additionally, Mr. Alles’ stock options and RSUs will become fully vested upon termination due to death or permanent disability.

(3)
Represents the value of PSU units granted in 2015, 2016 and 2017 for the 2015–2017, 2016–2018 and 2017–2019 performance periods, respectively, that would vest after the occurrence of one of the triggering events represented in columns (b) through (f) based on the closing price of Celgene Common Stock on December 29, 2017. In the event of retirement as defined under the 2017 Stock Incentive Plan, a pro-rata portion of PSUs will vest and be payable based on actual performance at the end of each performance period. The amount included in the table above for retirement is the full award amount for the 2015–2017 award, two years for the 2016–2018 award and one year for the 2017–2019 award and assumes achievement at the target performance level at the end of the respective performance periods.

In the event of death, permanent disability or involuntary termination without cause during the two-year period commencing on a change in control, the vesting of PSUs will accelerate and shares will be payable based on plan performance as of the last day of the calendar quarter preceding the date of death, disability or termination without cause during the two-year period commencing on a change in control. The amounts included in the table above for death, permanent disability or termination without cause during the two-year period commencing on a change in control is based on actual results achieved through September 30, 2017 compared to performance goals for total revenue, Adjusted EPS and R-TSR established for the PSUs granted in 2015, 2016 and 2017. The portions of the grants that are measured on total revenue and Adjusted EPS are not attributed any value due to total revenue and Adjusted EPS at September 30, 2017 not meeting the threshold levels of performance established for the PSUs. The portion of the grants that are measured on R-TSR are included at 170, 173 and 157 percent of target based on comparisons of R-TSR at September 30, 2017 compared to the R-TSR performance levels for 2017, 2018 and 2019, respectively, established for the PSUs.
(4)
The MIP provides for a pro rata award payable on the executive’s retirement, death, permanent disability, termination by company without cause or change in control. The MIP payment in the table reflects the total MIP award, assuming the executive’s termination of employment on December 31, 2017. The MIP payment is an annual incentive award paid to all eligible employees.

CELGENE CORPORATION | 2018 Proxy Statement

Peter N. Kellogg
Benefit	Retirement	Death	Disability	Termination by Company without cause	Termination in Connection with a Change in Control
(a)	(b)	(c)	(d)	(e)	(f)
Cash Severance	$—	$—	$—	$1,604,907(1)	$2,407,361(2)
Acceleration of Stock Options and RSUs	$—	$4,216,560(3)	$4,216,560(3)	$—	$4,216,560(3)
PSU Grants (2015, 2016 and 2017)	$1,825,563(4)	$2,292,805(4)	$2,292,805(4)	$—	$2,292,805(4)
MIP Payment	$800,352(5)	$800,352(5)	$800,352(5)	$800,352(5)	$800,352(5)
Nonqualified Plan	$1,789,163(6)	$1,789,163(6)	$1,789,163(6)	$1,789,163(6)	$1,789,163(6)
TOTAL	$4,415,078	$9,098,880	$9,098,880	$4,194,422	$11,506,241
(1)
Executive is entitled to receive (i) a lump sum payment equal to the executive’s then annual base salary, (ii) the executive’s annual MIP target bonus (based on the assumption that all performance or other criteria had been met); and (iii) 12 months of continued benefits under COBRA at active employee rates.

(2)
Executive is entitled to receive 1.5 times the payments and benefits set forth in footnote (1) if his employment is terminated by the Company for any reason on or within two years of a change in control. This amount is calculated based on the target bonus amount prorated for the number of days worked in the plan year.

(3)
Reflects the excess of the fair market value of the underlying shares over the exercise price of all unvested options and the fair market value of the shares underlying unvested RSUs as of December 31, 2017. Mr. Kellogg’s stock options and RSUs will become fully vested if his employment is terminated in connection with a change in control within two years of the change in control. Additionally, options and RSUs will become fully vested upon termination due to death or permanent disability.

(4)
Represents the value of PSU units granted in 2015, 2016 and 2017 for the 2015–2017, 2016–2018 and 2017–2019 performance periods, respectively, that would vest after the occurrence of one of the triggering events represented in columns (b) through (f) based on the closing price of Celgene Common Stock on December 29, 2017. In the event of retirement as defined under the 2017 Stock Incentive Plan, a pro-rata portion of PSUs will vest and be payable based on actual performance at the end of each performance period. The amount included in the table above for retirement is the full award amount for the 2015–2017 award, two years for the 2016–2018 award and one year for the 2017–2019 award and assumes achievement at the target performance level at the end of the respective performance periods.

In the event of death, permanent disability or involuntary termination without cause during the two-year period commencing on a change in control, the vesting of PSUs will accelerate and shares will be payable based on plan performance as of the last day of the calendar quarter preceding the date of death, disability or termination without cause during the two-year period commencing on a change in control. The amounts included in the table above for death, permanent disability or termination without cause during the two-year period commencing on a change in control is based on actual results achieved through September 30, 2017 compared to performance goals for total revenue, Adjusted EPS and R-TSR established for the PSUs granted in 2015, 2016 and 2017. The portions of the grants that are measured on total revenue and Adjusted EPS are not attributed any value due to total revenue and Adjusted EPS at September 30, 2017 not meeting the threshold levels of performance established for the PSUs. The portion of the grants that are measured on R-TSR are included at 170, 173 and 157 percent of target based on comparisons of R-TSR at September 30, 2017 compared to the R-TSR performance levels for 2017, 2018 and 2019, respectively, established for the PSUs.
(5)
The MIP provides for a pro rata award payable on the executive’s retirement, death, permanent disability, termination by company without cause and a change in control. The MIP payment in the table reflects the total MIP award, assuming the executive’s termination of employment on December 31, 2017. The MIP payment is an annual incentive award paid to all eligible employees. In addition to those events listed in the table above, Mr. Kellogg will receive such amounts in the event of voluntary termination.

(6)
The Nonqualified Plan provides for payment of deferred compensation and earnings thereon. Amounts payable under the Nonqualified Plan are described and quantified in the “Nonqualified Deferred Compensation Table” (column f) included elsewhere in this proxy statement. In addition to those events listed in the table above, Mr. Kellogg will receive such amounts in the event of voluntary termination.

CELGENE CORPORATION | 2018 Proxy Statement

Scott A. Smith
Benefit	Retirement	Death	Disability	Termination by Company without cause	Termination in Connection with a Change in Control
(a)	(b)	(c)	(d)	(e)	(f)
Cash Severance	—	—	—	$1,691,135(1)	$1,691,135(1)
Acceleration of Stock Options and RSUs	$ —(2)	$3,900,326(2)	$3,900,326(2)	$—	$3,900,326(2)
PSU Grants (2015, 2016 and 2017	$1,844,522(3)	$2,315,082(3)	$2,315,082(3)	$—	$2,315,082(3)
MIP Payment	$845,495(4)	$845,495(4)	$845,495(4)	$845,495(4)	$845,495(4)
Nonqualified Plan	$951,673(5)	$951,673(5)	$951,673(5)	$951,673(5)	$951,673(5)
TOTAL	$3,641,690	$8,012,576	$8,012,576	$3,488,303	$9,703,711
(1)
Effective April 15, 2015, executive was entitled to receive a lump sum payment equal to the executive’s then annual base salary plus target MIP and 12 months of continued benefits.

(2)
Reflects the excess of the fair market value of the underlying shares over the exercise price of all unvested options and the fair market value of the shares underlying unvested RSUs as of December 31, 2017. Mr. Smith’s stock options and RSUs will become fully vested if his employment is terminated without cause in connection with a change in control within two years of the change in control. Additionally, Mr. Smith’s stock options and RSUs will become fully vested upon termination due to death or permanent disability.

(3)
Represents the value of PSU units granted in 2015, 2016 and 2017 for the 2015–2017, 2016–2018 and 2017–2019 performance periods, respectively, that would vest after the occurrence of one of the triggering events represented in columns (b) through (f) based on the closing price of Celgene Common Stock on December 29, 2017. In the event of retirement as defined under the 2017 Stock Incentive Plan, a pro-rata portion of PSUs will vest and be payable based on actual performance at the end of each performance period. The amount included in the table above for retirement is the full award amount for the 2015–2017 award, two years for the 2016–2018 award and one year for the 2017–2019 award completed and assumes achievement at the target performance level at the end of the respective performance periods.

In the event of death, permanent disability or involuntary termination without cause during the two-year period commencing on a change in control, the vesting of PSUs will accelerate and shares will be payable based on plan performance as of the last day of the calendar quarter preceding the date of death, disability or termination without cause during the two-year period commencing on a change in control. The amounts included in the table above for death, permanent disability or termination without cause during the two-year period commencing on a change in control is based on actual results achieved through September 30, 2017 compared to performance goals for total revenue, Adjusted EPS and R-TSR established for the PSUs granted in 2015, 2016 and 2017. The portions of the grants that are measured on total revenue and Adjusted EPS are not attributed any value due to total revenue and Adjusted EPS at September 30, 2017 not meeting the threshold levels of performance established for the PSUs. The portion of the grants that are measured on R-TSR are included at 170, 173 and 157 percent of target based on comparisons of R-TSR at September 30, 2017 compared to the R-TSR performance levels for 2017, 2018 and 2019, respectively, established for the PSUs.
(4)
The MIP provides for a pro rata award payable on the executive’s retirement, death, permanent disability, termination by company without cause or change in control. The MIP payment in the table reflects the total MIP award, assuming the executive’s termination of employment on December 31, 2017. The MIP payment is an annual incentive award paid to all eligible employees. In addition to those events listed in the table above, Mr. Smith will be eligible to receive such amounts in the event of voluntary termination.

(5)
The Nonqualified Plan provides for payment of deferred compensation and earnings thereon. Amounts payable under the Nonqualified Plan are described and quantified in the “Nonqualified Deferred Compensation Table” (column f) included elsewhere in this proxy statement. In addition to those events listed in the table above, Mr. Smith will receive such amounts in the event of voluntary termination.

CELGENE CORPORATION | 2018 Proxy Statement

S. J. Rupert Vessey
Benefit	Retirement	Death	Disability	Termination by Company without cause	Termination in Connection with a Change in Control
(a)	(b)	(c)	(d)	(e)	(f)
Cash Severance	n/a	—	—	$1,261,230(1)	$1,261,230(1)
Acceleration of Stock Options and RSUs	n/a	$3,564,261(2)	$3,564,261(2)	—	$3,564,261(2)
PSU Grants (2015 and 2017)	n/a	$597,529(3)	$597,529(3)	$—	$597,529(3)
MIP Payment	n/a	$629,125(4)	$629,125(4)	$629,125(4)	$629,125(4)
LTIP Payment	n/a	$711,650(5)	$711,650(5)	—	$903,317(6)
TOTAL	n/a	$5,502,565	$5,502,565	$1,890,355	$6,955,462
(1)
Effective January 1, 2016, executive was entitled to receive a lump sum payment equal to the executive’s then annual base salary plus target MIP and 12 months of continued benefits under COBRA at active employee rates.

(2)
Reflects the excess of the fair market value of the underlying shares over the exercise price of all unvested options and the fair market value of the shares underlying unvested RSUs as of December 31, 2017. Dr. Vessey’s stock options and RSUs will become fully vested if his employment is terminated without cause in connection with a change in control within two years of the change in control. Additionally, Dr. Vessey’s stock options and RSUs will become fully vested upon termination due to death or permanent disability.

(3)
Represents the value of PSU units granted in 2015 and 2017 for the 2015–2017 and 2017–2019 performance periods, respectively, that would vest after the occurrence of one of the triggering events represented in columns (b) through (f) based on the closing price of Celgene Common Stock on December 29, 2017. In the event of death, permanent disability or involuntary termination without cause during the two-year period commencing on a change in control, the vesting of PSUs will accelerate and shares will be payable based on plan performance as of the last day of the calendar quarter preceding the date of death, disability or termination without cause during the two-year period commencing on a change in control. The amounts included in the table above for death, permanent disability or termination without cause during the two-year period commencing on a change in control is based on actual results achieved through September 30, 2017 compared to performance goals for total revenue, Adjusted EPS and R-TSR established for the PSUs granted in 2017. The portions of the grants that are measured on total revenue and Adjusted EPS are not attributed any value due to total revenue and Adjusted EPS at September 30, 2017 not meeting the threshold levels of performance established for the PSUs. The portion of the grants that are measured on R-TSR are included at 157 percent of target based on comparisons of R-TSR at September 30, 2017 compared to the R-TSR performance levels for 2019 established for the PSUs.

(4)
The MIP provides for a pro rata award payable on the executive’s retirement, death, permanent disability, termination by company without cause or change in control. The MIP payment in the table reflects the total MIP award, assuming the executive’s termination of employment on December 31, 2017. As of December 31, 2017, Dr. Vessey does not meet retirement eligibility. The MIP payment is an annual incentive award paid to all eligible employees. In addition to those events listed in the table above, Dr. Vessey will be eligible to receive such amounts in the event of voluntary termination.

(5)
The LTIP provides for a pro rata award payable on the executive’s retirement (subject to the approval of the Compensation Committee), death or disability. The total LTIP payment in the table reflects (i) the LTIP award values which would have been payable in cash for the 2015–2017 performance cycle and the 2016–2018 performance cycle on a pro rata basis as of December 31, 2017. As of December 31, 2017, Dr. Vessey did not meet retirement eligibility. In addition to those events listed in the table above, Dr. Vessey will receive such amounts in the event of voluntary termination.

(6)
Upon a change in control, the executive is entitled to his target LTIP award for each plan cycle in effect or, if higher, an award based on actual performance through the date of the change in control. The total LTIP payment in the table reflects (i) the LTIP award values which would have been payable in cash for the 2015–2017 performance cycle and the 2016-2018 performance cycle on a pro rata basis as of December 31, 2017. As of December 31, 2017, Dr. Vessey did not meet retirement eligibility.

CELGENE CORPORATION | 2018 Proxy Statement

DIRECTOR COMPENSATION
On an annual basis, the Compensation Committee, supported by analysis and recommendations from its independent compensation consultant, Radford, considers the cash and equity compensation for our non-employee directors, including the amount and type of compensation, using comparative data, to be paid for the compensation year commencing immediately after the next Annual Meeting of Stockholders. The Compensation Committee currently engages the services of Radford, as its compensation consultant. Radford meets with the Compensation Committee and provides advice regarding the design and implementation of non-employee director compensation programs. Radford provides market data annually and makes recommendations regarding non-employee director compensation, including amount and forms of compensation. The Compensation Committee then makes recommendations regarding compensation to the Board of Directors, which makes the final determination on compensation for non-employee directors.
Compensation Philosophy
Consistent with our philosophy and practices for our employees, including our NEOs, we believe that compensation for our non-employee directors should be aligned to the interests of our stockholders, and therefore a significant portion of pay should be at-risk. Our non-employee director compensation program therefore is heavily weighted toward equity rather than cash. In 2017, for example, the compensation awarded non-employee directors who served for the full year averaged approximately 20% cash and 80% equity. In addition, equity awards to non-employee directors, which consist of stock options and RSUs are weighted to emphasize stock options, as these awards accrue value only when the market price of our Common Stock is above the exercise price, aligning non-employee director compensation to stock performance. In 2017, stock options comprised approximately 75% of the equity-based compensation awarded to non-employee directors who served for the full year.
Cash Compensation
For the compensation year commencing immediately after the 2018 Annual Meeting (the 2018–2019 compensation year), in accordance with the recommendation of the Compensation Committee, the Board of Directors did not increase the cash compensation to be paid to non-employee directors, though unchanged since 2011 and below prevailing market rates for peer companies. Cash compensation for services on our Board of Directors or committees thereof for the 2018–2019 compensation year is as follows:
Description	Annual Fee (USD)
Director	$75,000
Lead Director	$35,000
Audit Committee Chair	$30,000
Audit Committee Member	$15,000
Executive Committee Chair	$10,000
Executive Committee Member	$5,000
Compensation Committee Chair	$25,000
Compensation Committee Member	$12,500
Nominating Committee Chair	$15,000
Nominating Committee Member	$7,500
Equity Compensation
Overview
For the 2018–2019 compensation year, the Compensation Committee recommended, and the Board of Directors approved, a combination of 25% RSUs and 75% stock options having an aggregate total value on the date of grant of  $450,000. The value of the stock option portion of the grant is determined using Celgene’s Black-Scholes value on the date of grant. The value of the RSU portion of the grant is determined by utilizing the Company’s closing stock price on the date of grant.
Those equity awards are in conformity with the terms of a previously disclosed court-approved settlement of a litigation against non-employee members of the Board of Directors. The settlement sets limits on equity grants to non-employee directors for at least four years and requires certain changes in the charter of the Board’s Compensation Committee, which have been made, and certain disclosures concerning non-employee director compensation in our proxy statements.

CELGENE CORPORATION | 2018 Proxy Statement

For the compensation year ending at the 2018 Annual Meeting, non-employee directors received a grant of 10,500 stock options and 900 RSUs. All stock options granted to non-employee directors vest in full on the earlier of  (i) the date preceding the date of the first annual stockholders’ meeting held following the grant date, and (ii) the first anniversary of the grant date, provided that the director has served in such capacity at all times through such date. All RSUs granted to non-employee directors vest in three equal annual installments, beginning on the first anniversary of the grant date, provided, in each case, that the director has served in such capacity at all times through such date.
Stock Ownership Requirements for Non-Employee Directors
Our non-employee directors are subject to stock ownership guidelines and must attain equity ownership equal to five times the current annual retainer amounts of $75,000, or $375,000 in stock value. Non-employee directors must meet these ownership requirements no later than the date that is five years after becoming a non-employee director.
Once established, a non-employee director’s target ownership will not re-adjust automatically as a result of changes in his or her annual cash retainer or changes in the price of our Common Stock. However, the Board of Directors or the Compensation Committee may, from time to time, re-evaluate and revise a particular non-employee director’s target ownership in light of such changes. In determining whether a non-employee director meets the guidelines, we consider owned shares and vested restricted or deferred stock units, but we do not consider stock options or unvested RSUs. With the exception of Dr. Haller, who was elected to our Board of Directors in 2015, and Messrs. Weiland and Bishop and Ms. Hemingway Hall, who were each elected to our Board of Directors in 2018, all of our non-employee directors exceed their stock ownership requirements.
DIRECTOR COMPENSATION TABLE
As described more fully below, the following table summarizes the annual compensation for the non-employee directors serving as members of our Board of Directors during fiscal 2017.
Name	Fees Earned or Paid in Cash	RSU Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2)	All Other Compensation	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Richard W. Barker, D.Phil., OBE	$90,000	$108,936	$326,534	—	—	—	$525,470
Michael W. Bonney	$90,000	$108,936	$326,534	—	—	—	$525,470
Michael D. Casey	$142,500	$108,936	$326,534	—	—	—	$577,970
Carrie S. Cox	$90,000	$108,936	$326,534	—	—	—	$525,470
Michael A. Friedman, M.D.	$82,500	$108,936	$326,534	—	—	—	$517,970
Julia A. Haller, M.D.	$90,000	$108,936	$326,534	—	—	—	$525,470
Gilla Kaplan, Ph.D.	$82,500	$108,936	$326,534	—	—	—	$517,970
James J. Loughlin	$117,500	$108,936	$326,534	—	—	—	$552,970
Ernest Mario, Ph.D.	$112,500	$108,936	$326,534	—	—	—	$547,970
(1)
The value of stock awards in column (c) and stock options in column (d) equals the fair value at date of grant, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The value is calculated in accordance with FASB ASC 718. The assumptions used in determining the grant date fair values of these awards are set forth in Note 14 to our Consolidated Financial Statements included in our Annual Report Form 10-K for fiscal 2017 filed with the SEC.

At December 31, 2017, the aggregate number of outstanding vested and unvested stock option awards held by each non-employee director was: Dr. Barker —  90,800 shares; Mr. Bonney — 41,500 shares; Mr. Casey — 194,332 shares; Ms. Cox — 120,500 shares; Dr. Friedman — 55,800 shares; Dr. Haller — 31,500 shares; Dr. Kaplan — 194,332 shares; Mr. Loughlin — 194,332 shares; and Dr. Mario — 70,800 shares.
At December 31, 2017, the aggregate number of outstanding unvested RSUs held by each non-employee director was: Dr. Barker — 1,984 RSUs; Mr. Bonney — 1,984 RSUs; Mr. Casey — 1,984 RSUs; Ms. Cox — 1,984 RSUs; Dr. Friedman — 1,984 RSUs; Dr. Haller — 1,650 RSUs; Dr. Kaplan — 1,984 RSUs; Mr. Loughlin — 1,984 RSUs; and Dr. Mario — 1,984 RSUs.
At December 31, 2017, the aggregate number of shares deferred upon RSU vesting held by each non-employee director was: Dr. Barker — 1,041 shares; Mr. Bonney — 666 shares; Ms. Cox — 13,441 shares; Dr. Friedman — 2,038 shares; and Mr. Loughlin — 6,200 shares.
(2)
We do not have a pension plan or a nonqualified deferred compensation plan for our non-employee directors.

CELGENE CORPORATION | 2018 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes shares of our Common Stock to be issued upon exercise of options and warrants, the weighted-average exercise price of outstanding options and warrants and options available for future issuance pursuant to our equity compensation plans as of December 31, 2017:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders(1)	76,083,019	$82.53	36,595,486
(1)
Amount includes 7,694,858 RSUs and 558,443 performance-based RSUs, issuable pursuant to our 2017 Stock Incentive Plan. These shares were excluded when calculating the weighted average exercise price of outstanding options, warrants and rights.

CELGENE CORPORATION | 2018 Proxy Statement

AUDIT COMMITTEE REPORT
Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee of our Board of Directors submits the following report:
Audit Committee Report to Stockholders
The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of six directors, each of whom is independent as defined by the Nasdaq Listing Rules. The Audit Committee operates under a written charter approved by the Board of Directors and held ten meetings in fiscal 2017. A copy of the charter is available on the Company’s website at www.celgene.com by choosing the “Investor Relations” link then clicking on the “Corporate Governance” section.
Management is responsible for the Company’s internal controls over financial reporting, disclosure controls and procedures and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting in accordance with Public Company Accounting Oversight Board (PCAOB) standards and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes, including the activities of the Internal Audit function. The Audit Committee has established a mechanism to receive, retain and process complaints on auditing, accounting and internal control issues, including the confidential, anonymous submission by employees, vendors, customers and others of concerns on questionable accounting and auditing matters.
In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2017 audited consolidated financial statements. The Audit Committee also discussed with the independent registered public accounting firm the matters required by PCAOB Auditing Standard No. 1301. In addition, the Audit Committee received the written disclosures from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed the independent registered public accounting firm’s independence from the Company and its management.
Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the communications received from the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for fiscal 2017 filed with the SEC.
The Audit Committee also has appointed, subject to stockholder ratification, KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2018.
Respectfully submitted,
April 18, 2018
THE AUDIT COMMITTEE
James J. Loughlin, Chairman
Richard W. Barker, D.Phil., OBE
Michael W. Bonney
Carrie S. Cox
Julia A. Haller, M.D.
John H. Weiland

CELGENE CORPORATION | 2018 Proxy Statement

PROPOSAL TWO:   Independent Registered Public Accounting Firm
The Audit Committee has appointed KPMG LLP to serve as our independent registered public accounting firm and to audit our consolidated financial statements and the effectiveness of our internal control over financial reporting for the current year. Representatives of KPMG LLP are expected to be present at the meeting of stockholders and will be given an opportunity to make a statement if they so desire. They are expected to be available to respond to appropriate questions.
We are asking our stockholders to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Although ratification is not required by our By-laws or otherwise, the Board is submitting the selection of KPMG LLP to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, it will be considered as a direction to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.
Principal Accountant Fees and Services
The following table summarizes fees incurred for professional audit services rendered by our independent registered public accounting firm for the audit of the Company’s annual consolidated financial statements for fiscal 2016 and fiscal 2017, which were pre-approved by the Audit Committee, and fees billed for other services rendered by KPMG in fiscal 2016 and fiscal 2017.
	2016	2017
Audit Fees	$6,544,800	$6,783,000
Audit-Related Fees	$25,000	$25,000
Tax Fees	$1,500,000	$1,750,000
Other	$37,000	$—
Audit Fees:   include fees for professional services rendered for the audits of the consolidated financial statements and effectiveness of internal control over financial reporting of the Company, quarterly reviews, statutory audits, consents and assistance with and review of documents filed with the SEC.
Audit-Related Fees:   include fees for audit-related services consisting of employee benefit plan audits for both fiscal 2016 and fiscal 2017.
Tax Fees:   include fees for international executive and expatriate tax services.
All Other Fees:   include fees for services to support the Company’s privacy program and safe harbor certification process.
The proposal to ratify the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm will require the affirmative vote of the holders of a majority of the shares of Common Stock cast in person or by proxy.
RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE ADOPTION OF PROPOSAL TWO

CELGENE CORPORATION | 2018 Proxy Statement

PROPOSAL THREE:   Advisory Vote on Executive Compensation
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related SEC rules promulgated thereunder, we are providing our stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers as described below. We believe that it is appropriate to seek the views of stockholders on the design and effectiveness of our executive compensation programs.
The Board of Directors believes that our compensation arrangements for executive officers are designed to attract, motivate and retain a talented team of executives who will provide leadership and promote the creation of long-term stockholder value and position the Company for continued growth and success. We seek to accomplish these goals in ways that reward performance and that are aligned with stockholders’ long-term interests. We believe that our executive compensation programs, which emphasize long-term equity awards and performance-based incentive programs, satisfy our goal of creating a close relationship between performance and compensation, as more fully described in the Compensation Discussion and Analysis. Our equity compensation (which is awarded in the form of stock options, restricted stock units and performance stock units) is designed to build executive ownership and align financial incentives focused on the achievement of our long-term strategic goals (both financial and non-financial). Our performance-based compensation consists of: (i) a short-term program that provides annual variable compensation based on attainment of annual corporate goals; and (ii) a three-year performance plan based on the achievement of certain financial metrics. We believe the compensation program for the named executive officers is instrumental in helping the Company achieve its strong financial performance. Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses our compensation philosophy in detail.
Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions expressed by stockholders in their vote on this proposal and will continue to consider the outcome of the vote in connection with their ongoing evaluation of the Company’s compensation program for the named executive officers. Broker non-votes are not entitled to vote on this proposal and will not be counted in evaluating the results of the vote.
We ask our stockholders to vote in favor of the compensation of the Company’s named executive officers, as described in this proxy statement in accordance with the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion accompanying the compensation tables. We currently conduct annual advisory votes on executive compensation, and we expect to conduct the next advisory vote on executive compensation at our 2018 Annual Meeting of Stockholders.
RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE ADOPTION OF PROPOSAL THREE

CELGENE CORPORATION | 2018 Proxy Statement

PROPOSAL FOUR:   (STOCKHOLDER PROPOSAL)
The stockholder proposal set forth below was submitted to the Company by James McRitchie and Myra K. Young, purported owners of shares of our Common Stock having a minimum value as set forth in Rule 14a-8 of the Exchange Act allowing submission of proposals by stockholders meeting certain requirements. Mr. McRitchie’s and Ms. Young’s proposal is printed below verbatim, and we have not endeavored to correct any erroneous statements or typographical errors contained therein. The Company is not responsible for the contents of this proposal or the supporting statement of Mr. McRitchie and Ms. Young. Mr. McRitchie and Ms. Young have advised the Company that they intend to present the proposal at our Annual Meeting. Our Board recommends a vote against the proposal for the reasons set forth following the proposal.
“Proposal [4] - Stockholder Proxy Access Amendments
RESOLVED: Stockholders of Celgene Corp (the “Company”) ask the board of directors (the “Board”) to amend its proxy access bylaw provisions and any associated documents, to include the following change for the purpose of decreasing the average amount of Company common stock the average member of a nominating group would be required to hold for three years to satisfy the aggregate ownership requirements to form a nominating group:
No limitation shall be placed on the number of stockholders that can aggregate their shares to achieve the 3% of common stock required to nominate directors under our Company’s proxy access provisions.
Supporting Statement: Under current provisions, even if the 20 largest public pension funds were able to aggregate their shares, they would not meet the 3% holding criteria at most of companies examined by the Council of Institutional Investors. Allowing an unlimited number of shareholders to aggregate shares would facilitate greater participation by individuals and institutional investors in meeting the stock ownership requirements, 3% of the outstanding common stock entitled to vote.
The SEC’s universal proxy access Rule 14a-11 (https://www.sec.gov/rules/final/2010/33-9136.pdf) was vacated after a court decision regarding the SEC’s cost-benefit analysis. Therefore, proxy access rights must be established on a company-by-company basis. Subsequently, a cost-benefit analysis by CFA Institute, Proxy Access in the United States: Revisiting the Proposed SEC Rule (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1), found proxy access would “benefit both the markets and corporate boardrooms, with little cost or disruption,” raising US market capitalization by up to $140.3 billion.
Proxy Access: Best Practices 2017
(http://www.cii.org/files/publications/misc/Proxy_Access_2017_FINAL.pdf) by the Council of Institutional Investors (CII), notes “while proxy access has gained broad acceptance, some adopting companies have included, or are considering including, provisions that could significantly impair shareholders’ ability to use it.”
Governance Changes through Shareholder Initiatives (https://cba.unl.edu/academicprograms/departments/finance/about/seminar-series/documents/lliev.pdf) found the announcement of shareholder proposals for proxy access submitted to 75 U.S. public companies resulted in $10.6 billion of increased shareholder value across targeted firms.
Although the Company’s Board adopted a proxy access bylaw, it contains troublesome provisions that significantly impair the ability of shareholders to participate because of the large average amount of common shares each is required to hold for three years given the current aggregation limit of 20. Adoption of the requested amendment would come closer to meeting best practices as described by CII. Last year dozens of funds voted FOR a similar proposal, including Wells Fargo Advisors, Invesco Advisors and PNC Capital Advisors. The proposal is especially important shareholders, given Company underperformance relative to the Nasdaq.
Increase Stockholder Value
Vote for Stockholder Proxy Access Amendments - Proposal [4]”

CELGENE CORPORATION | 2018 Proxy Statement

BOARD STATEMENT OPPOSING PROPOSAL FOUR

After consideration, the Board has concluded that this stockholder proposal seeking to eliminate the 20-stockholder aggregation limit of the Company’s proxy access By-law is not in the best interest of the Company and its stockholders. The proposal is not consistent with current market practice, is unnecessary in light of the number of Company stockholders with significant holdings of Company shares, and would, if implemented, potentially impose a costly administrative burden on the Company. For these reasons, the Board of Directors recommends that stockholders vote AGAINST this Proposal.

The proposal is not consistent with current proxy access provisions of the overwhelming majority of companies that have adopted proxy access bylaws.

The Company’s By-laws currently permit a group of up to 20 stockholders to aggregate their shares for purposes of satisfying the 3% ownership requirement for accessing the Company’s proxy materials to nominate candidates to the Company’s Board of Directors. This feature of the Company’s By-laws which enables stockholders to aggregate their shareholdings is designed to make proxy access available to all stockholders by allowing them to form groups. The 20-stockholder limit on groups is intended to prevent the proxy access process from becoming unduly burdensome, complex, unwieldy and expensive for the Company to administer.

Of the more than 370 public companies that adopted proxy access between January 2015 and February 2017, more than 92% adopted an aggregation limit of 20 shareholders or fewer. A 20-shareholder aggregation limit is also the threshold adopted in the by-laws of T. Rowe Price Group, Inc., State Street Corporation and BlackRock, Inc., the publicly-traded parent companies of three of Celgene’s largest institutional shareholders.

In making its own decision regarding the appropriate terms of the Company’s proxy access by-law, the Board reached the conclusion that 20 stockholders is the most appropriate aggregation limit, balancing the Company’s interests in efficiency and cost containment while also providing a workable proxy access by-law that is broadly accessible to stockholders.

The Company’s proxy access provisions already provide our stockholders with a meaningful opportunity to participate in corporate governance, without imposing undue burdens and costs on the Company.

The proposal and its supporting statement fail to address Celgene’s particular stockholders and the impact that the 20-stockholder limit has on the potential exercise of proxy access rights by our stockholders. Instead, the proponents refer to an August 2015 position paper of the Council of Institutional Investors that refers to unidentified research with respect to unidentified companies. The facts with respect to Celgene, on the other hand, based on the most recent filings with the Securities and Exchange Commission, are as follows:

Celgene Stockholders	Percentage of Total Shares Outstanding
Largest single stockholder	6.9%
3 largest, as a group	15.9%
10 largest, as a group	26.0%
20 largest, as a group	35.0%
100 largest, as a group	60.1%

Based on the concentration of stock ownership indicated above, the 20-stockholder limit on aggregation clearly is not a meaningful impediment to Celgene stockholders aggregating at least 3% of the total shares outstanding. Among the top 100 largest stockholders alone, there are countless combinations of two or more stockholders whose aggregate holdings would equal or exceed 3%. It is therefore not necessary to eliminate, as the Proponents propose, the now-conventional 20-stockholder aggregation limit in order to facilitate stockholder participation in the Company’s governance process.

CELGENE CORPORATION | 2018 Proxy Statement

The proposal would impose a burdensome and expensive administrative process on the Company.

The Company believes that a 20-stockholder aggregation limit properly balances the availability of the proxy access By-law, on the one hand, and the burden and expense to the Company of administering the proxy access By-law, on the other. When a stockholder group submits a nominee pursuant to the proxy access By-law, the Company will be obliged to confirm the eligibility of each member of the group. If the 20-stockholder limit were removed, the Company would be required to undertake that confirmation process with respect to potentially large numbers of stockholders comprising potentially multiple groups. Such process would not only burden the Company, but would also potentially delay or inhibit the exercise of proxy access rights by other stockholders.

For the foregoing reasons, the Board unanimously recommends that you vote “AGAINST” the adoption of this stockholder proposal. Proxies solicited by the Board of Directors will be voted “AGAINST” this proposal unless a stockholder indicates otherwise in the proxy.

RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE AGAINST THE ADOPTION OF PROPOSAL FOUR

CELGENE CORPORATION | 2018 Proxy Statement

PROPOSAL FIVE:   (Stockholder Proposal)
The stockholder proposal set forth below was submitted to the Company by John Chevedden, a purported owner of shares of our Common Stock having a minimum value as set forth in Rule 14a-8 of the Exchange Act allowing submission of proposals by stockholders meeting certain requirements. Mr. Chevedden’s proposal is printed below verbatim, and we have not endeavored to correct any erroneous statements or typographical errors contained therein. The Company is not responsible for the contents of this proposal or the supporting statement of Mr. Chevedden. Mr. Chevedden has advised the Company that he intends to present the proposal at our Annual Meeting. Our Board recommends a vote against the proposal for the reasons set forth following the proposal.
“Proposal [5] - Independent Board Chairman
Shareholders request our Board of Directors to adopt as policy, and amend our governing documents as necessary, to require henceforth that the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. The Board would have the discretion to phase in this policy for the next CEO transition, implemented so it does not violate any existing agreement.
If the Board determines that a Chairman who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chairman. This proposal requests that all the necessary steps be taken to accomplish the above.
Caterpillar is an example of a company recently changing course and naming an independent board chairman. Caterpillar had strongly opposed a shareholder proposal for an independent board chairman as recently as its 2016 annual meeting. Wells Fargo also changed course and named an independent board chairman in 2016.
It was reported that 53% of the Standard & Poors 1,500 firms separate these 2 positions (2015 report): Chairman and CEO. This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%-support at Netflix.
Having a board chairman who is independent of management is a practice that will promote greater management accountability to shareholders and lead to a more objective evaluation of management.
An independent chairman is more important at Celgene Corporation since our Chairman, Robert Hugin, and our Lead Director, Michael Casey, each had more than 15-years long-tenure. Mr. Casey also had additional influence on the company because he was assigned positions on our Executive Pay Committee and on our Nomination Committee. Long-tenure can impair the independence of a director — no matter how well qualified. Independence is a priceless attribute in a Lead Director.
Mr. Casey also received the shareholder dissatisfaction of more than 30% in negative votes while running unopposed. Michael Friedman, Ernest Mario and Gilla Kaplan also received more than 30% in negative votes each. Our management could explain the reason for this high level of shareholder dissatisfaction in its statement that will accompany this proposal.
Please vote to enhance the oversight of our CEO:
Independent Board Chairman - Proposal [5]”
BOARD STATEMENT OPPOSING PROPOSAL FIVE

The Board has concluded that this stockholder proposal is not in the best interest of the Company and its stockholders because it would restrict the Board in choosing the leadership structure that best serves the Company’s stockholders. The Board believes that the decision at any given time to separate the roles of Chairman and Chief Executive Officer should be based on the specific circumstances of the company; the independence, experience, and capabilities of its directors; and the leadership provided by its Chief Executive Officer. At this time, the Board believes that Celgene and its stockholders are best served by having the Chief Executive Officer also serve as the Chairman of the Board and having a strong board and independent Lead Director.

We believe our robust corporate governance policies and practices, including the independence of all but two members of the current Board, the wholly-independent committees of the Board, and the role and functioning of the Board’s independent Lead Director, empower our independent directors to effectively oversee our management — including the performance of the Chief Executive Officer — and provide an effective and balanced governance structure. The Board recommends that you vote AGAINST this proposal.

Retaining flexibility in determining the Company’s leadership structure best serves the Company’s long-term interests.

In accordance with the Company’s Corporate Governance Guidelines, the Board determines “whether, at any given point in time, the roles of the Chief Executive Officer and Chair of the Board will be separate or combined.” Retaining this flexibility allows the Board to adapt to the changing circumstances that may confront the Company’s business.

CELGENE CORPORATION | 2018 Proxy Statement

In practice, the Board has used its authority on a number of occasions to alter the Board leadership structure to best serve the Company’s evolving needs. From 2011 to 2016, the Board combined the Chairman and Chief Executive Officer roles, with Robert J. Hugin serving in both capacities. Immediately before then, Dr. Sol Barer was Executive Chairman of the Board and Mr. Hugin was Chief Executive Officer. In 2016, the Board changed the leadership structure again, elevating Mr. Hugin to Executive Chairman and appointing Mark J. Alles Chief Executive Officer. With Mr. Hugin’s retirement from the Board in February 2018, the Board again assessed the Company’s needs and determined that Mr. Alles should serve as Chairman of the Board as well as Chief Executive Officer. These changes demonstrate the importance of retaining the Board’s flexibility to make changes in the Company’s leadership structure at any time it believes it appropriate to do so.

The Board’s independence is assured by its composition, the composition of its committees, its practices and its independent Lead Director.

Currently, twelve of the thirteen members of the Board are non-employee directors, eleven of whom are “independent” within the meaning of Rule 5605(a)(2) of the Nasdaq Listing Rules. After Dr. Kaplan’s retirement from the Board is effective in June 2018, ten of our remaining twelve board members will be independent. In addition, the Board’s Audit, Compensation, and Nominating Committees are comprised solely of independent directors. The wholly-independent committees, among many other things, evaluate the performance and determine the compensation of the Chief Executive Officer, whether or not the Chief Executive Officer is also the Chairman of the Board.

Executive sessions of the independent directors are held in connection with each regularly scheduled meeting of the Board, and any recommendations from those meetings are conveyed to the Chairman and Chief Executive Officer by the independent Lead Director, Michael D. Casey. Mr. Casey is a former Chairman, President and Chief Executive Officer of Matrix Pharmaceutical, Inc. and has been the independent Lead Director of the Company since June 2007. Mr. Casey provides strong independent leadership on the Board. In accordance with the Company’s Corporate Governance Guidelines and committee charters, the independent Lead Director:

• provides guidance concerning, and approval of, the agenda for each Board meeting;
• presides over executive sessions of the independent directors that are held in connection with each regular meeting of the Board;
• communicates with the Chairman and Chief Executive Officer after each executive session to provide feedback and to effectuate the decisions and recommendations of the independent directors;
• serves as Chair of the Nominating, Governance, and Compliance Committee, and in that capacity leads the annual board evaluation;
• plays a leading role in the annual performance evaluation of the CEO, and in CEO succession planning, including through service on the Compensation Committee; and
• acts as liaison between the independent directors and management on a regular basis and when communication out of the ordinary course is appropriate.

Mr. Casey is actively involved with the Company and devotes a significant amount of time and energy to fulfilling his responsibilities as Lead Director. He provides guidance with respect to, and approves, the agenda and the materials for each meeting of our Board of Directors and certain committees of our Board. He meets regularly, and works closely with, our Chairman and Chief Executive Officer and other senior members of management, as well as with other management and non-management employees. He also facilitates communication among the directors on our Board and speaks regularly with the independent chairs of Board committees and with each independent director, promoting the candid exchange of ideas among Board members.

The strong leadership role of the Board’s independent directors in the oversight of the Company is evident from the largely independent composition of the Board, the exclusively independent composition of the Board’s Audit, Compensation and Nominating Committees, and the functioning of the Board’s independent directors and independent Lead Director.

For the foregoing reasons, the Board unanimously recommends that you vote “AGAINST” the adoption of this stockholder proposal. Proxies solicited by the Board of Directors will be voted “AGAINST” this proposal unless a stockholder indicates otherwise in the proxy.

RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE AGAINST THE ADOPTION OF PROPOSAL FIVE

CELGENE CORPORATION | 2018 Proxy Statement

PROCEDURES FOR STOCKHOLDER PROPOSALS
Stockholders wishing to include proposals in the proxy materials in relation to our Annual Meeting of Stockholders to be held on or about June 12, 2019 must submit the same in writing, by mail, first-class postage pre-paid, to Celgene Corporation, 86 Morris Avenue, Summit, New Jersey 07901, Attention: Corporate Secretary, which must be received at our executive office on or before December 31, 2018. Such proposals must also meet the other requirements and procedures prescribed by Rule 14a-8 under the Exchange Act relating to stockholders’ proposals.
Stockholders who intend to present a proposal at the 2019 Annual Meeting, without including such proposal in our proxy statement, must provide our Corporate Secretary with written notice of such proposal between the close of business on March 14, 2019 and the close of business on April 13, 2019; provided that in the event that less than 70 days’ notice or prior public disclosure of the date of the 2019 Annual Meeting is given or made to stockholders, notice by the stockholder (in order to be timely) must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the 2019 Annual Meeting was mailed or such public disclosure of the date of the 2019 Annual Meeting was made, whichever first occurs. If the stockholder does not also comply with the requirements of Rule 14a-4(c) under the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.
A stockholder (or a group of up to 20 stockholders) owning at least 3% of our shares continuously for at least three years and has complied with the other requirements in our By-laws may nominate and include in our proxy materials director nominees constituting up to 20% of our Board or two persons, whichever is greater. Written notice of a proxy access nomination for inclusion in our proxy materials for the 2019 Annual Meeting must be received by the Corporate Secretary at the address above not earlier than the close of business on December 1, 2018, and not later than the close of business on December 31, 2018; provided, that in the event the date of the 2019 Annual Meeting is more than 30 days before or more than 70 days after April 30, 2019, then such notice must be so delivered not earlier than the close of business on the 150th day prior to the 2019 Annual Meeting and no later than the close of business on the later of the 120th day prior to the 2019 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2019 Annual Meeting is first made by the Company.
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS
To the extent we deliver a paper copy of the proxy materials to stockholders, the SEC rules allow us to deliver a single copy of proxy materials to any household at which two or more stockholders reside, if we believe the stockholders are members of the same family.
We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at the same address as another stockholder and currently receiving only one copy of the proxy materials who wishes to receive his or her own copy. Requests should be directed to our Corporate Secretary by phone at (908) 673-9000 or by mail to Celgene Corporation, 86 Morris Avenue, Summit, New Jersey 07901. Any stockholders residing at the same address and currently receiving separate copies of the proxy materials who wish to receive only one copy of the proxy materials for the household may request that only a single copy be sent to the household. Requests should be directed to our Corporate Secretary by phone at (908) 673-9000 or by mail to Celgene Corporation, 86 Morris Avenue, Summit, New Jersey 07901.
OTHER MATTERS
Upon written request addressed to our Corporate Secretary at 86 Morris Avenue, Summit, New Jersey 07901 from any person solicited herein, we will provide, at no cost, a copy of our fiscal 2017 Annual Report on Form 10-K filed with the SEC.
Our Board of Directors does not know of any matter to be brought before the Annual Meeting other than the matters set forth in the Notice of Annual Meeting of Stockholders and matters incident to the conduct of the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.
By Order of the Board of Directors,
Mark J. Alles
Chairman of the Board
And Chief Executive Officer
April 30, 2018

CELGENE CORPORATION | 2018 Proxy Statement

YOU HAVE THE OPTION OF VOTING YOUR PROXY VIA THE INTERNET AT WWW.PROXYVOTE.COM OR TOLL FREE VIA TOUCH-TONE PHONE AT 1-800-690-6903. YOU MAY VOTE UNTIL 11:59 P.M. EASTERN TIME ON JUNE 12, 2018.
ALTERNATIVELY, STOCKHOLDERS MAY CHOOSE TO VOTE BY MAIL VIA PROXY. IF YOU WISH TO VOTE BY PROXY, WE WILL PROMPTLY DELIVER, UPON ORAL OR WRITTEN REQUEST, A COPY OF THE PROXY MATERIALS TO YOU. WE WILL FILL YOUR REQUEST IN THREE BUSINESS DAYS. YOU MAY REQUEST PAPER OR E-MAIL DELIVERY BY CALLING 1-800-579-1639 OR BY MAIL TO CELGENE CORPORATION, 86 MORRIS AVENUE, SUMMIT, NEW JERSEY 07901, ATTENTION: INVESTOR RELATIONS.
UPON RECEIPT OF A PROXY CARD, YOU ARE REQUESTED TO DATE AND SIGN THE PROXY AND RETURN IT IN THE SELF-ADDRESSED ENVELOPE WHICH WE WILL PROVIDE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOUR PROMPT RESPONSE WILL BE HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

CELGENE CORPORATION | 2018 Proxy Statement

Appendix A
Use of Non-GAAP Financial Measures
In addition to financial information prepared in accordance with U.S. GAAP, this document also contains certain non-GAAP financial measures based on management’s view of performance including:
•
Adjusted research and development expense

•
Adjusted selling, general and administrative expense

•
Adjusted operating margin

•
Adjusted net income

•
Adjusted earnings per share

Management uses such measures internally for planning and forecasting purposes and to measure the performance of the Company. We believe these adjusted financial measures provide useful and meaningful information to us and investors because they enhance investors’ understanding of the continuing operating performance of our business and facilitate the comparison of performance between past and future periods. These adjusted financial measures are non-GAAP measures and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. When preparing these supplemental non-GAAP financial measures we typically exclude certain GAAP items that management does not consider to be normal, recurring, cash operating expenses but that may not meet the definition of unusual or non-recurring items. Other companies may define these measures in different ways. The following categories of items are excluded from adjusted financial results:
Acquisition and Divestiture-Related Costs:   We exclude the impact of certain amounts recorded in connection with business combinations and divestitures from our adjusted financial results that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing. These amounts may include non-cash items such as the amortization of acquired intangible assets, amortization of purchase accounting adjustments to inventories, intangible asset impairment charges and expense or income related to changes in the estimated fair value measurement of contingent consideration. We also exclude transaction and certain other cash costs associated with business acquisitions and divestitures that are not normal recurring operating expenses, including severance costs which are not part of a formal restructuring program.
Share-based Compensation Expense:   We exclude share-based compensation from our adjusted financial results because share-based compensation expense, which is non-cash, fluctuates from period to period based on factors that are not within our control, such as our stock price on the dates share-based grants are issued.
Collaboration-related Upfront Expenses:   We exclude collaboration-related upfront expenses from our adjusted financial results because we do not consider them to be normal, recurring operating expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing. Upfront payments to collaboration partners are made at the commencement of a relationship anticipated to continue for a multi-year period and provide us with intellectual property rights, option rights and other rights with respect to particular programs. The variability of amounts and lack of predictability of collaboration-related upfront expenses makes the identification of trends in our ongoing research and development activities more difficult. We believe the presentation of adjusted research and development, which does not include collaboration-related upfront expenses, provides useful and meaningful information about our ongoing research and development activities by enhancing investors’ understanding of our normal, recurring operating research and development expenses and facilitates comparisons between periods and with respect to projected performance. All expenses incurred subsequent to the initiation of the collaboration arrangement, such as research and development cost-sharing expenses/reimbursements and milestone payments up to the point of regulatory approval are considered to be normal, recurring operating expenses and are included in our adjusted financial results.
Research and Development Asset Acquisition Expense:   We exclude costs associated with acquiring rights to pre-commercial compounds because we do not consider such costs to be normal, recurring operating expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing. Research and development asset acquisition expenses includes expenses to acquire rights to pre-commercial compounds from a collaboration partner when there will be no further participation from the collaboration partner or other parties. The variability of amounts and lack of predictability of research and development asset acquisition expenses makes the identification of trends in our ongoing research and development activities more difficult. We believe the presentation of adjusted research and development, which does not include research and development asset acquisition expenses, provides useful and meaningful information about our ongoing research and development activities by enhancing investors’ understanding of our normal, recurring operating research and development expenses and facilitates comparisons between periods and with respect to projected performance.

CELGENE CORPORATION | 2018 Proxy Statement

Restructuring Costs:   We exclude costs associated with restructuring initiatives from our adjusted financial results. These costs include amounts associated with facilities to be closed, employee separation costs and costs to move operations from one location to another. We do not frequently undertake restructuring initiatives and therefore do not consider such costs to be normal, recurring operating expenses.
Certain Other Items:   We exclude certain other significant items that may occur occasionally and are not normal, recurring, cash operating expenses from our adjusted financial results. Such items are evaluated on an individual basis based on both the quantitative and the qualitative aspect of their nature and generally represent items that, either as a result of their nature or magnitude, we would not anticipate occurring as part of our normal business on a regular basis. While not all-inclusive, examples of certain other significant items excluded from adjusted financial results would be: impairment charges for significant fair value adjustments to equity investments, significant litigation-related loss contingency accruals and expenses to settle other disputed matters, and changes in the carrying value of our equity investments beginning in 2018.
Estimated Tax Impact From Above Adjustments:   We exclude the net income tax impact of the non-tax adjustments described above from our adjusted financial results. The net income tax impact of the non-tax adjustments includes the impact on both current and deferred income taxes and is based on the taxability of the adjustment under local tax law and the statutory tax rate in the tax jurisdiction where the adjustment was incurred.
Non-Operating Tax Adjustments:   We exclude the net income tax impact of certain other significant income tax items, which are not associated with our normal, recurring operations (“Non-Operating Tax Items”), from our adjusted financial results. Non-Operating Tax Items include items which may occur occasionally and are not normal, recurring operating expenses (or benefits), including adjustments related to acquisitions, divestitures, collaborations, certain adjustments to the amount of unrecognized tax benefits related to prior year tax positions, the impact of tax reform legislation commonly referred to as the Tax Cuts and Jobs Act, the impact resulting from intra-entity transfers of assets other than inventory beginning in 2018, and other similar items. We also exclude excess tax benefits and tax deficiencies that arise upon vesting or exercise of share-based payments recognized as income tax benefits or expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing.
See the attached Reconciliation of GAAP to Adjusted (Non-GAAP) Net Income for explanations of the amounts excluded and included to arrive at the adjusted measures for the year ended December 31, 2017.

CELGENE CORPORATION | 2018 Proxy Statement

Celgene Corporation and Subsidiaries
Reconciliation of GAAP to Adjusted (Non-GAAP) Net Income
		Year Ended December 31, 2017
		(in millions, except per share data)
Net income — GAAP		$2,940
Before tax adjustments:
Cost of goods sold (excluding amortization of acquired intangible assets):
Share-based compensation expense	(1)	29
Research and development:
Share-based compensation expense	(1)	268
Collaboration-related upfront expense	(2)	765
Research and development asset acquisition expense	(3)	325
IPR&D asset impairment charge	(4)	1,620
Clinical trial & development activity wind-down charge	(4)	188
Selling, general and administrative:
Share-based compensation expense	(1)	347
Litigation-related loss contingency accrual expense	(5)	315
Amortization of acquired intangible assets	(6)	329
Acquisition related (gains) charges and restructuring, net:
Change in fair value of contingent consideration	(7)	(1,350)
Income tax provision:
Estimated tax impact from above adjustments	(8)	(686)
Non-operating tax adjustments	(9)	926
Net income — Adjusted		$6,016
Net income per common share — Adjusted
Basic		$7.72
Diluted		$7.44
Explanation of adjustments:
(1)
Exclude share-based compensation expense totaling $644.

(2)
Exclude upfront payment expense for research and development collaboration arrangements.

(3)
Exclude research and development asset acquisition expenses.

(4)
Exclude charges associated with the discontinuance of GED-0301 clinical trials in Crohn’s disease (Trials), including impairment of an IPR&D asset and other one-time charges related to wind-down costs associated with discontinuing the Trials and certain development activities.

(5)
Exclude loss contingency accrual expenses related to a civil litigation matter.

(6)
Exclude amortization of intangible assets acquired in the acquisitions of Pharmion Corp., Gloucester Pharmaceuticals, Inc. (Gloucester), Abraxis BioScience, Inc. (Abraxis), Celgene Avilomics Research, Inc. (Avila) and Quanticel Pharmaceuticals, Inc. (Quanticel).

(7)
Exclude changes in the fair value of contingent consideration related to the acquisitions of Gloucester, Abraxis, Avila, Nogra Pharma Limited (Nogra) and Quanticel, including the impact to the Nogra contingent consideration liabilities related to the discontinuance of the Trials.

(8)
Exclude the estimated tax impact of the above adjustments.

(9)
Exclude other non-operating tax expense items. The adjustments are to exclude expense of  $1,269 as a result of the implementation of the 2017 Tax Act, excess tax benefits related to the adoption of ASU 2016-09 (Compensation-Stock Compensation) of  $290, prior year tax benefits arising from a U.S. research and development and orphan drug tax credits study of  $55 and to exclude other adjustments totaling tax expense of  $2.

CELGENE CORPORATION | 2018 Proxy Statement

CELGENE CORPORATION
86 MORRIS AVENUE
SUMMIT, NJ 07901

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E46711-P01425 KEEP THIS PORTION FOR YOUR RECORDS

CELGENE CORPORATION

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

Nominees:

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	For	Against	Abstain
4. Advisory vote on stockholder proposal to request the Company's Board of Directors to amend the Company's proxy access by-law provision to eliminate the limit on the number of stockholders that can aggregate their shares to achieve the holding requirement for nomination of directors, described in more detail in the proxy statement.	☐	☐	☐
5. Advisory vote on stockholder proposal to request the Company's Board of Directors to adopt a policy and amend the Company's governing documents to require that the Chairman of the Board be an independent member, described in more detail in the proxy statement.	☐	☐	☐

	Yes	No
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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYE46711-P01425! ! !ForAllWithholdAllFor AllExceptFor Against AbstainFor Against Abstain! ! !! ! !! !! ! !! ! !To withhold authority to vote for any individualnominee(s), mark "For All Except" and write thenumber(s) of the nominee(s) on the line below.CELGENE CORPORATION86 MORRIS AVENUESUMMIT, NJ 07901VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic deliveryof information until 11:59 P.M. Eastern Time on June 12, 2018. Have your proxycard in hand when you access the web site and follow the instructions to obtainyour records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by Celgene Corporation in mailingproxy materials, you can consent to receiving all future proxy statements, proxycards and annual reports electronically via e-mail or the Internet. To sign upfor electronic delivery, please follow the instructions above to vote using theInternet and, when prompted, indicate that you agree to receive or access proxymaterials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions until11:59 P.M. Eastern Time on June 12, 2018. Have your proxy card in hand whenyou call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717.CELGENE CORPORATION1. Election of DirectorsNominees:The Board of Directors recommends that you voteFOR the following:01) Mark J. Alles02) Richard W. Barker, D. Phil., OBE03) Hans E. Bishop04) Michael W. Bonney05) Michael D. Casey06) Carrie S. Cox07) Michael A. Friedman, M.D.08) Julia A. Haller, M.D.09) Patricia A. Hemingway Hall10) James J. Loughlin11) Ernest Mario, Ph.D.12) John H. WeilandThe Board of Directors recommends you vote FORproposals 2 and 3:2. Ratification of the appointment of KPMG LLP as theCompany’s independent registered public accountingfirm for the fiscal year ending December 31, 2018.3. Approval, by non-binding vote, of executive compensationof the Company’s named executive officers.The Board of Directors recommends you vote AGAINSTproposals 4 and 5:4. Advisory vote on stockholder proposal to request theCompany's Board of Directors to amend the Company’sproxy access by-law provision to eliminate the limit on thenumber of stockholders that can aggregate their sharesto achieve the holding requirement for nomination ofdirectors, described in more detail in the proxy statement.5. Advisory vote on stockholder proposal to request theCompany’s Board of Directors to adopt a policy andamend the Company’s governing documents to requirethat the Chairman of the Board be an independentmember, described in more detail in the proxy statement.Please indicate if you plan to attend this meeting.NOTE: The shares represented by a proxy, when properly executed, will be voted in the manner directed therein and, in the discretion of the proxies, uponsuch other business as may properly come before the meeting. If no direction is made, this proxy will be voted FOR the nominees for the Board of Directorslisted in proposal 1, FOR proposals 2 and 3, and AGAINST proposals 4 and 5.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer.Yes NoSCAN TOVIEW MATERIALS & VOTE w

E46712-P01425Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Annual Report to Stockholders, including Annual Report on Form 10-K, Notice of Annual Meeting of Stockholders and Proxy Statement are available at www.proxyvote.com.CELGENE CORPORATIONAnnual Meeting of StockholdersJune 13, 2018This Proxy is Solicited on Behalf of the Board of DirectorsThe stockholder(s) hereby appoint(s) Mark J. Alles and Peter N. Kellogg, and each of them, as proxies, each with the power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Celgene Corporation (the “Company”) that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 P.M., Eastern Time, on June 13, 2018, at the offices of the Company,86 Morris Avenue, Summit, NJ 07901, and at any adjournment or postponement thereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE, FOR PROPOSALS 2 AND 3, AND AGAINST PROPOSALS 4 AND 5.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.Continued and to be signed on reverse side